                                REVOLVING CREDIT,
                      TRANCHE B LOAN AND SECURITY AGREEMENT

                            FLEET RETAIL FINANCE INC.
                          ADMINISTRATIVE, DOCUMENTATION
                            AND COLLATERAL AGENT FOR
                            THE LENDERS NAMED HEREIN

                            GMAC BUSINESS CREDIT, LLC
                                SYNDICATION AGENT

                          BACK BAY CAPITAL FUNDING LLC
                              THE TRANCHE B LENDER

                             MAYOR'S JEWELERS, INC.
                             MAYOR'S JEWELERS, INC.
                         AND THEIR DOMESTIC SUBSIDIARIES
                                  THE BORROWERS

                                 August 20, 2002

                                TABLE OF CONTENTS


DEFINITIONS AND RULES OF INTERPRETATION..............................................  1
        1.1  Definitions.............................................................  1
2.  THE REVOLVING CREDIT FACILITY....................................................  26
        2.1.   Commitment to Lend....................................................  26
        2.2.   Maturity..............................................................  27
        2.3.   Unused Fee............................................................  27
        2.4.   Reduction of Commitment...............................................  27
        2.5.   Mandatory Repayments of Revolving Credit Loans........................  28
        2.6.   Optional Repayments of Revolving Credit Loans.........................  28
        2.7.   The Loan Account and Revolving Credit Notes...........................  28
               2.7.1.   Loan Account.................................................  28
               2.7.2.   Revolving Credit Notes.......................................  29
        2.8.   Interest on Revolving Credit Loans....................................  29
               2.8.1.   Accrual of Interest..........................................  29
               2.8.2.   Automatic Debit of Interest..................................  30
        2.9.   Requests for Revolving Credit Loans...................................  30
               2.9.1.   General......................................................  30
               2.9.2.   Swing Line...................................................  30
        2.10.  Funds for Revolving Credit Loan.......................................  31
               2.10.1.  Funding Procedures...........................................  31
               2.10.2.  Advances by Administrative Agent.............................  31
               2.10.3.  Limitation of Liability......................................  32
        2.11.   Borrowing Base/Reductions to Availability............................  32
               2.11.1.  Change in Borrowing Base.....................................  32
               2.11.2.  Risk of Value of Collateral..................................  32
               2.11.3.  Reductions to Availability...................................  33
        2.12.  Settlements...........................................................  33
               2.12.1.  General......................................................  33
               2.12.2.  Failure to Make Funds Available..............................  33
               2.12.3.  No Effect on Other Lenders...................................  34
        2.13.  Repayments of Revolving Credit Loans Absent an Event of Default.......  34
               2.13.1.  Credit for Funds Received in Concentration Account.(a).......  34
               2.13.2.  Application of Payments Absent an Event of Default...........  35
        2.14.  Repayments of Revolving Credit Loans After Event of Default...........  35
        2.15.  OverLoans and Protective OverAdvances.................................  36
               2.15.1.  Protective OverAdvances......................................  36
               2.15.2.  OverLoans....................................................  36
               2.15.3.  No Obligation to Provide OverLoans...........................  36
3.  THE TRANCHE B FACILITY...........................................................  36
        3.1.   Commitment to Lend....................................................  36
        3.2.   The Tranche B Loan Note...............................................  36
        3.3.   Payments of Principal of Tranche B Loan...............................  36
        3.4.   Interest on Tranche B Loan............................................  37
        3.5.   Tranche B Loan Anniversary Fee........................................  38

        3.6.   Payments on Account of Tranche B Loan ............................. 38
        3.7.   Buyout Option ..................................................... 38
4.  LETTERS OF CREDIT ............................................................ 39
        4.1.  Letter of Credit Commitments ....................................... 39
               4.1.1.  Commitment to Issue Letters of Credit ..................... 39
               4.1.2.  Letter of Credit Applications ............................. 39
               4.1.3.  Terms of Letters of Credit ................................ 39
               4.1.4.  Reimbursement Obligations of Revolving Credit Lenders ..... 40
               4.1.5.  Participations of Revolving Credit Lenders ................ 40
        4.2.  Reimbursement Obligation of the Borrowers .......................... 40
        4.3.  Letter of Credit Payments .......................................... 41
        4.4.  Obligations Absolute ............................................... 41
        4.5.  Reliance by Issuer ................................................. 42
        4.6.  Letter of Credit Fee ............................................... 42
        4.7.  Existing Letters of Credit ......................................... 43
5.  CERTAIN GENERAL PROVISIONS ................................................... 43
               5.1.    Agent Fees ................................................ 43
               5.1.1   Administrative Agent Fees ................................. 43
               5.1.2   Syndication Agent Fees .................................... 43
               5.2.    Tranche B Lender Fees ..................................... 43
        5.3.  Funds for Payments ................................................. 43
               5.3.1.  Payments to Administrative Agent .......................... 43
               5.3.2.  No Offset, etc ............................................ 43
        5.4.  Computations ....................................................... 44
        5.5.  Additional Costs, etc .............................................. 44
        5.6.  Certificate ........................................................ 46
        5.7.  Interest After Default ............................................. 46
        5.8.  Fees Non-Refundable ................................................ 46
        5.9.  Concerning Joint and Several Liability of the Borrowers ............ 46
6.  COLLATERAL SECURITY AND GUARANTIES ........................................... 47
        6.1.  Grant of Security Interest ......................................... 47
        6.2.  Authorization to File Financing Statements ......................... 48
        6.3.  Other Actions ...................................................... 48
               6.3.1.  Promissory Notes and Tangible Chattel Paper................ 48
               6.3.2.  Deposit Accounts........................................... 49
               6.3.3.  Investment Property........................................ 49
               6.3.4.  Collateral in the Possession of a Bailee................... 50
               6.3.5.  Electronic Chattel Paper and Transferable Records.......... 50
               6.3.6.  Letter-of-credit Rights.................................... 50
               6.3.7.  Commercial Tort Claims..................................... 50
               6.3.8.  Other Actions as to any and all Collateral................. 50
        6.4.  Relation to Other Security Documents................................ 51
               6.4.1.  Stock Pledge Agreement..................................... 51
               6.4.2.  Trademark Assignments...................................... 51
7  REPRESENTATIONS AND WARRANTIES................................................. 52
        7.1.  Corporate Authority................................................. 52
               7.1.1.  Incorporation; Good Standing............................... 52
               7.1.2.  Authorization.............................................. 52

               7.1.3.  Enforceability...............................................   52
        7.2.   Governmental Approvals...............................................   52
        7.3.   Title to Properties; Leases..........................................   53
        7.4.   Financial Statements and Projections.................................   53
               7.4.1.  Fiscal Year..................................................   53
               7.4.2.  Financial Statements.........................................   53
               7.4.3.  Projections..................................................   53
        7.5.   No Material Adverse Changes, etc. Except as set forth on Schedule
               7.5 hereto,..........................................................   53
        7.6.   Franchises, Patents, Copyrights, etc.................................   54
        7.7.   Litigation...........................................................   54
        7.8.   No Materially Adverse Contracts, etc.................................   54
        7.9.   Compliance with Other Instruments, Laws, etc.........................   54
        7.10.  Tax Status.  Except as set forth on Schedule 7.10 hereto,............   54
        7.11.  In Default...........................................................   54
        7.12.  Holding Company and Investment Company Acts..........................   55
        7.13.  Absence of Financing Statements, etc.................................   55
        7.14.  Collateral...........................................................   55
               7.14.1.  Perfection Certificate.  Each of............................   55
               7.14.2.  Nature of Collateral........................................   55
               7.14.3.  Perfection of Security Interest.............................   56
        7.15.  Certain Transactions.................................................   56
        7.16.  Employee Benefit Plans...............................................   56
               7.16.1.  In General..................................................   56
               7.16.2.  Terminability of Welfare Plans..............................   56
               7.16.3.  Guaranteed Pension Plans....................................   56
               7.16.4.  Multiemployer Plans.........................................   57
        7.17.  Use of Proceeds......................................................   57
               7.17.1.  General.....................................................   57
               7.17.2.  Regulations U and X.........................................   57
        7.18.  Environmental Compliance.............................................   57
        7.19.  Subsidiaries, etc....................................................   59
        7.20.  Bank Accounts; Credit Card Arrangements..............................   59
        7.21.  Labor Relations......................................................   59
        7.22.  Disclosure...........................................................   60
8.  AFFIRMATIVE COVENANTS...........................................................   60
        8.1.   Punctual Payment.....................................................   60
        8.2.   Notice of Change of Organization/Maintenance of Office...............   60
        8.3.   Records and Accounts.................................................   61
        8.4.   Financial Statements, Certificates and Information...................   61
        8.5.   Notices..............................................................   63
               8.5.1.  Defaults.....................................................   63
               8.5.2.  Environmental Events.........................................   63
               8.5.3.  Notification of Claim against Collateral.....................   63
               8.5.4.  Notice of Litigation and Judgments...........................   63
               8.5.5.  Notices Concerning Inventory Collateral......................   64
               8.5.6.  Change in Officers or Accountants............................   64
        8.6.   Legal Existence; Maintenance of Properties...........................   64
        8.7.   Insurance............................................................   65

               8.7.1.   Maintenance of Insurance..............................   65
               8.7.2.   Insurance Proceeds....................................   65
               8.7.3.   Continuation of Insurance.............................   66
        8.8.  Taxes...........................................................   66
        8.9.  Inspection of Properties and Books, etc.........................   66
               8.9.1.   General...............................................   66
               8.9.2    Collateral Reports; Physical Inventories..............   66
               8.9.4.   Communications with Accountants and other Persons.....   68
        8.10.  Compliance with Laws, Contracts, Licenses, and Permits.........   68
        8.11.  Employee Benefit Plans.........................................   68
        8.12.  Use of Proceeds................................................   68
        8.13.  Additional Mortgaged Property..................................   68
        8.14.  Bank Accounts..................................................   69
               8.14.1.  General...............................................   69
               8.14.2.  Acknowledgment of Application.........................   69
        8.15.  Covenants Concerning Collateral, Etc...........................   69
        8.16.  Further Assurances.............................................   70
9.  CERTAIN NEGATIVE COVENANTS................................................   70
        9.1.   Restrictions on Indebtedness...................................   70
        9.2.   Restrictions on Liens..........................................   71
               9.2.1.   Permitted Liens.......................................   71
               9.2.2.   Restrictions on Negative Pledges and Upstream
               Limitations....................................................   72
        9.3.   Restrictions on Investments....................................   72
        9.4.   Restricted Payments............................................   73
        9.5.   Merger, Consolidation and Disposition of Assets................   73
               9.5.1.   Mergers and Acquisitions..............................   74
               9.5.2.   Disposition of Assets.................................   74
        9.6.   Sale and Leaseback.............................................   74
        9.7.   Compliance with Environmental Laws.............................   74
        9.8.   Employee Benefit Plans.........................................   74
        9.9.   Business Activities; Permitted Store Closings..................   75
        9.10.  Fiscal Year....................................................   75
        9.11.  Transactions with Affiliates...................................   75
        9.12.  Bank Accounts..................................................   76
        9.13.  Interest Rate Agreements.......................................   76
10.  FINANCIAL COVENANTS......................................................   76
        10.1.  Capital Expenditures...........................................   76
        10.2   Minimum Accounts Payable to Inventory..........................   77
11.   CLOSING CONDITIONS......................................................   77
        11.1.  Loan Documents.................................................   77
        11.2.  Certified Copies of Governing Documents and Birks Documents....   77
        11.3.  Corporate or Other Action......................................   78
        11.4.  Incumbency Certificate.........................................   78
        11.5.  Validity of Liens..............................................   78
        11.6.  Perfection Certificates and UCC Search Results.................   78
        11.7.  Taxes..........................................................   78
        11.8.  Certificates of Insurance......................................   78

        11.9.  Control Agreements; Credit Card Clearing House.....................   78
        11.10. Borrowing Base Report..............................................   79
        11.11. Minimum Day One Availability.......................................   79
        11.12. Accounts Receivable Aging Report...................................   79
        11.13. Opinion of Counsel.................................................   79
        11.14. Private Label Accounts.............................................   79
        11.15. Investment by Birks................................................   79
        11.16. Settlement Agreements with Landlords...............................   79
        11.17. Payment of Fees....................................................   80
        11.18. Payoff Letter......................................................   80
        11.19. Rolex Agreements...................................................   80
        11.20. Fairness Opinion...................................................   80
        11.21. Delivery of the Birks Closing Date Note and Allonge Endorsement....   80
12.  CONDITIONS TO ALL BORROWINGS.................................................   80
        12.1.  Representations True; Not In Default...............................   80
        12.2.  No Legal Impediment................................................   81
        12.3.  Proceedings and Documents..........................................   81
        12.4.  Borrowing Base Report..............................................   81
        12.5.  Material Adverse Change............................................   81
        12.6.  Sales Taxes........................................................   81
13.  EVENTS OF DEFAULT; ACCELERATION; ETC.........................................   81
        13.1.  Events of Default and Acceleration.................................   81
        13.2.  Termination of Commitments.........................................   84
        13.3.  Remedies...........................................................   85
               13.3.1.  General...................................................   85
               13.3.2.  Securities and Deposits...................................   86
               13.3.3.  Notification to Account Debtors and Other Persons
               Obligated on Collateral............................................   86
               13.3.4.  Standards for Exercising Rights and Remedies..............   86
        13.4.  Distribution of Collateral Proceeds................................   87
14.  THE AGENTS...................................................................   89
        14.1.  Authorization......................................................   89
        14.2.  Employees and Administrative Agents................................   89
        14.3.  No Liability.......................................................   89
        14.4.  No Representations.................................................   90
               14.4.1.  General...................................................   90
               14.4.2.  Closing Documentation, etc................................   90
        14.5.  Payments...........................................................   90
               14.5.1.  Payments to Administrative Agent..........................   91
               14.5.2.  Distribution by Administrative Agent......................   91
               14.5.3.  Delinquent Lenders........................................   91
        14.6.  Holders of Notes...................................................   92
        14.7.  Indemnity..........................................................   92
        14.8.  Administrative Agent as Lender.....................................   92
        14.9.  Resignation........................................................   92
        14.10. Notification if Default Exists.....................................   92
        14.11. Duties in the Case of Enforcement..................................   93
        14.12. Agents' Obligations and Duties with Regard to Collateral...........   93

15.   ASSIGNMENT AND PARTICIPATION...............................................   93
        15.1.  Conditions to Assignment..........................................   93
               15.1.1  Conditions to Assignment by Revolving Credit Lenders......   93
               15.1.2. Conditions to Assignment by Tranche B Lender..............   94
        15.2.  Certain Representations and Warranties; Limitations; Covenants....   94
        15.3.  New Notes.........................................................   96
        15.4.  Participations....................................................   96
        15.5.  Assignee or Participant Affiliated with the Borrowers.............   96
        15.6.  Miscellaneous Assignment Provisions...............................   97
        15.7.  Assignment by Borrowers...........................................   97
16.   PROVISIONS OF GENERAL APPLICATIONS.........................................   97
        16.1.  Setoff............................................................   97
        16.2.  Expenses..........................................................   98
        16.3.  Indemnification...................................................   99
        16.4.  Treatment of Certain Confidential Information.....................   100
               16.4.1.  Confidentiality..........................................   100
               16.4.2.  Prior Notification.......................................   101
               16.4.3.  Other....................................................   101
        16.5.  Survival of Covenants, Etc........................................   101
        16.6.  Notices...........................................................   102
        16.7.  Governing Law.....................................................   103
        16.8.  Headings..........................................................   103
        16.9.  Counterparts......................................................   103
        16.10. Entire Agreement, Etc.............................................   103
        16.11. Waiver of Jury Trial..............................................   103
        16.12. Consents, Amendments, Waivers, Etc................................   104
        16.13. Power of Attorney.................................................   107
               16.13.1.  Appointment and Powers of Administrative Agent..........   107
               16.13.2.  Ratification by Borrowers...............................   107
               16.13.3.  No Duty on Administrative Agent.........................   108
        16.14. Suretyship Waivers by the Borrowers...............................   108
        16.15. Marshalling.......................................................   108
        16.16. Severability......................................................   108

                                    Exhibits


Exhibit A             Form of Borrowing Base Report
Exhibit B             Form of Revolving Credit Note
Exhibit C             Form of Loan Request
Exhibit D             Form of Tranche B Note
Exhibit E             Form of Compliance Certificate
Exhibit F(i)          Assignment and Acceptance / Revolving Credit
Exhibit F(ii)         Assignment and Acceptance / Tranche B Loan


                                  Schedules

Schedule 1            Lenders and Commitments
Schedule 1A           Appraised Inventory Tranche B Percentage
Schedule 2.11.1       Reserves
Schedule 7.3          Title to Properties; Leases
Schedule 7.5          Material Adverse Changes
Schedule 7.8          Contracts
Schedule 7.10         Tax Status
Schedule 7.18         Environmental Compliance
Schedule 7.19         Subsidiaries Etc.
Schedule 7.20(a)      Deposit Accounts
Schedule 7.20 (b)     Credit Card Arrangements
Schedule 8.4(i)       Other Reports
Schedule 8.7.1        Insurance Policies
Schedule 8.10         Noncompliance with Laws, Contracts, Licenses and Permits
Schedule 9.1          Existing Indebtedness
Schedule 9.2          Existing Liens
Schedule 9.3          Existing Investments
Schedule 9.9          Permitted Store Closings

--------------------------------------------------------------------------------

REVOLVING CREDIT, TRANCHE B
LOAN AND SECURITY AGREEMENT                       FLEET RETAIL FINANCE INC.
                                                  ADMINISTRATIVE,
                                                  DOCUMENTATION AND
                                                  COLLATERAL AGENT

--------------------------------------------------------------------------------

                                                           As of August 20, 2002

This REVOLVING CREDIT, TRANCHE B LOAN AND SECURITY AGREEMENT is made by and among

                  Fleet Retail Finance Inc. (in such capacity, herein the "Administrative Agent"), a Delaware corporation, with offices at 40 Broad Street, Boston, Massachusetts 02109 as agent for itself and such other lending institutions,

         and

                  Fleet Retail Finance Inc., a Delaware corporation ("FRFI"), with offices at 40 Broad Street, Boston, Massachusetts 02109,

         and

                  GMAC Business Credit, LLC, a Delaware limited liability company ("GMACBC"), with offices at 3000 Town Center, Suite 280, Southfield, Michigan 48075, as syndication agent,

         and

                  Back Bay Capital Funding LLC, a Delaware limited liability company, with offices at 40 Broad Street, Boston, Massachusetts 02109, as Tranche B Lender,

         and

                  Mayor's Jewelers, Inc. ("Mayor's"), a Delaware corporation and Mayor's Jewelers, Inc. ("Mayor's Fla"), a Florida corporation, each having its principal place of business at 14051 Northwest 14(th) Street, Sunrise, FL 33323 and the other Domestic Subsidiaries of Mayor's parties hereto.

In consideration of the mutual covenants contained herein and benefits derived herefrom

                                   WITNESSETH:

                    DEFINITIONS AND RULES OF INTERPRETATION.

                  1.1 DEFINITIONS. The following terms shall have the meanings set forth in this ss.1 or elsewhere in the provisions of this Agreement referred to below:

Accounts Receivable. All rights of the Borrowers or any of their Subsidiaries to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of the Borrowers or any of their Subsidiaries to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on the books of account in accordance with GAAP.

ACH.     Automated clearing house.

Administrative Agent. Fleet Retail Finance Inc., acting as agent for the Lenders and each other Person appointed as the successor Administrative Agent in accordance with ss.14.9.

Administrative Agent Fee Letter. The fee letter dated as of August 20, 2002, among the Borrowers and the Administrative Agent.

Administrative Agent Fees. See ss.5.1.1.

Administrative Agent's Office. The Administrative Agent's office located at 40
         Broad Street, Boston, Massachusetts 02109, or at such other location as the Administrative Agent may designate from time to time.

Administrative Agent's Special Counsel. Bingham McCutchen LLP or such other counsel as may be approved by the Administrative Agent.

Affiliate. Any Person that would be considered to be an affiliate of the Borrowers under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrowers were issuing securities.

Agents.  The Administrative Agent and the Syndication Agent.

Agent Fees.  The Administrative Agent Fees and the Syndication Agent Fees.

Agreement. This Revolving Credit, Tranche B Loan and Security Agreement, including the Schedules and Exhibits hereto.

Applicable Margin. The Applicable Margin for each calendar quarter shall be the applicable margin set forth below with respect to the average daily level of Availability during the previous calendar quarter; provided, however, that during the four complete calendar quarters following the Closing Date, the Applicable Margin will be set at Level II if the table would otherwise indicate that the Applicable Margin was to be based on Level I:

                 LEVEL             AVAILABILITY           APPLICABLE
                                                            MARGIN
                 -----             ------------           ----------
                  I         Greater than or equal to        1.25%
                                   $10,000,000

                  II        Greater than or equal to        1.50%
                            $5,000,000 and less than
                                   $10,000,000

                  III       Less than $5,000,000            1.75%

Applicable Pension Legislation. At any time, any pension or retirement benefits legislation (be it national, federal, provincial, territorial or otherwise) then applicable to the Borrowers or any of their Subsidiaries.

Appraised A/R Liquidation Value. The product of (a) the net book value of Private Label Accounts multiplied by (b) the percentage determined from the then most recent appraisal of Private Label Accounts undertaken at the request of the Administrative Agent, to reflect the appraised estimate of the net recovery on the Private Label Accounts on a forced liquidation basis.

Appraised A/R Percentage. 90%.

Appraised A/R Tranche B Percentage. 95%.

Appraised Inventory Liquidation Value. With respect to each Eligible Inventory
         Category, the product of (a) the Cost of Eligible Inventory (net of Inventory Reserves) of such Eligible Inventory Category multiplied by
         (b) that percentage, determined from the then most recent appraisal of the Borrowers' Inventory undertaken at the request of the Administrative Agent, to reflect the appraiser's estimate of the net recovery on the Borrowers' Inventory in the event of an in-store liquidation of that Inventory.

Appraised Inventory Tranche B Percentage. For each Eligible Inventory Category listed on Schedule 1A hereto, the Appraised Inventory Tranche B Percentage shall be equal to the percentage listed on Schedule 1A relating to the period in which the Tranche B Borrowing Base is being determined. With respect to additional Eligible Inventory Categories, the Appraised Inventory Tranche B Percentage shall be the percentage determined by the Administrative Agent and the Tranche B Lender.

Assignment and Acceptance. See ss.15.1.

Availability: The lesser of (a), (b) or (c), where:

         (a)      is the result of

                  (i)      The Total Commitment

                                 Minus

                  (ii) The Outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested).

                                 Minus

                  (iii) The Maximum Drawing Amount and all Unpaid Reimbursement Obligations.

                                 Minus

                  (iv)     The Availability Block.

         (b)      is the result of

                  (i)      The Borrowing Base

                                 Minus

                  (ii) The Outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested).

                                 Minus

                  (iii) The Maximum Drawing Amount and all Unpaid Reimbursement Obligations.

                                 Minus

                  (iv)     The Availability Block.

         (c)      is the result of

                  (i)      The Tranche B Borrowing Base

                             Minus

                  (ii) The Outstanding amount of the Revolving Credit Loans and Tranche B Loans (after giving effect to all amounts requested and including Tranche B Loan PIK Interest).

                             Minus

                  (iii) The Maximum Drawing Amount and all Unpaid Reimbursement Obligations.

                                  Minus

                  (iv)     The Availability Block.


Availability Block. $7,000,000 for the calendar months of July through December and $6,000,000 for the calendar months of January through June; provided, however, during a Restriction Period the Availability Block will be increased by the amount by which Minimum EBITDA exceeds actual EBITDA for the Reference Period as determined pursuant to the Compliance Certificate most recently delivered by the Borrowers pursuant to ss.8.4(d) (with adjustments to be made when new Compliance Certificates are delivered relating to new Reference Periods).

Availability Reserves. Such reserves as the Administrative Agent from time to time determines in the Administrative Agent's reasonable discretion as being appropriate (determined in accordance with its customary credit considerations) to reflect the impediments to the Administrative Agent's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on the following:

         (a)      lease reserves.

         (b)      Customer Credit Liabilities.

         (c) Taxes and other governmental charges which might have priority over the Collateral Interests of the Administrative Agent in the Collateral; provided, however, such taxes and other governmental charges shall not include ad valorem or sales tax to the extent that the Borrowers have paid such amounts as and when due.

         (d)      consignment accounts payable.

Balance Sheet Date. February 2, 2002

Base Rate. The higher of (a) the variable annual rate of interest so designated from time to time by Fleet National Bank as its "prime rate", such rate being a reference rate and not necessarily representing the lowest or best rate being charged to any customer, and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Fleet National Bank from three funds brokers of recognized standing selected by the Administrative Agent. Changes in the Base Rate resulting from any changes in Fleet

         National Bank's "prime rate" shall take place immediately without notice or demand of any kind.

Birks.   Henry Birks & Sons Inc.

Birks Closing Date Note. The Closing Date Note as defined in the Birks
         Documents.

Birks Documents. The Birks Investment Agreement, the Birks Management Agreement, the Birks Closing Date Note and the Birks Manufacturing Agreement.

Birks Investment Agreement. The Investment Agreement dated July 30, 2002 (as amended pursuant to that certain letter agreement, dated August 16,
         2002), between Mayor's and Birks, in the form delivered to the Administrative Agent on the Closing Date.

Birks Management Agreement. The Management Expense Reimbursement Agreement dated the Closing Date, between Mayor's and Birks, in the form delivered to the Administrative Agent on the Closing Date.

Birks Manufacturing Agreement. The Manufacturing and Sales Agreement dated the
         Closing Date, between Mayor's and Birks, in the form delivered to the Administrative Agent on the Closing Date.

Birks Management Payments. Payments made by the Borrowers to Birks pursuant to the Birks Management Agreement so long as such payments do not exceed $2,500,000 per fiscal year of Mayor's.

Birks Manufacturing Payments. Payments made by the Borrowers to Birks pursuant to the Birks Manufacturing Agreement.

Birks Permitted Payments. The Birks Management Payments and the Birks
         Manufacturing Payments.

Board of Directors. The Board of Directors of any Borrower or any committee thereof duly authorized to act on behalf of such Board.

Borrower(s). Mayor's and Mayor's Fla and the Domestic Subsidiaries of Mayor's and Mayor's Fla.

Borrowers' Representative. Mayor's.

Borrowing Base. The result of the following:

         (a) Eighty-five percent (85%) of the Appraised Inventory Liquidation Value of each Eligible Inventory Category.

                  Plus

         (b) For the period commencing on the Closing Date through October 31, 2002, the Appraised A/R Percentage of the Appraised A/R Liquidation Value.

                  Minus

         (c)      All applicable Reserves.

Borrowing Base Report. A Borrowing Base Report signed by the chief financial officer of the Borrowers' Representative and in substantially the form of Exhibit A hereto.

Business Day. Any day on which banking institutions in Boston, Massachusetts and New York, New York, are open for the transaction of banking business.

Buyout Acceptance Notice. See ss.3.7.

Buyout Exercise Notice. The Administrative Agent giving the Tranche B Lender notice that the Administrative Agent intends to grant, consent to, or otherwise approve, a sale or transfer by the Borrowers of assets at a time when an OverLoan exists or an OverLoan will exist, or is projected to exist, upon the completion of such sale or transfer.

Buyout Exercise Period. Any time (a) within sixty (60) days following any Standstill Termination Date or (b) within ten (10) days following the Tranche B Lender's receipt of a Buyout Exercise Notice.

Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

Capital Expenditures. Amounts paid or Indebtedness incurred by the Borrowers or any of their Subsidiaries in connection with (i) the purchase or lease by the Borrowers or any of their Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP or (ii) the lease of any assets by the Borrowers or any of their Subsidiaries as lessee under any Synthetic Lease to the extent that such assets would have been Capital Assets had the Synthetic Lease been treated for accounting purposes as a Capitalized Lease.

Capitalized Leases. Leases under which the Borrowers or any of their Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

Capital Stock. Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

Cash Equivalents. As to the Borrowers and their Subsidiaries, (a) securities issued or directly and fully guaranteed or insured by the United States of America and having a maturity of not more than six (6) months from the date of acquisition; (b) certificates of deposit, time deposits and eurodollar time deposits with maturities of six (6) months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six (6) months and overnight bank deposits, in each case, (i) with any Lenders or (ii) with any domestic commercial bank organized under the laws of the United States of America or any state thereof, in each case having a rating of not less than A or its equivalent by S&P or any successor and having capital and surplus in excess of $1,000,000,000; (c) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (a) and (b) above; and (d) any commercial paper or finance company paper issued by (i) any Lender or any holding company controlling any Lender or (ii) any other Person that is rated not less than "P-1" or "A-1" or their equivalents by Moody's or S&P or their successors.

CERCLA.  See ss.7.18(a).

Change of Control. At any time, the occurrence of one or more of the following events: (i) Birks shall cease to own directly or indirectly at least fifty-one percent (51%) of the Voting Stock and economic interests of Mayor's, (ii) Birks shall cease to have the power, directly or indirectly (including under any stockholders' agreement) to elect a majority of the directors of Mayor's, (iii) the replacement of a majority of the board of directors of Mayor's over a two-year period from the directors who constituted the board of directors of Mayor's, as applicable, at the beginning of such period, and such replacement shall not (1) have been approved by a vote of at least a majority of the board of directors of Mayor's, as applicable, then still in office who either were members of such board of directors at the beginning of such period or whose election as a member of such board of directors was previously so approved, or (2) have been elected or nominated for election by Birks or (iv) Mayor's shall cease to own directly one hundred percent (100%) of the Voting Stock and economic Interest of Mayor's Fla.

Closing Date. The first date on which the conditions set forth in ss.11 have been satisfied and any Revolving Credit Loans or Tranche B Loans are to be made or any Letter of Credit is to be issued hereunder.

Code.    The Internal Revenue Code of 1986.

Collateral. See ss.6.1.

Commitment. With respect to each Revolving Credit Lender, the amount set forth on Schedule 1 hereto as the amount of such Revolving Credit Lender's commitment to make Revolving Credit Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrowers, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero. With respect to the Tranche B Lender, the outstanding principal amount of the Tranche B Loan.

Commitment Percentage. With respect to each Revolving Credit Lender, the percentage set forth on Schedule 1 hereto as such Revolving Credit Lender's percentage of the aggregate Commitments of all of the Revolving Credit Lenders.

Compliance Certificate.  See ss.8.4(d).

Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of Mayor's and its Subsidiaries, consolidated in accordance with GAAP.

Consolidated Net Income (or Deficit). The consolidated net income (or deficit) of Mayor's and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, after eliminating therefrom all extraordinary nonrecurring items of income and expense.

Consolidated Total Interest Expense. For any period, the aggregate amount of interest required to be paid or accrued by the Borrowers and their Subsidiaries during such period on all Indebtedness of the Borrowers and their Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease or any Synthetic Lease, and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

Control Agreement(s). See ss.6.3.2.

Cost. The calculated cost of purchases, based upon the Borrowers' accounting practices, known to the Administrative Agent, which practices are in effect on the date on which this Agreement was executed as such calculated cost is determined from: invoices received by the Borrowers; the Borrowers' purchase journal; or the Borrowers' stock ledger. "Cost" does not include inventory capitalization costs or other non-purchase price charges (such as freight) used in the Borrowers' calculation of cost of goods sold. The Cost of Eligible Inventory will be determined in a manner consistent with the Borrowers' then current tracking practices, based on the Borrowers' stock ledger inventory.

Customer Credit Liability. Gift certificates, customer deposits, offsets, merchandise credits, layaway obligations, frequent shopping programs, and similar liabilities of the Borrowers and their Subsidiaries to their retail customers and prospective customers.

Default. Any occurrence, circumstance, or state of facts with respect to the Borrowers which (a) is an Event of Default; or (b) would become an Event of Default if any requisite notice were given and/or any requisite period of time were to run and such occurrence, circumstance, or state of facts were not absolutely cured within any applicable grace period.

Delinquent Lender. See ss.14.5.3.

Deposit Account. See ss.6.3.2.

Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of the Borrowers, other than dividends payable solely in shares of common stock of the Borrowers; the purchase, redemption, defeasance, retirement or other acquisition of any shares of any class of Capital Stock of the Borrowers, directly or indirectly through a Subsidiary of the Borrowers or otherwise (including the setting apart of assets for a sinking or other analogous fund to be used for such purpose); the return of capital by the Borrowers to their shareholders as such; or any other distribution on or in respect of any shares of any class of Capital Stock of the Borrowers.

Dollars or $. Dollars in lawful currency of the United States of America.

Domestic Subsidiaries. All Subsidiaries of Mayor's organized under the laws of the United States of America.

Drawdown Date. The date on which any Revolving Credit Loan or Tranche B
         Loans is made or is to be made.

EBITDA. With respect to any fiscal period, an amount equal to the sum of (a)
         Consolidated Net Income of Mayor's and its Subsidiaries for such fiscal period, plus (b) in each case to the extent deducted in the calculation of such Person's Consolidated Net Income and without duplication, (i) depreciation and amortization for such period, plus (ii) income tax expense for such period, plus (iii) Consolidated Total Interest Expense paid or accrued during such period, plus (iv) other noncash charges for such period, all as determined in accordance with GAAP; provided, however, that any items relating to the Israeli Subsidiary Assets and Accounts Receivable from Exclusive Diamonds International, Ltd. shall be excluded from the calculation of EBITDA.

Eligible Inventory. All of the Borrowers' Inventory at such locations, and of such types, character, qualities and quantities, as the Administrative Agent in its reasonable discretion (based on customary credit considerations of the Administrative Agent) from time to time determines to be acceptable for borrowing, as to which Inventory, the Administrative Agent has a perfected security interest which is prior and superior to all security interests, claims, and Liens.

Eligible Inventory Category. The categories of Inventory set forth below or such other categories as may be determined by the Agents and the Tranche B Lender from time to time in their reasonable discretion:

                           ELIGIBLE INVENTORY CATEGORY

                                 Basic Diamonds

                                Fashion Diamonds

                                 Colored Stones

                                     Pearls

                                  Gold Jewelry

                                 Estate Jewelry

                                  Rolex Watches

                                 Cartier Watches

                                  Other Watches

                                    Giftware

                                  Loose Stones

                                      Parts

Employee Benefit Plan. Any employee benefit plan within the meaning of ss.3(3) of ERISA maintained or contributed to by the Borrowers or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

Environmental Laws. See ss.7.18(a).

EPA. See ss.7.18(b).

ERISA. The Employee Retirement Income Security Act of 1974.

ERISA Affiliate. Any Person which is treated as a single employer with the Borrowers under ss.414(b), (c), (m) and (o) of the Code.

ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension
         Plan within the meaning of ss.4043 of ERISA and the regulations promulgated thereunder.

Event of Default. See ss.13.1.

Exempt DDA. A depository account maintained by any of the Borrowers, the only contents of which may be transfers from the Operating Account and actually used solely (i) for petty cash purposes; or (ii) for payroll, payroll taxes and other employee wages and benefit payments to or for the benefit of the Borrowers' salaried and hourly employees.

Existing Letters of Credit. The letters of credit issued pursuant to the Revolving Credit, Tranche B Loan and Security Agreement, dated as of May 30, 2002, by and among the Borrowers, FRFI and certain other lending institutions party thereto and FRFI, as administrative agent for itself and such other lending institutions party thereto.

Fees. Collectively, the Unused Fee, the Letter of Credit Fees, the
         Administrative Agent Fees, the Syndication Agent Fees and the Tranche B Lender Fees.

Financial Affiliate. A Subsidiary of the bank holding company controlling any Lender, which Subsidiary is engaging in any of the activities permitted by ss.4(e) of the Bank Holding Company Act of 1956 (12 U.S.C. ss.1843).

Fiscal. When followed by "month" or "quarter", the relevant fiscal period based on the Borrowers' fiscal year and accounting conventions. When followed by reference to a specific year, the fiscal year which begins in a month of the year to which reference is being made (e.g., if the Borrowers' fiscal year ends in January 2001 reference to that year would be to the Borrowers' "Fiscal 2000").

Fleet. Fleet National Bank, a national banking association.

Fleet Concentration Account. See ss.8.14.1.

Free Cash Flow. As at the end of any Reference Period (a) EBITDA for such period, minus (b) the sum of (i) Capital Expenditures for such period, plus (ii) Consolidated Total Interest Expense for such period, plus
         (iii) any mandatory repayments (whether scheduled or otherwise) of principal on any Indebtedness of the Borrowers and their Subsidiaries made during such period, plus (iv) cash payments for taxes paid during such period, plus (v) any prepayment of the Tranche B Loan made during such period, plus (vi) any Free Cash Flow Distributions made during such period.

Free Cash Flow Distributions.  See ss.9.4.

FRFI. Fleet Retail Finance Inc.

GAAP or generally accepted accounting principles. Principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time in the United States of America, and (ii) consistently applied with past financial statements of the Borrowers adopting the same principles, provided that in each case referred to in this definition of "GAAP" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied.

GMACBC. GMAC Business Credit, LLC.

Gordon Brothers. GB Retail Funding, LLC and its affiliates.

Governing Documents. With respect to any Person, its certificate or articles of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its Capital Stock.

Governmental Authority. Any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of ss.3(2) of ERISA maintained or contributed to by the Borrowers or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

Hazardous Substances.  See ss.7.18(b).

Indebtedness. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

         (a)      every obligation of such Person for money borrowed,

         (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

         (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

         (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

         (e)      every obligation of such Person under any Capitalized Lease,

         (f)      every obligation of such Person under any Synthetic Lease,

         (g) all sales by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

         (h) every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock issued by such Person or any rights measured by the value of such Capital Stock,

         (i) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "derivative contract"),

         (j) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

         (k) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (a) through (j) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

         The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (t) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (u) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (v) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Borrowers or any of their wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment,
         (w) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount, (x) any derivative contract shall be the maximum amount of any net termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred, (y) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price and (z) any guaranty or other contingent liability referred to in clause (k) shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty or other contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

Ineligible Securities. Securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. ss.24, Seventh), as amended.

Interest Payment Date. (a) With respect to any Revolving Credit Loan, the last day of the calendar month with respect to interest accrued during such calendar month, including, without limitation, the calendar month which includes the Drawdown Date of such Revolving Credit Loan and (b) following the occurrence of any Event of Default, with such frequency as may be determined by the Administrative Agent.

Interest Period. With respect to each Revolving Credit Loan, (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of the calendar month; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan and ending on the last day of the calendar month; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

         (A) if any Interest Period with respect to a Revolving Credit Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day; and

         (B) any Interest Period that would otherwise extend beyond the Maturity Date.

Interest Rate Agreement. Any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option agreement or other similar agreement or arrangement to which the Borrowers and the Administrative Agent is a party, designed to protect the Borrowers against fluctuations in interest rates.

Interim Concentration Account. Deposit Accounts (other than Local Accounts and the Fleet Concentration Account) with financial institutions which have entered into Control Agreements.

Inventory. With respect to the Borrowers, finished goods, work in progress and raw materials and component parts inventory owned by the Borrowers.

Inventory Reserves. Such reserves as may be established from time to time by the Administrative Agent in the Administrative Agent's discretion with respect to the determination of shrink, the saleability, at retail, of the Eligible Inventory, decreases in cumulative mark-ups from historical or industry norms, or which reflect such other factors as affect the market value of the Eligible Inventory.

Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

Israeli Subsidiary Assets. $1,924,910.35 owed by Exclusive Diamonds
         International, Ltd. to Mayor's pursuant to the judgment issued by the

         United States District Court, Southern District of Florida, on January 16, 2002, of which $400,000 remains unpaid as of the Closing Date.

Lender Affiliate. (a) With respect to any Lender, (i) an Affiliate of such
         Lender or (ii) any entity (whether a corporation, partnership, limited liability company, trust or legal entity) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by such Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other entity (whether a corporation, partnership, limited liability company, trust or other legal entity) that is a fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

Lenders.  The Revolving Credit Lenders and the Tranche B Lender.

Lenders' Special Counsel. See ss.16.2.

Letter of Credit. See ss.4.1.1.

Letter of Credit Application. See ss.4.1.1.

Letter of Credit Fee. See ss.4.6.

Letter of Credit Issuer. Fleet or such other Person selected by the Administrative Agent to issue Letters of Credit.

Letter of Credit Participation. See ss.4.1.4.

Lien. Any mortgage, deed of trust, security interest, pledge, hypothecation, assignment, attachment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise), or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any Capitalized Lease, any Synthetic Lease, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

Loan Documents. This Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit and the Security Documents.

Loan Request. See ss.2.9.1.

Loans. The Revolving Credit Loans and the Tranche B Loan.

Local Accounts. Deposit Accounts maintained for the benefit of a single retail location of the Borrowers.

Loan Account. See ss.2.7.1.

Material Adverse Effect. With respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding):

         (a) a material adverse effect on the business, properties, financial condition, assets, operations or income of Mayor's, Mayor's Fla or the Borrowers and their Subsidiaries, taken as a whole;

         (b) any material impairment of the ability of the Borrowers taken as a whole, to perform any of their respective Obligations under any of the Loan Documents to which it is a party; or

         (c) any impairment of the validity, binding effect or enforceability of this Agreement or any of the other Loan Documents, any impairment of the rights, remedies or benefits available to the Administrative Agent or any Lender under any Loan Document or any impairment of the attachment, perfection or priority of any Lien of the Administrative Agent under the Security Documents.

Maturity Date. August 20, 2005 or such earlier date that the Lenders shall no longer have any Commitment to make Loans to the Borrowers as a result of the occurrence of an Event of Default or otherwise.

Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

Mayor's. See preamble.

Mayor's Fla. See preamble.

Minimum EBITDA. Minimum EBITDA for each Reference Period shall be the amount listed below opposite the applicable fiscal quarter ended:


                         REFERENCE PERIOD ENDED                         MINIMUM EBITDA
                         ----------------------                         --------------
                       Fourth 2002 Fiscal Quarter                        $  (441,000)

                        First 2003 Fiscal Quarter                        $(5,169,000)

                       Second 2003 Fiscal Quarter                        $(8,134,000)

                        Third 2003 Fiscal Quarter                        $(9,093,000)

                       Fourth 2003 Fiscal Quarter                        $(7,153,000)

                        First 2004 Fiscal Quarter                        $(5,644,000)

                       Second 2004 Fiscal Quarter                        $(3,305,000)

                        Third 2004 Fiscal Quarter                        $  (226,000)

                       Fourth 2004 Fiscal Quarter                        $ 4,519,000

                        First 2005 Fiscal Quarter                        $ 5,831,000

                    Second 2005 Fiscal Quarter and                       $ 7,271,000
                    Fiscal Quarters ending thereafter


Moody's. Moody's Investors Services, Inc.

Multiemployer Plan. Any multiemployer plan within the meaning of ss.3(37) of ERISA maintained or contributed to by the Borrowers or any ERISA Affiliate.

Notes. The Revolving Credit Notes and Tranche B Notes.

Obligations.   (a) All indebtedness, obligations and liabilities of any of the
         Borrowers and their Subsidiaries to any of the Lenders and the Administrative Agent, individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, to the extent arising or incurred under this Agreement or any of the other Loan Documents or any Interest Rate Agreement or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Application, Letter of Credit or other instruments at any time evidencing any thereof.

               (b) Any and all direct or indirect liabilities, debts, and obligations of the Borrowers to the Agents or any Affiliate of the Agents, each of every kind, nature, and description owing on account of any service or accommodation provided to, or for the account of the Borrowers pursuant to this or any other Loan Document, including cash management services or any other fee based banking products.

Operating Account. See ss.2.9.2.

Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

OverLoan: A Loan, advance, or providing of credit support (such as the issuance of any Letter of Credit) to the extent that, immediately after its having been made, Availability is less than $0.

Participant. Any Person that acquires a direct or indirect participation in a Lender's rights and obligations under this Agreement and the other Loan Documents.

PBGC. The Pension Benefit Guaranty Corporation created by ss.4002 of ERISA and any successor entity or entities having similar responsibilities.

Perfection Certificate. See ss.7.14.1.

Permitted Liens. Liens permitted by ss.9.2.1.

Permitted Store Closings. The closing of the Borrowers' retail locations listed on Schedule 9.9 hereto and, with the consent of the Administrative Agent, the closing by the Borrowers of two (2) other retail locations per fiscal year plus a number of additional store closings per fiscal year equal to the number of new retail locations opened by the Borrowers during such fiscal year.

Person. Any individual, corporation, limited liability company partnership, limited liability partnership, trust, other unincorporated association, business, or other legal entity, and any Governmental Authority.

Private Label Accounts. Accounts Receivable due on the Borrowers' private label credit card programs.

Private Label Accounts Commitment Letter. [That certain letter from Wells Fargo to Mayor's dated June 27, 2002 with respect to the purchase of Private Label Accounts.]

Projections. See ss.7.4.3.

Protective OverAdvances. Revolving Credit Loans which are OverLoans or which are made at such time as there is a Default, but as to which each of the following conditions is satisfied: (a) the Total Commitment is not exceeded, (b) when aggregated with all other Protective OverAdvances, such Revolving Credit Loans do not aggregate more than 5% of the aggregate of the Borrowing Base, (c) Protective OverAdvances may not be outstanding for more than 45 consecutive Business Days or more than twice in any twelve month period without the consent of the Required Lenders and the Tranche B Lender and (d) such Revolving Credit Loans are made or undertaken in the Administrative Agent's sole discretion to protect and preserve the interests of the Lenders.

RCRA. See ss.7.18(a).

Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrowers or any of their Subsidiaries.

Receipts. All cash, cash equivalents, money, checks, credit card slips, receipts and other Proceeds from any sale of the Collateral.

Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Loan referred to in such Note.

Reference Period. As of any date of determination, the period of four (4) consecutive fiscal quarters of Mayor's and its Subsidiaries ending on such date, or if such date is not a fiscal quarter end date, the period of four (4) consecutive fiscal quarters most recently ended (in each case treated as a single accounting period); provided, however, that solely for purposes of calculating EBITDA to the extent compared to Minimum EBITDA in the definition of Availability Block and Restriction Period, until four (4) full fiscal quarters have elapsed after the end of the 2002 third fiscal quarter, such shorter period of one (1), two
         (2) or three (3) full fiscal quarters elapsed since the end of the 2002 third fiscal quarter.

Register. See ss.2.7.1.

Reimbursement Obligation. The Borrowers' obligation to reimburse the Letter of Credit Issuer and the Revolving Credit Lenders on account of any drawing under any Letter of Credit as provided in ss.4.2.

Required Lenders. As of any date, Revolving Credit Lenders holding at least sixty-six and two thirds percent (66 2/3%) of the outstanding principal amount of the Revolving Credit Notes on such date; and if no such principal is outstanding, the Revolving Credit Lenders whose aggregate Commitments constitute at least sixty-six and two thirds percent (66 2/3%) of the Total Commitment.

Restricted Payment. In relation to the Borrowers and their Subsidiaries, any (a)
         Distribution, (b) payment or prepayment by the Borrowers or their Subsidiaries to the Borrowers' or any Subsidiary's shareholders (or other equity holders), in each case, other than to the Borrowers, or to any Affiliate of the Borrowers or any Subsidiary or any Affiliate of the Borrowers' or such Subsidiary's shareholders (or other equity holders), in each case, other than to the Borrowers or (c) derivatives or other transactions with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating the Borrowers or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any Capital Stock of the Borrowers or such Subsidiary.

Restriction Period. Any time following the end of Mayor's 2002 fiscal year, the period beginning on the Restriction Period Commencement Date and ending on the next date thereafter on which the Borrowers have delivered a Compliance Certificate evidencing that actual EBITDA for a Reference Period exceeds Minimum EBITDA for such period. "Restriction Period Commencement Date" shall be (a) the date immediately following the date on which Availability has been less than $5,000,000 for five (5) consecutive days if actual EBITDA for the Reference Period most recently ended and for which the Borrowers have delivered a Compliance

         Certificate pursuant to ss.8.4(d) is less than Minimum EBITDA or (b) the date on which the Borrowers deliver a Compliance Certificate pursuant to ss.8.4(d) if actual EBITDA for the Reference Period most recently ended is less than Minimum EBITDA and Availability has been less than $5,000,000 for five (5) consecutive days during the fiscal quarter of the Borrowers in which such Compliance Certificate is delivered.

Reserves. The following: Availability Reserves and Inventory Reserves.

Revolving Credit Early Termination Fee. See ss.2.4.

Revolving Credit Lenders. FRFI and GMACBC and any other Person who becomes an assignee of any rights and obligations of a Revolving Credit Lender pursuant to ss.15.

Revolving Credit Loans. Revolving credit loans made or to be made by the Revolving Credit Lenders to the Borrowers pursuant to ss.2.

Revolving Credit Note Record. A Record with respect to a Revolving Credit Note.

Revolving Credit Notes. See ss.2.7.2.

Rolex Liens. Liens on Inventory of the Borrowers consisting of Rolex watches in favor of Rolex Watch U.S.A., Inc. to the extent that such liens are junior and subordinate to the Liens securing the Obligations on terms and conditions satisfactory to the Agents.

SARA. See ss.7.18(a).

Security Documents. This Agreement, the Trademark Assignment, the Stock Pledge
         Agreement and all other instruments and documents, including without limitation Uniform Commercial Code financing statements, required to be executed or delivered pursuant to any Security Document.

Settlement. The making or receiving of payments, in immediately available funds, by the Revolving Credit Lenders, to the extent necessary to cause each Revolving Credit Lender's actual share of the outstanding amount of Revolving Credit Loans (after giving effect to any Loan Request) to be equal to such Revolving Credit Lender's Commitment Percentage of the outstanding amount of such Revolving Credit Loans (after giving effect to any Loan Request), in any case where, prior to such event or action, the actual share is not so equal.

Settlement Amount. See ss.2.12.1.

Settlement Date. (a) The Drawdown Date relating to any Loan Request which would cause the Swing Line Loan to exceed the Swing Line Ceiling, (b) at the option of the Administrative Agent, on any Business Day following a day on which the account officers of the Administrative Agent active upon the Borrowers' account become aware that a Default exists, (c) at the option of the Administrative Agent, the Business Day following notice to the Lenders of the Administrative Agents intent to effect a Settlement, (d) any Business Day on which the amount of Revolving Credit Loans outstanding from FRFI plus FRFI's Commitment Percentage of the sum of the Maximum Drawing Amount and any Unpaid Reimbursement Obligations is equal to or greater than FRFI's Commitment Percentage of the Total Commitment, (e) the Business Day immediately following any Business Day on which the amount of Swing Line Loans exceeds the Swing Line Ceiling, (f) if it is a Business Day, Wednesday of each week or
         (g) any Business Day on which (i) the amount of outstanding Revolving Credit Loans decreases and (ii) the amount of the Administrative Agent's Revolving Credit Loans outstanding equals zero Dollars ($0).

Settling Lender. See ss.2.12.1.

S&P. Standard & Poor's Ratings Group.

Standstill Termination Date. Any date (a) that an Event of Default under Section
         13.1(g), (h) or (j) exists, (b) on which an Event of Default exists under Section 13.1(a) or (b) and has existed for at least fifteen (15) consecutive days prior to such date, (c) on which Availability is less than $0 and (i) fifteen (15) days prior to such date Availability was less than $0 and during such fifteen (15) day period there was no period of three (3) consecutive days in which Availability was equal to or exceeded $0 or (ii) during the forty-five (45) days prior to such date Availability was less than $0 for twenty-five (25) or more days during such period, and (d) the date which is thirty (30) days after the Tranche B Lender has given notice to the Administrative Agent that an Event of Default in respect of ss.10 has occurred.

Stock Pledge Agreement. The Stock Pledge Agreement, dated or to be dated on or prior to the Closing Date, among certain of the Borrowers and the Administrative Agent and in form and substance satisfactory to the Administrative Agent.

Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

Swing Line Ceiling. $5,000,000.

Swing Line Loans. Revolving Credit Loans made by the Administrative Agent to the
         Borrowers pursuant to ss.2.9.2.

Syndication Agent. GMACBC.

Syndication Agent Fees. See ss.5.1.2.

Syndication Agent Fee Letter. The fee letter dated as of August 20, 2002, among the Borrowers and the Syndication Agent.

Synthetic Lease. Any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes.

Total Commitment. The sum of the Commitments of the Revolving Credit Lenders, as in effect from time to time.

Trademark Assignments. The several Trademark Collateral Security and Pledge
         Agreements, dated or to be dated on the Closing Date, made by the Borrowers and their Subsidiaries in favor of the Administrative Agent and the Assignments of Trademarks and Trademarks executed in connection therewith, all in form and substance satisfactory to the Lenders and the Administrative Agent.

Tranche B Borrowing Base. The result of the following:

         (a) The aggregate amount with respect to all Eligible Inventory Categories of the Appraised Inventory Tranche B Percentage for each such Eligible Inventory Category of the Appraised Inventory Liquidation Value for such Eligible Inventory Category.

                  Plus

         (b) For the period commencing with the Closing Date through October 31, 2002, the Appraised A/R Tranche B Percentage of the Appraised A/R Liquidation Value.

                  Minus

         (c)      All applicable Reserves.

Tranche B Early Termination Fee. See ss.3.3.

Tranche B Fee Letter. The fee letter dated as of August 20, 2002, among the
         Borrowers and the Tranche B Lender.

Tranche B Lender. Back Bay Capital Funding LLC.

Tranche B Lender Fees. See ss.5.2.

Tranche B Loan. The Tranche B Loan made or to be made by the Tranche B Lender to the Borrowers on the Closing Date originally in the aggregate principal amount of $12,500,000 pursuant to ss.3.1.

Tranche B Loan PIK Interest. See ss.3.4.(b).

Tranche B Note. See ss.3.2.

Uniform Commercial Code. The Uniform Commercial Code of the Commonwealth of
         Massachusetts.

Unpaid Reimbursement Obligation.  Any Reimbursement Obligation for which the
         Borrowers do not reimburse the Administrative Agent and the Lenders on the date specified in, and in accordance with, ss.4.2.

Unused Fee. See ss.2.3.

Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

Yield Revenue. All amounts which are (or would be) payable on account of the Tranche B Loan, the Tranche B Lender Fees and the Tranche B Loan Interest Rate (as if all interest were paid in cash on the relevant Tranche B Loan Interest Payment Date) with respect to the Tranche B Loan from the Closing Date through the fifteen (15) month anniversary of the Closing Date.

1.2.     Rules of Interpretation.

         (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

         (b) The singular includes the plural and the plural includes the singular.

         (c) A reference to any law includes any amendment or modification to such law.

         (d) A reference to any Person includes its permitted successors and permitted assigns.

         (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

         (f) The words "include", "includes" and "including" are not limiting.

         (g) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

         (h) Reference to a particular "ss." refers to that section of this Agreement unless otherwise indicated.

                  (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

                  (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

                  (k) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

                  (l) Text which is shown in italics (except for parenthesized italicized text), shown in BOLD, shown IN ALL CAPITAL LETTERS, or in any combination of the foregoing, shall be deemed to be conspicuous.

                  (m) The words "may not" are prohibitive and not permissive.

                  (n) Any reference to a Person's "knowledge" (or words of similar import) are to such Person's knowledge assuming that such Person has undertaken reasonable and diligent investigation with respect to the subject of such "knowledge" (whether or not such investigation has actually been undertaken).

                  (o) This Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent, the Lenders and the Borrowers and are the product of discussions and negotiations among all parties. Accordingly, this Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent's or any Lender's involvement in the preparation of such documents.

                        2. THE REVOLVING CREDIT FACILITY.

         2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Agreement, each of the Revolving Credit Lenders severally agrees to lend to the Borrowers, and the Borrowers on a joint and several basis may borrow, repay, and reborrow from time to time from the Closing Date up to but not including the Maturity Date upon notice by the Borrowers' Representative to the Administrative Agent given in accordance with ss.2.9, such sums as are requested by the Borrowers' Representative up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Revolving Credit Lender's Commitment minus such Revolving Credit Lender's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, provided that the Administrative Agent and the Revolving Credit Lenders shall have no obligation to make any Revolving Credit Loans which would constitute an OverLoan and the Borrowers shall never allow Availability to be less than $0. Each request for a Revolving Credit

Loan hereunder shall constitute a representation and warranty by the Borrowers that the conditions set forth in ss.11 and ss.12, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and ss.12, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request. No Revolving Credit Lender has any obligation to make any Revolving Credit Loan, or otherwise to provide any credit to or for the benefit of the Borrowers where the result of such loan, advance, or credit is an OverLoan.

         2.2. MATURITY. The Borrowers jointly and severally promise to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

         2.3. UNUSED FEE. The Borrowers jointly and severally agree to pay to the Administrative Agent for the accounts of the Revolving Credit Lenders in accordance with their respective Commitment Percentages a commitment fee (the "Unused Fee") calculated at the rate of one quarter of one percent (0.25%) on the average daily amount during each calendar month or portion thereof from the date hereof to the Maturity Date by which the Total Commitment minus the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Revolving Credit Loans during such calendar month. The Unused Fee shall be payable monthly in arrears on the first day of each month for the immediately preceding month commencing on the first such date following the date hereof, with a final payment on the Maturity Date or any earlier date on which the Commitments shall terminate.

         2.4. REDUCTION OF COMMITMENT. The Borrowers shall have the right, at any time and from time to time upon five (5) Business Days written notice to the Administrative Agent, to reduce by $5,000,000 or an integral multiple of $1,000,000 in excess thereof, or terminate entirely the Total Commitment, whereupon the Commitments of the Revolving Credit Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice, or as the case may be, terminated. Promptly after receiving any notice of the Borrowers delivered pursuant to this ss.2.4, the Administrative Agent will notify the Revolving Credit Lenders of the substance thereof. If the Borrowers repay or prepay all outstanding Revolving Credit Loans or the Total Commitment is reduced or terminated during the period commencing on the Closing Date and ending on the second anniversary of the Closing Date in a single transaction or series of related transactions, then, in view of the impracticality and extreme difficulty of ascertaining the actual amount of damages to Revolving Credit Lenders or profits lost by the Revolving Credit Lenders as a result thereof, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Revolving Credit Lenders, the Borrowers shall pay to the Administrative Agent a premium in an amount equal to the Commitment Reduction Fee of the amount of the reduction of the Total Commitment or on the amount of the Total Commitment immediately prior to such repayment or prepayment or the first of a related series of prepayments or repayments, as the case may be (the "Revolving Credit Early Termination Fee"). No reduction or termination of the Total Commitment may be reinstated. The "Commitment Reduction Fee" shall be (i) three percent (3%) for the period commencing on the Closing Date through the first anniversary of the Closing Date, (ii) two percent (2%) for the period commencing on the first anniversary of the

Closing Date through the second anniversary of the Closing Date and (iii) one percent (1%) thereafter.

         2.5. MANDATORY REPAYMENTS OF REVOLVING CREDIT LOANS. If at any time Availability is less than $0 or there is an OverLoan, then the Borrowers shall immediately pay to the Administrative Agent for the respective accounts of the Revolving Credit Lenders for application amounts necessary so that Availability is $0 or greater and there are no OverLoans to be applied: first, to any Unpaid Reimbursement Obligations; second, to the Revolving Credit Loans; and third, to provide to the Administrative Agent cash collateral for Reimbursement Obligations as contemplated by ss.4.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Revolving Credit Lenders, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Revolving Credit Lender's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

         2.6. OPTIONAL REPAYMENTS OF REVOLVING CREDIT LOANS. The Borrowers shall have the right, at their election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium. Except for repayments of the Revolving Credit Loans as contemplated by ss.2.13 the Borrowers' Representative shall give the Administrative Agent, no later than 12:00 noon, Boston time, at least one (1) Business Day prior written notice of any proposed prepayment pursuant to this ss.2.6, specifying the proposed date of prepayment of such Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in an amount equal to $1,000,000 or an integral multiple of $1,000,000 in excess thereof, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment. Each partial prepayment shall be allocated among the Lenders, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Lender's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

         2.7.     THE LOAN ACCOUNT AND REVOLVING CREDIT NOTES.

                  2.7.1. LOAN ACCOUNT. An account ("Loan Account") shall be opened on the books of the Administrative Agent in which a record shall be kept of all Revolving Credit Loans. The Administrative Agent shall also keep a record (either in the Loan Account or elsewhere, as the Administrative Agent may from time to time elect) (such record the "Register") of the name and addresses of the Revolving Credit Lenders, the Commitment Percentage of the Revolving Credit Lenders, all interest, fees, service charges, costs, expenses, and other debits owed to the Administrative Agent and each Revolving Credit Lender on account of the Obligations and of all credits against such amounts so owed. The Borrowers irrevocably authorize the Administrative Agent to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on the Loan Account, an appropriate notation on the Loan Account reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment, but the failure to record, or any error in so recording, any such amount on the Loan Account shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any Revolving Credit Loan to make payments of principal of or interest on any Revolving Credit Loan when due. The Borrowers jointly and severally promise to pay all of the Obligations in accordance with the provisions of this Agreement. All credits against the Obligations shall be conditional upon final payment to the Administrative Agent for the account of each Revolving Credit Lender of the items giving rise to such credits. The amount of any item credited against the Obligations due to the Revolving Credit Lenders which is charged back against the Administrative Agent or any Revolving Credit Lender for any reason or is not so paid shall be an Obligation and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned. Any statement rendered by the Administrative Agent to the Borrowers concerning the Obligations shall be considered correct and accepted (absent manifest error) by the Borrowers and shall be conclusively binding upon the Borrowers unless the Borrowers' Representative provides the Administrative Agent with written objection thereto within thirty (30) days from the mailing of such statement, which written objection shall indicate, with reasonable particularity, the reason for such objection. The Loan Account, the Register and the Administrative Agent's books and records concerning the loan arrangement contemplated herein and the Obligations shall be prima facie evidence and proof of the items described therein. The Loan Account and Register shall be available for inspection by the Borrowers' Representative and the Revolving Credit Lenders at any reasonable time and from time to time upon reasonable prior notice.

                  2.7.2. REVOLVING CREDIT NOTES. At the request of any Revolving Credit Lender the Borrowers shall deliver to such Revolving Credit Lender separate promissory notes of the Borrowers in substantially the form of Exhibit B hereto (each a "Revolving Credit Note"), dated as of the Closing Date (or such other date on which a Revolving Credit Lender may become a party hereto in accordance with ss.15 hereof) and completed with appropriate insertions. Each Revolving Credit Note shall be payable to the order of such Revolving Credit Lender in a principal amount equal to such Revolving Credit Lender's Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Revolving Credit Lender, plus interest accrued thereon, as set forth below. No Revolving Credit Note shall be required to establish or prove any Obligation. In the event that any Revolving Credit Note is ever lost, mutilated, or destroyed, the Borrowers shall execute a replacement thereof and deliver such replacement to the Administrative Agent; provided, however, in the event that a Revolving Credit Note is to be exchanged following its acceleration or the entry of an order for relief under the Bankruptcy Code with respect to the Borrowers, the Administrative Agent, in lieu of causing the Borrowers to execute one or more new Revolving Credit Notes, may issue the Agent's Certificate confirming the resulting Lender's Commitment and Commitment Percentage.

         2.8.     INTEREST ON REVOLVING CREDIT LOANS.

                  2.8.1. ACCRUAL OF INTEREST. Except as otherwise provided in ss.5.7, each Revolving Credit Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Base Rate plus the Applicable

         Margin as in effect from time to time. The Borrowers jointly and severally promise to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

                  2.8.2. AUTOMATIC DEBIT OF INTEREST. The Administrative Agent, without the request of the Borrowers, may make Revolving Credit Loans to pay any interest, fee, service charge, or other payment to which the Administrative Agent or any Lender is entitled from the Borrowers pursuant hereto and may charge the same to the Loan Account notwithstanding that an OverLoan may result thereby. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent's rights and the Borrowers' obligations under ss.13. Any amount which is added to the principal balance of the Loan Account as provided in this ss.2.8.2 shall bear interest at the interest rate then and thereafter applicable to Revolving Credit Loans.

         2.9.     REQUESTS FOR REVOLVING CREDIT LOANS.

                  2.9.1. GENERAL. The Borrowers' Representative shall give to the Administrative Agent written notice in the form of Exhibit C hereto (or telephonic notice confirmed in a writing in the form of Exhibit C hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") no later than 12:00 noon on the Business Day of the proposed Drawdown Date of any Revolving Credit Loan. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan, and (iii) the Interest Period for such Revolving Credit Loan. Promptly upon receipt of any such notice, but in any event no later than 2:00PM on the proposed Drawdown Date, the Administrative Agent shall notify each of the Revolving Credit Lenders thereof. Each Loan Request shall be irrevocable and binding on the Borrowers and shall obligate the Borrowers to accept the Revolving Credit Loan requested from the Lenders on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  2.9.2. SWING LINE. Notwithstanding the notice and minimum amount requirements set forth in ss.2.9.1 but otherwise in accordance with the terms and conditions of this Agreement (except with respect to Protective OverAdvances), the Administrative Agent may, in its sole discretion and without conferring with the Lenders, make Revolving Credit Loans to the Borrowers (a) by entry of credits to the Borrowers' operating account or such other account (the "Operating Account") with the Administrative Agent to cover checks or other charges which the Borrowers have drawn or made against such account, (b) in an amount as otherwise requested by the Borrowers or (c) as Protective OverAdvances. The Borrowers hereby request and authorize the Administrative Agent to make from time to time such Revolving Credit Loans by means of appropriate entries of such credits sufficient to cover checks and other charges then presented for payment from the Operating Account or as otherwise so requested. The Borrowers acknowledge and agree that the making of such Revolving Credit Loans shall, in each case, be subject in all respects to the provisions of this Agreement as if they were Revolving Credit Loans covered by a Loan Request including, without limitation, the limitations set forth in ss.2.1 and the requirements that the applicable provisions of ss.11 (in the case of Revolving Credit Loans made on the Closing Date) and ss.12 be satisfied (except in the case of Protective OverAdvances). All actions taken by the Administrative Agent pursuant to the provisions of this ss.2.9.2 shall be conclusive and binding on the Borrowers and the Revolving Credit Lenders absent the Administrative Agent's gross negligence or willful misconduct. Prior to a Settlement, interest shall be for the account of the Administrative Agent with respect to Revolving Credit Loans made pursuant to this ss.2.9.2.

         2.10.    FUNDS FOR REVOLVING CREDIT LOAN.

                  2.10.1. FUNDING PROCEDURES. Not later than 3:00 p.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Revolving Credit Lenders will make available to the Administrative Agent, at the Administrative Agent's Office, in immediately available funds, the amount of such Revolving Credit Lender's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Revolving Credit Lender of such amount, and upon receipt of the documents required by ss.ss.11 and 12 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Borrowers' Representative the aggregate amount of such Revolving Credit Loans made available to the Administrative Agent by the Revolving Credit Lenders. The failure or refusal of any Revolving Credit Lender to make available to the Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Revolving Credit Lender from its several obligation hereunder to make available to the Administrative Agent the amount of such other Revolving Credit Lender's Commitment Percentage of any requested Revolving Credit Loans.

                  2.10.2. ADVANCES BY ADMINISTRATIVE AGENT. The Administrative Agent may, unless notified to the contrary by any Revolving Credit Lender prior to a Drawdown Date, assume that such Revolving Credit Lender has made available to the Administrative Agent on such Drawdown Date the amount of such Revolving Credit Lender's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrowers a corresponding amount. If any Revolving Credit Lender makes available to the Administrative Agent such amount on a date after such Drawdown Date, such Revolving Credit Lender shall pay to the Administrative Agent on demand all such costs and expenses as may be incurred by the Administrative Agent in the enforcement of the Administrative Agent's rights against such Revolving Credit Lender plus an amount equal to the greater of (a) the amount of interest actually paid by the Borrowers on account of such amounts or (b) the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (ii) the amount of such Revolving Credit Lender's Commitment Percentage of such Revolving Credit Loans, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Revolving Credit Lender's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Administrative Agent, and the denominator of which is 360. A statement of the Administrative Agent submitted to such Revolving Credit Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Revolving Credit Administrative Agent by such Revolving Credit Lender. If the amount of such Lender's Commitment Percentage of such Revolving Credit Loans is not made available to the Administrative Agent by such Revolving Credit Lender within three (3) Business Days following such Drawdown Date, the Administrative Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

                  2.10.3. LIMITATION OF LIABILITY. There shall not be any recourse to or liability of the Administrative Agent or any Lender, on account of: (a) any delay in the making of any Revolving Credit Loan,
         (b) any delay by any bank or other depository institution in treating the proceeds of any such Revolving Credit Loan as collected funds or
         (c) any delay in the receipt, and/or any loss, of funds which constitute a Revolving Credit Loan, the wire transfer of which was properly initiated by the Administrative Agent in accordance with wire instructions provided to the Administrative Agent by the Borrowers.

         2.11.    BORROWING BASE/REDUCTIONS TO AVAILABILITY.

                  2.11.1. CHANGE IN BORROWING BASE. The Borrowing Base shall be determined weekly (or at such other interval as may be specified pursuant to ss.8.4(f)) by the Administrative Agent by reference to the Borrowing Base Report, commercial finance and collateral audit reports, and the appraisals of Inventory and Private Label Accounts delivered to the Lenders and the Administrative Agent pursuant to ss.8.4(h) and other information obtained by or provided to the Administrative Agent. Without in any way limiting the Administrative Agent's right to modify them at any time in the future, as of the Closing Date the current Reserves are as set forth on Schedule 2.11.1 hereto. In determining whether to reduce the lending formula(s), the Administrative Agent may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts Receivable, Eligible Inventory or in establishing the Reserves; provided, however, that such reduction in lending formula shall not be based upon any event, condition, contingency or risk to the extent that a Reserve has been established. The Administrative Agent shall give to the Borrowers' Representative five (5) days written notice of its determination of the actual Borrowing Base and Availability taking into account such Reserves as the Administrative Agent may reasonably determine as being applicable thereto and shall have discussed its basis for such determination with the Borrowers' Representative if the Borrowers' Representative shall so request.

                  2.11.2. RISK OF VALUE OF COLLATERAL. The Administrative Agent's reference to a given asset in connection with the making of Loans and advances and the providing of financial accommodations under this Agreement and/or the monitoring of compliance with the provisions hereof shall not be deemed a determination by the Administrative Agent or any Lender relative to the actual value of the asset in question. All risks concerning the value of the Collateral are and remain upon the Borrowers. All Collateral secures the prompt, punctual, and faithful performance of the Obligations whether or not relied upon by the Administrative Agent in connection with the making of Loans, credits, and advances and the providing of financial accommodations under this Agreement.

                  2.11.3. REDUCTIONS TO AVAILABILITY. In the determination of Availability, the Administrative Agent may deem fees, service charges, accrued interest, and other payments which will be due and payable between the date of such determination and the first day of the then next succeeding month as having been advanced as Revolving Credit Loans whether or not such amounts are then due and payable.

         2.12.    SETTLEMENTS.

                  2.12.1. GENERAL. On each Settlement Date, the Administrative Agent shall, not later than 12:00 noon (Boston time), give telephonic or facsimile notice (a) to the Revolving Credit Lenders and the Borrowers of the respective outstanding amount of Revolving Credit Loans made by the Administrative Agent on behalf of the Revolving Credit Lenders from the immediately preceding Settlement Date through the close of business on the prior day pursuant to a Loan Request and
         (b) to the Revolving Credit Lenders of the amount (a "Settlement Amount") that each Revolving Credit Lender (a "Settling Lender") shall pay to effect a Settlement of any Revolving Credit Loan. A statement of the Administrative Agent submitted to the Revolving Credit Lenders and the Borrowers or to the Revolving Credit Lenders with respect to any amounts owing under this ss.2.12.1 shall be prima facie evidence of the amount due and owing (absent manifest error). Each Settling Lender shall, not later than 3:00 p.m. (Boston time) on such Settlement Date, effect a wire transfer of immediately available funds to the Administrative Agent in the amount of the Settlement Amount for such Settling Lender. All funds advanced by any Lender as a Settling Lender pursuant to this ss.2.12.1 shall for all purposes be treated as a Revolving Credit Loan made by such Settling Lender to the Borrowers and all funds received by any Revolving Credit Lender pursuant to this ss.2.12.1 shall for all purposes be treated as repayment of amounts owed with respect to Revolving Credit Loans made by such Revolving Credit Lender. In the event that any bankruptcy, reorganization, liquidation, receivership or similar cases or proceedings in which any Borrower is a debtor prevent a Settling Lender from making any Revolving Credit Loan to effect a Settlement as contemplated hereby, such Settling Lender will make such dispositions and arrangements with the other Revolving Credit Lenders with respect to such Revolving Credit Loans, either by way of purchase of participations, distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Revolving Credit Lender's share of the outstanding Revolving Credit Loans being equal, as nearly as may be, to such Revolving Credit Lender's Commitment Percentage of the outstanding amount of the Revolving Credit Loans.

                  2.12.2. FAILURE TO MAKE FUNDS AVAILABLE. The Administrative Agent may, unless notified to the contrary by any Settling Lender prior to a Settlement

         Date, assume that such Settling Lender has made or will make available to the Administrative Agent on such Settlement Date the amount of such Settling Lender's Settlement Amount, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrowers a corresponding amount. If any Settling Lender makes available to the Administrative Agent such amount on a date after such Settlement Date, such Settling Lender shall pay to the Administrative Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (b) the amount of such Settlement Amount, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Settlement Date to the date on which the amount of such Settlement Amount shall become immediately available to the Administrative Agent, and the denominator of which is
         360. A statement of the Administrative Agent submitted to such Settling Lender with respect to any amounts owing under this ss.2.12.2 shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Settling Lender (absent manifest error). If such Settling Lender's Settlement Amount is not made available to the Administrative Agent by such Settling Lender within three (3) Business Days following such Settlement Date, the Administrative Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans as of such Settlement Date.

                  2.12.3. NO EFFECT ON OTHER LENDERS. The failure or refusal of any Settling Lender to make available to the Administrative Agent at the aforesaid time and place on any Settlement Date the amount of such Settling Lender's Settlement Amount shall not (a) relieve any other Settling Lender from its several obligations hereunder to make available to the Administrative Agent the amount of such other Settling Lender's Settlement Amount or (b) impose upon any Lender, other than the Settling Lender so failing or refusing, any liability with respect to such failure or refusal or otherwise increase the Commitment of such other Lender.

         2.13.    REPAYMENTS OF REVOLVING CREDIT LOANS ABSENT AN EVENT OF
                  DEFAULT.

                  2.13.1.  CREDIT FOR FUNDS RECEIVED IN CONCENTRATION ACCOUNT.
         (a) All funds and cash proceeds in the form of money, checks and like items received in the Fleet Concentration Account as contemplated by ss.8.14 shall be credited, on the next Business Day on which the Administrative Agent determines that good collected funds have been received, and, prior to the receipt of good collected funds, on a provisional basis until final receipt of good collected funds, and applied as contemplated by ss.2.13.2, or as applicable, ss.13.4, (b) all funds and cash proceeds in the form of a wire transfer received in the Fleet Concentration Account as contemplated by ss.8.14 shall be credited on the next Business Day as the Administrative Agent's receipt of such amounts (or up to such later date as the Administrative Agent determines that good collected funds have been received), and applied as contemplated by ss.2.13.2, or as applicable, ss.13.4, and (c) all funds and cash proceeds in the form of an automated clearing house transfer received in the Fleet Concentration Account as contemplated by ss.8.14 shall be credited, on the next Business Day following the Administrative Agent's receipt of such amounts (or up to such later date as the Administrative Agent determines that good collected funds have been received), and applied as contemplated by ss.2.13.2, or as applicable, ss.13.4. For purposes of the foregoing provisions of this ss.2.13.1, the Administrative Agent shall not be deemed to have received any such funds or cash proceeds on any day unless received by the Administrative Agent before 2:00 p.m. (Boston time) on such day. The Borrowers further acknowledge and agree that any such provisional credits or credits in respect of wire or automatic clearing house funds transfers shall be subject to reversal if final collection in good funds of the related item is not received by, or final settlement of the funds transfer is not made in favor of, the Administrative Agent in accordance with the Administrative Agent's customary procedures and practices for collecting provisional items or receiving settlement of funds transfers. No Revolving Credit Lender shall have any interest in, or right to receive any part of any interest which reflects amounts described in the provisions of this Section 2.13.1.

                  2.13.2.  APPLICATION OF PAYMENTS ABSENT AN EVENT OF DEFAULT.

                           (a) Absent an Event of Default of which the account
                  officers of the Administrative Agent active on the Borrowers' account have knowledge, all funds transferred to the Fleet Concentration Account and for which the Borrowers have received credits shall be applied to the Obligations as follows:

                                    (i)   first, to pay amounts then due and
                           payable under this Agreement, the Notes and the other Loan Documents;

                                    (ii)  second, to reduce Swing Line Loans
                           made by the Administrative Agent and for which Settlement has not then been made;

                                    (iii) third, to reduce other Revolving
                           Credit Loans; and

                                    (iv)  fourth, except as otherwise required
                           by ss.2.13.2(b), to the Operating Account.

                           (b) All prepayments of the Revolving Credit Loans
                  pursuant to this ss.2.13.2 shall be allocated among the Revolving Credit Lenders making such Revolving Credit Loans, in proportion, as nearly as practicable, to the respective unpaid principal amount of such Revolving Credit Loans outstanding, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion. Prior to any Settlement Date, however, all prepayments of the Revolving Credit Loans shall be applied in accordance with this ss.2.13.2, first to outstanding Revolving Credit Loans of the Administrative Agent.

         2.14. REPAYMENTS OF REVOLVING CREDIT LOANS AFTER EVENT OF DEFAULT. Following the occurrence and during the continuance of an Event of Default of which the account officers of the Administrative Agent active on the Borrower's account have knowledge, all funds transferred to the Fleet Concentration Account and for which the Borrowers have received credits shall be applied to the Obligations in accordance with ss.13.4.

         2.15.    OVERLOANS AND PROTECTIVE OVERADVANCES.

                  2.15.1. PROTECTIVE OVERADVANCES. Notwithstanding any provision contained in this Agreement to the contrary, the Administrative Agent may (without any obligation to do so) in its sole and absolute discretion make Protective OverAdvances to the Borrowers which would constitute OverLoans.

                  2.15.2. OVERLOANS. Each Revolving Credit Lender recognizes that subsequent to the making of a Revolving Credit Loan which does not constitute a Protective OverAdvance, Availability may be less than $0 on account of changed circumstances beyond the control of the Administrative Agent (such as a drop in collateral value).

                  2.15.3. NO OBLIGATION TO PROVIDE OVERLOANS. The Administrative Agent's and the Revolving Credit Lenders' providing of an OverLoan or Protective OverAdvance on any one occasion does not affect the obligations of the Borrowers hereunder (including the Borrowers' obligation to immediately repay any amount which otherwise constitutes an OverLoan) nor obligate the Revolving Credit Lenders or the Administrative Agent to do so on any other occasion.

                           3. THE TRANCHE B FACILITY.

         3.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Agreement, the Tranche B Lender agrees to lend to the Borrowers on the Closing Date the principal amount of $12,500,000.

         3.2. THE TRANCHE B LOAN NOTE. The Tranche B Loan shall be evidenced by a separate promissory note of the Borrowers in substantially the form of Exhibit C hereto (the "Tranche B Note"), dated the Closing Date, and completed with appropriate insertions. The Borrowers irrevocably authorize the Tranche B Lender to make or cause to be made a notation on the Tranche B Lender's records reflecting the original principal amount of the Tranche B Loan and, at or about the time of the Tranche B Lender's receipt of any principal payment on the Tranche B Loan Note, an appropriate notation on the Tranche B Lender's records reflecting such payment. The aggregate unpaid amount set forth on the Tranche B Lender's records shall be prima facie evidence of the principal amount thereof owed and unpaid on the Tranche B Loan, but the failure to record, or any error in so recording, any such amount on the Tranche B Lender's records shall not affect the obligations of the Borrowers hereunder or under the Tranche B Loan Note to make payments of principal of and interest on the Tranche B Loan Note when due.

         3.3. PAYMENTS OF PRINCIPAL OF TRANCHE B LOAN. Except as contemplated by ss.13.4, the Borrowers may not make any principal payments on account of the Tranche B Loan until the Borrowers' Obligations to the Revolving Credit Lenders have been paid in full and the Commitments have been terminated; provided, however, beginning April 30, 2003, the Borrowers may prepay the Tranche B Loan in its entirety or in $1,000,000 increments if at such time (i) a Default does not exist and one would not result from such prepayment, (ii) after giving effect to such payment Availability is in excess of

$10,000,000 and (iii) the Borrowers shall have delivered to the Administrative Agent pro forma financial statements for the next 12 months demonstrating, in form and substance satisfactory to the Administrative Agent, that Availability will exceed $10,000,000 at all times during the next 12 months after giving effect to the prepayment of the Tranche B Loan. The Borrowers jointly and severally promise to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Tranche B Loans outstanding on such date, together with any and all accrued and unpaid interest thereon. If the Borrowers prepay the Tranche B Loans in whole or in part, then, in view of the impracticality and extreme difficulty of ascertaining the actual amount of damages to Tranche B Lender or profits lost by the Tranche B Lender as a result thereof, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Tranche B Lender, the Borrowers shall pay a premium with respect to each such prepayment (the "Tranche B Early Termination Fee") in an amount equal to (a) with respect to the first $4,000,000 of the Tranche B Loan prepaid, one percent (1%) of the amount prepaid and (b) with respect to the remaining amount of the Tranche B Loan, the greater of (i) the Yield Revenue calculated with respect to such amounts less the aggregate amount of any payments made during the period from the Closing Date through the fifteen (15) month anniversary of the Closing Date on account of components of Yield Revenue relating to such amounts and (ii) one percent (1%) of the amount prepaid.

         3.4. INTEREST ON TRANCHE B LOAN. Except as otherwise provided in ss.ss.3.4(c) and 16.12(c)(iv), the outstanding amount of the Tranche B Loan shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and shall bear interest until repaid at the rate per annum equal to sixteen percent (16.0%) (the "Tranche B Loan Interest Rate"). The Tranche B Loan Interest Rate, shall be payable as follows:

         (a) Accrued interest on the unpaid principal balance of the Tranche B Loan at a rate per annum equal to thirteen and one half percent (13.50%) ("Tranche B Loan Current Pay Interest") shall be payable monthly in arrears, on the first Business Day of each month (the "Tranche B Loan Interest Payment Date"), and on the Maturity Date.

         (b) Accrued interest on the unpaid principal balance of the Tranche B Loan in excess of Tranche B Loan Current Pay Interest (which excess is referred to herein as "Tranche B Loan PIK Interest") shall be payable as follows:

                  (i) Unless the payment would cause an OverLoan or the Tranche B Lender has been given written notice by the Borrowers' Representative at least three (3) Business Days prior to the relevant Tranche B Loan Interest Payment Date that the Borrowers are exercising their option to pay interest in kind (the "PIK Election"), the Tranche B Loan PIK Interest will be due on such date in cash.

                  (ii) If the Tranche B Lender has received a PIK Election or the payment would cause an OverLoan, all or any part of Tranche B Loan PIK Interest shall be paid by adding the same to the principal balance of the Tranche B Loan Note on that Tranche B Loan Interest Payment Date.

                  (iii) At the direction of the Tranche B Lender, following the occurrence of any Default, all interest shall be paid in cash on each Tranche B Loan Interest Payment Date.

         (c) Following the occurrence of any Event of Default, at the direction of the Tranche B Loan Lender, interest shall accrue and shall be payable on the unpaid principal balance of the Tranche B Loan at the aggregate of the Tranche B Loan Interest Rate plus three percent (3%) per annum.

         3.5. TRANCHE B LOAN ANNIVERSARY FEE. Until the Tranche B Loan has been paid in full, on each anniversary of the Closing Date the Borrowers shall pay an anniversary fee to the Tranche B Lender as set forth in the Tranche B Fee Letter.

         3.6. PAYMENTS ON ACCOUNT OF TRANCHE B LOAN. The Borrowers authorize the Administrative Agent to determine and to pay over directly to the Tranche B Lender any and all amounts due and payable from time to time under or on account of the Tranche B Loan as advances under the Revolving Credit Loans it being understood, however, that the authorization of the Administrative Agent provided in this ss.3.6 shall not excuse the Borrowers from fulfilling their obligations to the Tranche B Lender on account of the Tranche B Loan nor place any obligation on the Administrative Agent to do so. The Administrative Agent shall provide prompt advice to the Borrowers of any amount which is so paid over by the Administrative Agent to the Tranche B Lender pursuant to this ss.3.6. The Borrowers shall not be entitled to any credit, rebate or repayment of any fee or assessment previously earned by the Tranche B Lender pursuant to this Agreement notwithstanding any termination of this Agreement or suspension or termination of the Administrative Agent's and any Lender's respective obligation to make loans and advances hereunder.

         3.7. BUYOUT OPTION. At any time during any Buyout Exercise Period the Tranche B Lender may (but shall not be obligated to) give notice to the Administrative Agent (the "Buyout Acceptance Notice") of its intent to cause the assignment to the Tranche B Lender, or its designee, by the Revolving Credit Lenders, of all right, title and interest in, to, arising under or in respect of all Obligations of the Revolving Credit Lenders. Such assignments shall be effected on the Business Day which is not more than three (3) Business Days following the Buyout Acceptance Notice by the execution, by the Revolving Credit Lenders, of an Assignment and Acceptance in exchange for the payment, in immediately available funds, of the amount of the Obligations in respect of the Revolving Credit Loans (excluding the Revolving Credit Early Termination Fee) as of the date on which such assignment is made. The Tranche B Lender's buy out right under this ss.3.7 may only be exercised completely with respect to all of the Obligations of the Revolving Credit Lenders. Following its exercise of the buy out right under this ss.3.7, the Tranche B Lender shall (a) not waive or alter the Revolving Credit Early Termination Fee or alter the payment provisions in ss.13.4 to change when the Revolving Credit Early Termination Fee would be paid and (b) upon receipt of any amounts on account of the Revolving Credit Early Termination Fee, pay such amounts to the Administrative Agent for the account of the Revolving Credit Lenders in accordance with their Commitment Percentages as of the date of the buy out under this ss.3.7.

                      4.  LETTERS OF CREDIT.

         4.1. LETTER OF CREDIT COMMITMENTS.

                  4.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions hereof and the execution and delivery by the Borrowers' Representative of a letter of credit application on the Letter of Credit Issuer's customary form (a "Letter of Credit Application"), the Borrowers' Representative may request that Administrative Agent cause the Letter of Credit Issuer to issue on behalf of the Revolving Credit Lenders and in reliance upon the agreement of the Revolving Credit Lenders set forth in ss.4.1.4 and upon the representations and warranties of the Borrowers contained herein, in its individual capacity, to issue, extend and renew for the account of the Borrowers one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrowers' Representative and agreed to by the Letter of Credit Issuer; provided, however, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $10,000,000 at any one time, (b) Availability is greater than $1 and (c) there are no OverLoans. In addition to the Letter of Credit Application, the Borrowers' Representative shall execute such other documents required by the Letter of Credit Issuer to apply for and support the issuance of a Letter of Credit. There shall not be any recourse to, nor liability of, the Administrative Agent or any Lender or Letter of Credit Issuer on account of any delay or refusal by any Letter of Credit Issuer to issue a Letter of Credit.

                  4.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the satisfaction of the Administrative Agent and the Letter of Credit Issuer. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Agreement, then the provisions of this Agreement shall, to the extent of any such inconsistency, govern.

                  4.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiry date no later than the earlier of (i) the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Maturity Date and (ii) with respect to (A) standby Letters of Credit one (1) year after the date of issuance and (B) documentary Letters of Credit sixty (60) after the date of issuance. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Letter of Credit Issuer in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit (the "Uniform Customs") or, in the case of a standby Letter of Credit, either the Uniform Customs or the International Standby Practices (ISP98), International Chamber of Commerce Publication No.

         590, or any successor code of standby letter of credit practices among banks adopted by the Letter of Credit Issuer in the ordinary course of its business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

                  4.1.4. REIMBURSEMENT OBLIGATIONS OF REVOLVING CREDIT LENDERS. Each Revolving Credit Lender severally agrees that it shall be absolutely liable, without regard to whether a Default exists or any other condition precedent whatsoever, to the extent of such Revolving Credit Lender's Commitment Percentage, to reimburse the Letter of Credit Issuer and/or the Administrative Agent on demand for the amount of each draft paid by the Letter of Credit Issuer under each Letter of Credit to the extent that such amount is not reimbursed by the Borrowers pursuant to ss.4.2 (such agreement for a Lender being called herein the "Letter of Credit Participation" of such Revolving Credit Lender).

                  4.1.5. PARTICIPATIONS OF REVOLVING CREDIT LENDERS. Each such payment made by a Revolving Credit Lender shall be treated as the purchase by such Revolving Credit Lender of a participating interest in the Borrowers' Reimbursement Obligation under ss.4.2 in an amount equal to such payment. Each Revolving Credit Lender shall share in accordance with its participating interest in any interest which accrues pursuant to ss.4.2.

         4.2. REIMBURSEMENT OBLIGATION OF THE BORROWERS. In order to induce the Administrative Agent to cause the Letter of Credit Issuer to issue, extend and renew each Letter of Credit and the Revolving Credit Lenders to participate therein, the Borrowers hereby jointly and severally agree to reimburse or pay to the Administrative Agent and the Letter of Credit Issuer, for the account of the Administrative Agent and the Letter of Credit Issuer or (as the case may be) the Revolving Credit Lenders, with respect to each Letter of Credit issued, extended or renewed by the Letter of Credit Issuer hereunder,

                  (a) except as otherwise expressly provided in ss.4.2(b) and (c), on each date that any draft presented under such Letter of Credit is honored by the Letter of Credit Issuer, or the Letter of Credit Issuer otherwise makes a payment with respect thereto, (i) the amount paid by the Letter of Credit Issuer under or with respect to such Letter of Credit, and (ii) the amount of any taxes, reasonable fees, charges or other costs and expenses whatsoever incurred by the Letter of Credit Issuer, the Administrative Agent or any Lender in connection with any payment made by the Letter of Credit Issuer, the Administrative Agent or any Revolving Credit Lender under, or with respect to, such Letter of Credit,

                  (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Administrative Agent for the benefit of the Letter of Credit Issuer, the Revolving Credit Lenders and the Administrative Agent as cash collateral for all Reimbursement Obligations, and

                  (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with ss.13, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Administrative Agent for the benefit of the Letter of Credit Issuer, the Revolving Credit Lenders and the Administrative Agent as cash collateral for all Reimbursement Obligations.

         Each such payment shall be made to the Administrative Agent at the Administrative Agent's Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrowers under this ss.4.2 at any time from the date such amounts become due and payable (whether as stated in this ss.4.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Administrative Agent on demand at the rate specified in ss.5.7 for overdue principal on the Revolving Credit Loans. Notwithstanding the foregoing, the Administrative Agent, without the request of the Borrowers, may advance Revolving Credit Loans in the amount of any honoring of any Letter of Credit and other amount for which the Borrowers, the Letter of Credit Issuer, the Administrative Agent or the Revolving Credit Lenders become obligated on account of, or in respect to, any Letter of Credit. Such advance shall be made whether or not a Default exists or such advance would result in an OverLoan. Such action shall not constitute a waiver of the Administrative Agent's and the Revolving Credit Lenders' rights under this Section 4.

         4.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Letter of Credit Issuer shall notify the Borrowers' Representative of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrowers' Representative fails to reimburse the Letter of Credit Issuer and the Administrative Agent as provided in ss.4.2 on or before the date that such draft is paid or other payment is made by the Letter of Credit Issuer, the Administrative Agent may at any time thereafter notify the Revolving Credit Lenders of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Revolving Credit Lender shall make available to the Letter of Credit Issuer in immediately available funds, such Revolving Credit Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Letter of Credit Issuer for federal funds acquired by the Letter of Credit Issuer during each day included in such period, times (b) the amount equal to such Revolving Credit Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, times (c) a fraction, the numerator of which is the number of days that elapse from and including the date the Letter of Credit Issuer paid the draft presented for honor or otherwise made payment to the date on which such Revolving Credit Lender's Commitment Percentage of such Unpaid Reimbursement Obligation shall become immediately available to the Letter of Credit Issuer, and the denominator of which is 360. The responsibility of the Administrative Agent and the Letter of Credit Issuer to the Borrowers and the Revolving Credit Lenders shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

         4.4. OBLIGATIONS ABSOLUTE. The Borrowers' obligations under this ss.4 shall be absolute and unconditional under any and all circumstances and irrespective of whether a Default exists or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrowers may have or have had against the Letter of Credit Issuer, the Administrative Agent, any Revolving Credit Lender or any beneficiary of a Letter of Credit. The Borrowers further agree with the Letter of Credit Issuer, the Administrative Agent and the Revolving Credit Lenders that the Letter of Credit Issuer, the Administrative Agent and the Revolving Credit Lenders shall not be responsible for, and the Borrower's Reimbursement Obligations under ss.4.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrowers, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrowers against the beneficiary of any Letter of Credit or any such transferee. The Letter of Credit Issuer, the Administrative Agent and the Revolving Credit Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrowers agree that any action taken or omitted by the Letter of Credit Issuer, the Administrative Agent or any Revolving Credit Lender under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrowers and shall not result in any liability on the part of the Letter of Credit Issuer, the Administrative Agent or any Revolving Credit Lender to the Borrowers.

         4.5. RELIANCE BY ISSUER. To the extent not inconsistent with ss.4.4, the Letter of Credit Issuer and the Administrative Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Letter of Credit Issuer or the Administrative Agent. The Letter of Credit Issuer and the Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Revolving Credit Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Letter of Credit Issuer and the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation. Unless otherwise agreed to, in the particular instance, the Borrowers hereby authorize any Letter of Credit Issuer to select an advising bank, if any, select a paying bank, if any and Select a negotiating bank.

         4.6. LETTER OF CREDIT FEE. The Borrowers shall, on monthly in arrears on the first day of each month and on the Maturity Date pay a fee (in each case, a "Letter of Credit Fee") to the Administrative Agent (a) in respect of each standby Letter of Credit an amount equal to two and one quarter percent (2.25%) per annum of the face amount of such standby Letter of Credit for the accounts of the Revolving Credit Lenders in accordance with their respective Commitment Percentages and (b) in respect of each documentary Letter of Credit an amount equal to two and one quarter percent (2.25%) points per annum of the face amount of such documentary Letter of Credit shall be for the accounts of the Revolving Credit Lenders in accordance with their respective Commitment Percentages. Following the occurrence of any Event of Default, the Letter of Credit Fees shall be increased by 200 basis points per annum. In respect of each Letter of Credit, the Borrowers shall also pay to the Letter of Credit Issuer for the Letter of Credit Issuer's own account, at such other time or times as such charges are customarily made by the Letter of Credit Issuer, the Letter of Credit Issuer's customary issuance, amendment, negotiation or document examination and other reasonable administrative fees as in effect from time to time.

         4.7. EXISTING LETTERS OF CREDIT. The Existing Letters of Credit shall constitute Letters of Credit issued pursuant to this Agreement.

                         5. CERTAIN GENERAL PROVISIONS.

         5.1. AGENT FEES.

                  5.1.1 ADMINISTRATIVE AGENT FEES. The Borrowers jointly and severally agree to pay to the Administrative Agent, for the Administrative Agent's own account, the fees as set forth in the Administrative Agent Fee Letter (the "Administrative Agent Fees").

                  5.1.2 SYNDICATION AGENT FEES. The Borrowers jointly and severally agree to pay to the Syndication Agent, for the Syndication Agent's own account, the fees as set forth in the Syndication Agent Fee Letter (the "Syndication Agent Fees").

         5.2. TRANCHE B LENDER FEES. The Borrowers jointly and severally agree to pay to the Tranche B Lender, for the Tranche B Lender's own account, the fees as set forth in the Tranche B Fee Letter (the "Tranche B Lender Fees").

         5.3. FUNDS FOR PAYMENTS.

                  5.3.1. PAYMENTS TO ADMINISTRATIVE AGENT. All payments of principal, interest, Reimbursement Obligations, Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made on the due date thereof to the Administrative Agent in Dollars, for the respective accounts of the Lenders and the Administrative Agent, at the Administrative Agent's Office or at such other place that the Administrative Agent may from time to time designate, in each case at or about 12:00 noon (Boston time or other local time at the place of payment) and in immediately available funds.

                  5.3.2. NO OFFSET, ETC. All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, reasonable fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrowers with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrowers will pay to the Administrative Agent, for the account of the Lenders or (as the case may be) the Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Administrative Agent to receive the same net amount which the Lenders or the Administrative Agent would have received on such due date had no such obligation been imposed upon the Borrowers. Where taxes, deductions or withholdings are imposed upon the Borrowers with respect to any amount payable by the Borrowers hereunder or under any of the other Loan Documents as a result of characteristics of the Administrative Agent, a Lender or a Participant, no payment of additional amounts is required under this ss.5.3.2, in respect of such taxes, deductions or withholdings to the extent that such Administrative Agent, Lender or Participant (as the case may be) was subject to such taxes, deductions or withholdings under the law in effect at the time that it became an Administrative Agent, Lender or Participant or subsequently became subject to such taxes, deductions or withholdings other than as a result of a change in law or any actions of the Borrowers. In addition, no payment of additional amounts is required under this ss.5.3.2 in respect of taxes, deductions or withholdings to the extent that such taxes, deductions or withholdings are imposed as a result of a failure by the Administrative Agent, a Lender, a Participant or any person in the chain of payment between the Borrowers and the Administrative Agent, Lender or Participant, as the case may be, to provide, in accordance with applicable procedures, properly completed and executed tax forms that they are legally permitted to provide. The Borrowers will deliver promptly to the Administrative Agent certificates or other valid vouchers reasonably available to them for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document.

         5.4. COMPUTATIONS. All computations of interest on the Loans and of Fees shall be based on a 360-day year and paid for the actual number of days elapsed. Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Revolving Credit Note Records and the Tranche B Lenders records and from time to time shall be considered correct and binding on the Borrowers unless within five (5) Business Days after receipt of any notice by the Administrative Agent or any of the Lenders of such outstanding amount, the Administrative Agent or such Lender shall notify the Borrowers Representative to the contrary.

         5.5. ADDITIONAL COSTS, ETC. If any future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof after the date hereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Administrative Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                  (a) subject any Lender or the Administrative Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, any Letters of Credit, such Lender's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Lender or the Administrative Agent), or

                  (b) materially change the basis of taxation (except for changes in taxes on income or profits or taxes referred to in the first sentence of ss.5.3.2, which shall be taken into account in the manner provided by ss.5.3.2) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender or the Administrative Agent under this Agreement or any of the other Loan Documents, or

                  (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Lender, or

                  (d) impose on any Lender or the Administrative Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Lender's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Lender's Commitment forms a part, and the result of any of the foregoing is

                           (i) to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Lender's Commitment or any Letter of Credit, or

                           (ii)     to reduce the amount of principal,
                  interest, Reimbursement Obligation or other amount payable to such Lender or the Administrative Agent hereunder on account of such Lender's Commitment, any Letter of Credit or any of the Loans, or

                           (iii)    to require such Lender or the
                  Administrative Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Administrative Agent from the Borrowers hereunder, then, and in each such case, the Borrowers will, upon demand made by such Lender or (as the case may be) the Administrative Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Administrative Agent such additional amounts as will be sufficient to compensate such Lender or the

Administrative Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

         5.6. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to ss.5.5 and a brief explanation of such amounts which are due, submitted by any Lender or the Administrative Agent to the Borrowers' Representative, shall be conclusive, absent manifest error, that such amounts are due and owing.

         5.7. INTEREST AFTER DEFAULT. During the continuance of a Default (and whether or not the Administrative Agent exercises the Administrative Agent's rights on account thereof) the principal of the Revolving Credit Loans shall, at the option of the Administrative Agent or at the instruction of the Required Lenders, until such Default has been cured or remedied or such Default has been waived by the Required Lenders pursuant to ss.16.12, bear interest at a rate per annum equal to two percent (2%) above the rate of interest otherwise applicable to such Revolving Credit Loans pursuant to ss.2.8.

         5.8. FEES NON-REFUNDABLE. The Borrowers shall not be entitled to any credit, rebate or repayment of any fee earned by the Administrative Agent or any Lender pursuant to this Agreement or any Loan Document notwithstanding any termination of this Agreement or suspension or termination of the Administrative Agent's and any Lender's respective obligation to make loans and advances hereunder.

         5.9. CONCERNING JOINT AND SEVERAL LIABILITY OF THE BORROWERS.

                  (a) Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Administrative Agent, the Issuing Bank and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.

                  (b) Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with each other Borrower, with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of all of the Borrowers without preferences or distinction among them.

                  (c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of such Obligations in accordance with the terms thereof, then in each such event each other Borrower will make such payment with respect to, or perform, such Obligation.

                  (d) The obligations of each Borrower under the provisions of this ss.5.9 constitute the absolute and unconditional obligations of such Borrower enforceable against it to the full extent permitted under the terms hereof, irrespective of the validity, regularity or enforceability of this Credit Agreement or any other circumstance whatsoever.

                  (e) Except as otherwise expressly provided for herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of the Loans made under this Credit Agreement, notice of the occurrence of any Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent, the Issuing Bank or the Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, all demands, notices and other formalities of every kind in connection with this Credit Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent, the Issuing Bank or the Lenders at any time or times in respect of any default by any Borrowers or Guarantors in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement, any and all other indulgences whatsoever by the Administrative Agent, the Issuing Bank or the Lenders in respect of any of the obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such obligations or the addition, substitution or release, in whole or in part, of any Borrower or any Guarantor. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Administrative Agent, the Issuing Bank or the Lenders including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with Applicable Laws thereunder, which might, but for the provisions of this ss.5.9, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its Obligations under this ss.5.9, it being the intention of each Borrower that, so long as any of the Obligations remain unsatisfied, the Obligations of such Borrower under this ss.5.9 shall not be discharged except by performance and then only to the extent of such performance. Except as otherwise expressly provided for herein, the joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or the Administrative Agent, the Issuing Bank or the Lenders. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Administrative Agent, the Issuing Bank or the Lenders upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this ss.5.9 will forthwith be reinstated in effect, as though such payment had not been made.

                  (f) Each Borrower appoints the Borrowers' Representative as its authorized representative to make loan request, receive funds and notice and to take all other actions under this Agreement and the other Loan Documents on its behalf.

                     6. COLLATERAL SECURITY AND GUARANTIES.

         6.1. GRANT OF SECURITY INTEREST. The Borrowers each hereby grant to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledges and assigns to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, the following properties, assets and rights of the Borrowers, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same along with any other property, rights and interests of the Borrowers that are or are intended to be subject to the Liens created by the Security Documents being hereinafter called the "Collateral"): all personal and fixture property of every kind and nature including without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, all general intangibles (including all payment intangibles) and the Israeli Subsidiary Assets. The Administrative Agent acknowledges that the attachment of its security interest in any commercial tort claim as original collateral is subject to the Company's compliance with ss.6.3.7.

         6.2. AUTHORIZATION TO FILE FINANCING STATEMENTS. The Borrowers hereby irrevocably authorize the Administrative Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Borrowers or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Borrowers are an organization, the type of organization and any organizational identification number issued to the Borrowers and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Borrowers agree to furnish any such information to the Administrative Agent promptly upon the Administrative Agent's request. The Borrowers also ratify their authorization for the Administrative Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

         6.3. OTHER ACTIONS. Further to insure the attachment, perfection and first priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent's security interest in the Collateral, the Borrowers agree, in each case at the Borrowers' expense, to take the following actions with respect to the following Collateral and without limitation on the Borrowers' other obligations contained in this Agreement:

                  6.3.1. PROMISSORY NOTES AND TANGIBLE CHATTEL PAPER. If the Borrowers shall, now or at any time hereafter, hold or acquire any promissory notes or tangible chattel paper, the Borrowers shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify.

                  6.3.2. DEPOSIT ACCOUNTS. For each deposit account that any Borrower, now or at any time hereafter, opens or maintains (each a "Deposit Account"), the Borrowers shall (other than with respect to Local Accounts not with Bank of America, N.A., SunTrust Bank/Miami, N.A. or SunTrust Bank/Atlanta, N.A.), pursuant to an agreement in form and substance satisfactory to the Administrative Agent (each a "Control Agreement"), either (a) cause the depositary bank to agree to comply, without further consent of the Borrowers, at any time with instructions from the Administrative Agent to such depositary bank directing the disposition of funds from time to time credited to such deposit account, or (b) arrange for the Administrative Agent to become the customer of the depositary bank with respect to the deposit account, with the Borrowers being permitted, only with the consent of the Administrative Agent, to exercise rights to withdraw funds from such deposit account. The provisions of this paragraph shall not apply to (i) a deposit account for which the Administrative Agent is the depositary bank and is in automatic control, and (ii) Exempt DDA.

                  6.3.3. INVESTMENT PROPERTY. If the Borrowers shall, now or at any time hereafter, hold or acquire any certificated securities, the Borrowers shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify. If any securities now or hereafter acquired by the Borrowers are uncertificated and are issued to the Borrowers or their nominee directly by the issuer thereof, the Borrowers shall immediately notify the Administrative Agent thereof and, at the Administrative Agent's request and option, pursuant to an agreement in form and substance satisfactory to the Administrative Agent, either
         (a) cause the issuer to agree to comply without further consent of the Borrowers or such nominee, at any time with instructions from the Administrative Agent as to such securities, or (b) arrange for the Administrative Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by the Borrowers are held by the Borrowers or their nominee through a securities intermediary or commodity intermediary, the Borrowers shall immediately notify the Administrative Agent thereof and, at the Administrative Agent's request and option, pursuant to an agreement in form and substance satisfactory to the Administrative Agent, either
         (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply, in each case without further consent of the Borrowers or such nominee, at any time with entitlement orders or other instructions from the Administrative Agent to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Administrative Agent to such commodity intermediary, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Administrative Agent to become the entitlement holder with respect to such investment property, with the Borrowers being permitted, only with the consent of the Administrative Agent, to exercise rights to withdraw or otherwise deal with such investment property. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Administrative Agent is the securities intermediary.

                  6.3.4. COLLATERAL IN THE POSSESSION OF A BAILEE. If any Collateral is, now or at any time hereafter, in the possession of a bailee, the Borrowers shall promptly notify the Administrative Agent thereof and, at the Administrative Agent's request and option, shall promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to the Administrative Agent, that the bailee holds such Collateral for the benefit of the Administrative Agent and such bailee's agreement to comply, without further consent of the Borrowers, at any time with instructions of the Administrative Agent as to such Collateral.

                  6.3.5. ELECTRONIC CHATTEL PAPER AND TRANSFERABLE RECORDS. If the Borrowers, now or at any time hereafter, hold or acquire an interest in any electronic chattel paper or any "transferable record," as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in ss.16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Borrowers shall promptly notify the Administrative Agent thereof and, at the request and option of the Administrative Agent, shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control, under ss.9-105 of the Uniform Commercial Code, of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, ss.16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

                  6.3.6. LETTER-OF-CREDIT RIGHTS. If the Borrowers are, now or at any time hereafter, a beneficiary under a letter of credit now or hereafter, the Borrowers shall promptly notify the Administrative Agent thereof and, at the request and option of the Administrative Agent, the Borrowers shall, pursuant to an agreement in form and substance satisfactory to the Administrative Agent, either (a) arrange for the issuer and any confirmer or other nominated person of such letter of credit to consent to an assignment to the Administrative Agent of the proceeds of the letter of credit or (b) arrange for the Administrative Agent to become the transferee beneficiary of the letter of credit, with the Administrative Agent agreeing, in each case, that the proceeds of the letter of credit are to be applied in accordance with ss.ss.2.13 and 2.14.

                  6.3.7. COMMERCIAL TORT CLAIMS. If the Borrowers shall, now or at any time hereafter, hold or acquire a commercial tort claim, the Borrowers shall immediately notify the Administrative Agent in a writing signed by the Borrowers' Representative of the particulars thereof and grant to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Administrative Agent.

                  6.3.8. OTHER ACTIONS AS TO ANY AND ALL COLLATERAL. The Borrowers further agrees, upon the request of the Administrative Agent and at the Administrative Agent's option, to take any and all other actions as the Administrative Agent may determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent's security interest in any and all of the

         Collateral, including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that the Borrowers' signature thereon is required therefor, (b) causing the Administrative Agent's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Administrative Agent to enforce, the Administrative Agent's security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Administrative Agent to enforce, the Administrative Agent's security interest in such Collateral, (d) obtaining governmental and other third party waivers, consents and approvals, in form and substance satisfactory to the Administrative Agent, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, (e) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Administrative Agent and (f) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by the Administrative Agent to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.

         6.4. RELATION TO OTHER SECURITY DOCUMENTS. The provisions of this Agreement supplement the provisions of any real estate mortgage or deed of trust granted by the Borrowers to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, and which secures the payment or performance of any of the Obligations. Nothing contained in any such real estate mortgage or deed of trust shall derogate from any of the rights or remedies of the Administrative Agent or any of the Lenders hereunder. In addition, to the provisions of this Agreement being so read and construed with any such mortgage or deed of trust, the provisions of this Agreement shall be read and construed with the other Security Documents referred to below in the manner so indicated.

                  6.4.1. STOCK PLEDGE AGREEMENT. Concurrently herewith certain of the Borrowers are executing and delivering to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, stock pledge agreement(s) pursuant to which the Borrowers are pledging to the Administrative Agent all of the shares of the capital stock of the Borrowers' Subsidiary or Subsidiaries. Such pledge(s) shall be governed by the terms of such stock pledge agreement(s) and not by the terms of this Agreement.

                  6.4.2. TRADEMARK ASSIGNMENTS. Concurrently herewith the Borrowers are executing and delivering to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, the Trademark Assignment pursuant to which the Borrowers are assigning to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, certain Collateral consisting of trademarks, service marks and trademark and service mark rights, together with the goodwill appurtenant thereto. The provisions of the Trademark Assignment are supplemental to the provisions of this Agreement, and nothing contained in the Trademark Assignment shall derogate from any of the rights or remedies of the Administrative Agent or any of the Lenders hereunder. Neither the delivery of, nor anything contained in, the Trademark Assignment shall be deemed to prevent or postpone the time of attachment or perfection of any security interest in such Collateral created hereby.

                       7 REPRESENTATIONS AND WARRANTIES.

         The Borrowers represent and warrant to the Lenders and the Administrative Agent as follows:

         7.1. CORPORATE AUTHORITY.

                  7.1.1. INCORPORATION; GOOD STANDING. Each of the Borrowers and their Subsidiaries (a) is a corporation (or similar business entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, (b) has all requisite corporate (or the equivalent company) power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation (or similar business entity) and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a Material Adverse Effect.

                  7.1.2. AUTHORIZATION. The execution, delivery and performance of this Agreement and the other Loan Documents to which each Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate (or the equivalent company) authority of such Person, (b) have been duly authorized by all necessary corporate (or the equivalent company) proceedings, (c) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrowers or any of their Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrowers or any of their Subsidiaries and (d) do not conflict with any provision of the Governing Documents of, or any agreement or other instrument binding upon, the Borrowers or any of their Subsidiaries.

                  7.1.3. ENFORCEABILITY. The execution and delivery of this Agreement and the other Loan Documents to which each Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         7.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by each Borrower and any of its Subsidiaries of this Agreement and the other Loan Documents to which such Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

         7.3. TITLE TO PROPERTIES; LEASES. Except as indicated on Schedule 7.3 hereto, each Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrowers' Representative and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no Liens or other rights of others, except Permitted Liens. Except as set forth on Schedule 7.3 hereto, each of such Leases and Capital Leases listed in the Perfection Certificate is in full force and effect. No party to any such Lease or Capital Lease is in default or material violation of any such Lease or Capital Lease, except for violations that would not have a Material Adverse Effect. The Borrowers have not received any notice or threat of cancellation of any such Lease or Capital Lease. The Borrowers hereby authorize the Administrative Agent at any time and from time to time to contact any of the Borrowers' landlords in order to confirm the Borrowers' continued compliance with the terms and conditions of the Lease(s) between the Borrowers and that landlord and to discuss such issues, concerning the Borrowers' occupancy under such Lease(s), as the Administrative Agent may determine.

         7.4. FINANCIAL STATEMENTS AND PROJECTIONS.

                  7.4.1. FISCAL YEAR. Each of the Borrowers and each of their Subsidiaries has a fiscal year which is the twelve months ending on the Saturday of each year closest to January 31.

                  7.4.2. FINANCIAL STATEMENTS. There has been furnished to each of the Lenders a consolidated balance sheet of the Borrowers' Representative and its Subsidiaries as at July 6, 2002, and a consolidated statement of income of the Borrowers' Representative and its Subsidiaries for the fiscal year then ended, certified by Deloitte & Touche LLP. Such balance sheet and statement of income have been prepared in accordance with GAAP and fairly present the financial condition of the Borrowers as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrowers' Representative or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrowers, which were not disclosed in such balance sheet and the notes related thereto.

                  7.4.3. PROJECTIONS. The projections of the annual operating budgets of the Borrowers' Representative and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the fiscal year ended February, 2003, copies of which have been delivered to each Lender (the "Projections"), disclose all assumptions made with respect to general economic, financial and market conditions used in formulating such projections. As of the Closing Date, to the knowledge of the Borrowers or any of their Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrowers and their Subsidiaries of the results of operations and other information projected therein.

         7.5. NO MATERIAL ADVERSE CHANGES, ETC. Except as set forth on Schedule
7.5 hereto, since the Balance Sheet Date there has been no event or occurrence which has had a Material Adverse Effect. Since the Balance Sheet Date, the Borrowers have not made any Restricted Payment.

         7.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. The Borrowers and each of their Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known material conflict with any rights of others.

         7.7. LITIGATION. There are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrowers or any of their Subsidiaries before any Governmental Authority, that, (a) if adversely determined, would, either in any case or in the aggregate, have a Material Adverse Effect, or (b) which question the validity of this Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

         7.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Borrowers nor any of their Subsidiaries is subject to any Governing Document or other legal restriction, or any judgment, decree, order, law, statute, rule or regulation that has or is expected in the future to have a Material Adverse Effect. Except as set forth on Schedule 7.8 hereto, neither the Borrowers nor any of their Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrowers' officers, to have any Material Adverse Effect.

         7.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither the Borrowers nor any of their Subsidiaries is in violation of any provision of its Governing Documents, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or have a Material Adverse Effect.

         7.10. TAX STATUS. Except as set forth on Schedule 7.10 hereto, the Borrowers and their Subsidiaries (a) have made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and none of the officers of the Borrowers know of any basis for any such claim. The Borrowing Base Report most recently delivered to the Administrative Agent sets forth the amount of reserves established by the Borrowers and each of their Subsidiaries to cover the Borrowers' or such Subsidiary's sales or use tax obligations in each jurisdiction where the Borrowers or such Subsidiary is required to pay such taxes. Such reserves are adequate for the payment of all of such obligations.

         7.11. IN DEFAULT. No Default exists and no default exists with respect to any material contract or agreement of any of the Borrowers or any of their Subsidiaries.

         7.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Borrowers nor any of their Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

         7.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on any assets or property of the Borrowers or any of their Subsidiaries or any rights relating thereto.

         7.14. COLLATERAL.

                  7.14.1. PERFECTION CERTIFICATE. Each of the Borrowers has previously delivered to the Administrative Agent a certificate signed by such Borrower and entitled "Perfection Certificate" (each, a "Perfection Certificate"). Each of the Borrowers represent and warrant to the Lenders and the Administrative Agent as follows: (a) each of the Borrowers' exact legal name is that indicated on its respective Perfection Certificate and on the signature page hereof, (b) each of the Borrowers is an organization of the type, and is organized in the jurisdiction, set forth in its respective Perfection Certificate, (c) each Perfection Certificate accurately sets forth the applicable Borrower's organizational identification number or accurately states that such Borrower has none, (d) each Perfection Certificate accurately sets forth the applicable Borrower's place of business or, if more than one, its chief executive office, as well as such Borrower's mailing address, if different, (e) all other information set forth on the Perfection Certificate pertaining to the applicable Borrower is accurate and complete and (f) there has been no change in any of such information since the date on which the Perfection Certificates were signed by the Borrowers.

                  7.14.2. NATURE OF COLLATERAL. The Borrowers are the owners of the Collateral, free from any right or claim of any person or any adverse Lien, except for the security interest created by this Agreement, (b) none of the Collateral constitutes, or is the proceeds of, "farm products" as defined in ss.9-102(a)(34) of the Uniform Commercial Code of the State, (c) none of the account debtors or other persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral, (d) the Borrowers hold no commercial tort claim except as indicated on the Perfection Certificates, (e) the Borrowers have at all times operated their business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, (f) all other information set forth on the Perfection Certificates pertaining to the Collateral is accurate and complete, and (g) there has been no change in any of such information since the date on which the Perfection Certificates were signed by the Borrowers.

                  7.14.3. PERFECTION OF SECURITY INTEREST. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Administrative Agent's security interest in the Collateral. The Collateral and the Administrative Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrowers are the owners of the Collateral free from any Lien, except for Permitted Liens.

         7.15. CERTAIN TRANSACTIONS. None of the officers, directors, or employees of the Borrowers or any of their Subsidiaries is presently a party to any transaction with the Borrowers or any of their Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrowers, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         7.16. EMPLOYEE BENEFIT PLANS.

                  7.16.1. IN GENERAL. Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and all Applicable Pension Legislation and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by ss.412 of ERISA. The Borrowers have heretofore delivered to the Administrative Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under ss.103(d) of ERISA, with respect to each Guaranteed Pension Plan.

                  7.16.2. TERMINABILITY OF WELFARE PLANS. No Employee Benefit Plan, which is an employee welfare benefit plan within the meaning of ss.3(1) or ss.3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment, except as required by Title I, Part 6 of ERISA or the applicable state insurance laws. The Borrowers may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrowers without liability to any Person other than for claims arising prior to termination.

                  7.16.3. GUARANTEED PENSION PLANS. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of ss.302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither the Borrowers nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to ss.307 of ERISA or ss.401(a)(29) of the Code. No liability to the PBGC (other than

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                                      -57-

         required insurance premiums, all of which have been timely paid) has been incurred by the Borrowers or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of 30 days notice has been waived under PBGC ss.4043), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of ss.4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities, by more than $500,000.

                  7.16.4. MULTIEMPLOYER PLANS. Neither the Borrowers nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under ss.4201 of ERISA or as a result of a sale of assets described in ss.4204 of ERISA. Neither the Borrowers nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of ss.4241 or ss.4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under ss.4041A of ERISA.

         7.17. USE OF PROCEEDS.

                  7.17.1. GENERAL. The proceeds of the Loans shall be used solely to refinance existing Indebtedness of the Borrowers and for working capital and general corporate purposes. The Borrowers will obtain Letters of Credit solely in accordance in the ordinary course of business. No proceeds of the Loans may be used, nor shall any be requested, with a view towards the accumulation of any general fund or funded reserve of the Borrowers other than in the ordinary course of the Borrowers' business and consistent with the provisions of this Agreement.

                  7.17.2. REGULATIONS U AND X. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

         7.18. ENVIRONMENTAL COMPLIANCE. The Borrowers have taken all commercially reasonable steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, has determined that:

                  (a) none of the Borrowers, their Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the

         Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state, local or foreign law, statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the environment or a Material Adverse Effect;

                  (b) neither the Borrowers nor any of their Subsidiaries has received notice from any third party including, without limitation, any Governmental Authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. ss.6903(5), any hazardous substances as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss.9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a Governmental Authority has conducted or has ordered that any Borrowers or any of their Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

                  (c) except as set forth on Schedule 7.18 attached hereto: (i) no portion of the Real Estate currently owned or leased or, to the best of the Borrowers' knowledge, formerly owned or leased has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrowers, their Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) to the best of the Borrowers' knowledge, there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrowers or their Subsidiaries, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best of the Borrowers' knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA (or the equivalent thereof in any foreign jurisdiction), treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrowers' knowledge, operating in compliance with such permits and applicable Environmental Laws; and

                  (d) none of the Borrowers and their Subsidiaries or any Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any Governmental Authority or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of any mortgage or to the effectiveness of any other transactions contemplated hereby.

                  (e) the Borrowers have furnished to the Administrative Agent all environmental reports, audits and any other material environmental documents relating to the Real Estate of the Borrowers and their Subsidiaries which are in the Borrowers' possession or under their reasonable control.

         7.19. SUBSIDIARIES, ETC. Mayor's has no Subsidiaries other than the Subsidiaries that are listed in Schedule 7.19 hereto. Each Domestic Subsidiary is a Borrower. Except as set forth on Schedule 7.19 hereto, neither the Borrowers nor any Subsidiary of the Borrowers is engaged in any joint venture or partnership with any other Person. The jurisdiction of incorporation/formation and principal place of business of each Subsidiary of Mayor's is listed on Schedule 7.19 hereto. Except for the Israeli Subsidiary Assets, the Subsidiaries of Mayor's other than the Domestic Subsidiaries do not have any assets having an aggregate value in excess of $25,000.

         7.20. BANK ACCOUNTS; CREDIT CARD ARRANGEMENTS. Schedule 7.20(a) sets forth the account numbers and location of all Deposit Accounts and classifies such Deposit Accounts as Local Accounts and Interim Concentration Accounts.
Schedule 7.20(b) sets forth all arrangements to which the Borrowers are a party with respect to the payment to the Borrowers of the proceeds of credit card charges for sales by the Borrowers.

         7.21. LABOR RELATIONS. The Borrowers have not been and are not presently a party to any collective bargaining or other labor contract. No event has occurred or circumstance exists which is likely to provide the basis for any work stoppage or other labor dispute. The Borrowers have complied in all material respects with all Applicable Laws relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. There is not presently pending and, to the Borrowers' knowledge, there is not threatened any of the following:

                  (a) Any strike, slowdown, picketing, work stoppage, or employee grievance process.

                  (b) Any proceeding against or affecting the Borrowers relating to the alleged violation of any Applicable Law pertaining to labor relations or before National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting the Borrowers, which, if determined adversely to the Borrowers would have a Material Adverse Effect on the Borrowers.

                  (c) Any lockout of any employees by the Borrowers (and no such action is contemplated by the Borrowers).

                  (d) Any application for the certification of a collective bargaining agent.

         7.22. DISCLOSURE. None of this Agreement or any of the other Loan Documents contains any untrue statement of a material fact or omits to state a material fact (known to the Borrowers or any of their Subsidiaries in the case of any document or information not furnished by it or any of their Subsidiaries) necessary in order to make the statements herein or therein not misleading. There is no fact known to the Borrowers or any of their Subsidiaries which has a Material Adverse Effect, or which is reasonably likely in the future to have a Material Adverse Effect, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

                           8. AFFIRMATIVE COVENANTS.

         The Borrowers covenant and agree that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Letters of Credit:

         8.1. PUNCTUAL PAYMENT. The Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Fees, and all other amounts provided for in this Agreement and the other Loan Documents to which the Borrowers or any of their Subsidiaries is a party, all in accordance with the terms of this Agreement and such other Loan Documents.

         8.2. NOTICE OF CHANGE OF ORGANIZATION / MAINTENANCE OF OFFICE. The Borrowers will maintain their chief executive offices in Sunrise, Florida, or at such other place in the United States of America as the Borrowers' Representative shall designate upon written notice to the Administrative Agent, where notices, presentations and demands to or upon the Borrowers in respect of the Loan Documents to which the Borrowers is a party may be given or made. Each Borrower will provide the Administrative Agent at least thirty (30) days prior written notice of such Borrower changing its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one. If any Borrower does not have an organizational identification number and later obtains one, such Borrower will forthwith notify the Administrative Agent of such organizational identification number. No Borrower will change its type of organization, jurisdiction of organization or other legal structure.

         8.3. RECORDS AND ACCOUNTS. The Borrowers will (a) keep, and cause each of their Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP,
(b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and (c) at all times engage Deloitte & Touche LLP or other independent certified public accountants satisfactory to the Agents as the independent certified public accountants of the Borrowers and their Subsidiaries and will not permit more than thirty (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of the Borrowers and their Subsidiaries and the appointment in such capacity of a successor firm as shall be satisfactory to the Agents.

         8.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrowers will deliver to each of the Lenders:

                  (a) as soon as practicable, but in any event not later than one hundred and five (105) days after the end of each fiscal year of the Borrowers, the consolidated balance sheet of the Borrowers' Representative and its Subsidiaries as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with GAAP, and certified, without qualification and without an expression of uncertainty as to the ability of the Borrowers' Representative or any of its Subsidiaries to continue as going concerns, by Deloitte & Touche LLP or by other independent certified public accountants satisfactory to the Agents, together with a written statement from such accountants to the effect that they have read a copy of this Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default, or, if such accountants shall have obtained knowledge of any then existing Default they shall disclose in such statement any such Default; provided that such accountants shall not be liable to the Lenders for failure to obtain knowledge of any Default;

                  (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Borrowers, copies of the unaudited consolidated balance sheet of the Borrowers' Representative and its Subsidiaries as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow for the portion of the Borrowers' fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Borrowers that the information contained in such financial statements fairly presents the financial position of the Borrowers' Representative and its Subsidiaries on the date thereof (subject to year-end adjustments);

                  (c) as soon as practicable, but in any event within thirty (30) days after the end of each month in each fiscal year of the Borrowers, unaudited monthly consolidated financial statements of the Borrowers' Representative and its Subsidiaries for such month prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Borrowers that the information contained in such financial statements fairly presents the financial condition of the Borrowers' Representative and its Subsidiaries on the date thereof (subject to year-end adjustments);

                  (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrowers' Representative in substantially the form of Exhibit E hereto (a "Compliance Certificate") and setting forth in reasonable detail computations evidencing compliance with the covenants contained in ss.10, calculations of EBITDA for the Reference Period then ended compared to Minimum EBITDA for such period and (if applicable) reconciliations to reflect changes in GAAP since the Balance Sheet Date;

                  (e) promptly after the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of Mayor's. Further, the Borrowers shall add the Agents as addressees on all mailing lists maintained by or for the Borrowers;

                  (f) on Wednesday of each week or at such other time as the Administrative Agent may reasonably request, (i) a Borrowing Base Report setting forth the Borrowing Base as at the end of the week most recently ended or other date so requested by the Administrative Agent (to the extent requested more frequently such Borrowing Base Report to be based upon a roll forward of sales and purchases) and (ii) a sales audit report and a flash collateral report (each in such form as may be specified from time to time by the Administrative Agent);

                  (g) on Wednesday of each week or at such other time as the Administrative Agent may reasonably request, an Accounts Receivable aging report;

                  (h) from time to time upon request of the Agents, projections of the Borrowers' Representative and its Subsidiaries updating those projections delivered to the Lenders and referred to in ss.7.4.3 or, if applicable, updating any later such projections delivered in response to a request pursuant to this ss.8.4(h);

                  (i)      such other reports listed on Schedule 8.4(i) hereto;

                  (j) within fifteen (15) days after the end of each calendar month in each fiscal year of the Borrowers, a certification by the principal financial or accounting officer of the Borrowers' Representative (i) that all rent payments of the Borrowers and their Subsidiaries have been made, (ii) that no lease defaults exist for such period, and (iii) as to the amount of outstanding consignment accounts payable for such calender month and the book value determined in accordance with GAAP of inventory held on a consignment basis.

                  (k) as soon as practicable, but in any event within thirty (30) days after the end of each fiscal quarter of the Borrowers, (i) copies of all reports delivered to the Board of Directors pursuant to the Birks Management Agreement (ii) a report of goods and services provided pursuant to the Birks Management, Agreement and (iii) a report of product manufactured pursuant to the Birks Manufacturing Agreement, in each case certified by the principal financial or accounting officer of the Borrowers' Representative and in form and substance acceptable to the Agents; and

                  (l) from time to time such other financial data, information (including accountants, management letters) and copies of advertising (including copies of all print advertising and duplicate tapes of all video and radio advertising) as the Administrative Agent or any Lender may reasonably request.

         8.5. NOTICES.

                  8.5.1. DEFAULTS. The Borrowers will promptly notify the Administrative Agent and each of the Lenders if the Borrowers are in Default, together with a reasonably detailed description thereof, and the actions the Borrowers propose to take with respect thereto. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting a Default) under this Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrowers or any of their Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrowers shall forthwith give written notice thereof to the Administrative Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

                  8.5.2. ENVIRONMENTAL EVENTS. The Borrowers will promptly give notice to the Administrative Agent and each of the Lenders (a) of any violation of any Environmental Law that the Borrowers or any of their Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any Governmental Authority and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any Governmental Authority that could reasonably have a Material Adverse Effect.

                  8.5.3. NOTIFICATION OF CLAIM AGAINST COLLATERAL. The Borrowers will, immediately upon becoming aware thereof, notify the Administrative Agent and each of the Lenders in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Administrative Agent's rights with respect to the Collateral, are subject.

                  8.5.4. NOTICE OF LITIGATION AND JUDGMENTS. The Borrowers will, and will cause each of their Subsidiaries to, give notice to the Administrative Agent and each of the Lenders in writing within fifteen
         (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrowers or any of their Subsidiaries or to which the Borrowers or any of their Subsidiaries is or becomes a party involving an uninsured claim against the Borrowers or any of their Subsidiaries that could reasonably be expected to have a Material Adverse Effect and stating the nature and status of such litigation or proceedings. The Borrowers will, and will cause each of their Subsidiaries to, give notice to the Administrative Agent and each of the Lenders, in writing, in form and detail satisfactory to the Administrative Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrowers or any of their Subsidiaries in an amount in excess of $750,000.

                  8.5.5. NOTICES CONCERNING INVENTORY COLLATERAL. The Borrowers shall provide to the Agents and the Tranche B Lender prompt notice of
         (a) any physical count of the Borrowers' or any of their Subsidiaries' inventory, together with a copy of the results thereof certified by the Borrowers or such Subsidiary, (b) any determination by the Borrowers or any of their Subsidiaries that the inventory levels of the Borrowers or such Subsidiary are not adequate to meet the sales projections of the Borrowers or such Subsidiary, (c) details of all credit card arrangements to which the Borrowers or any of their Subsidiaries is from time to time a party, including details relating to the Borrowers' or such Subsidiary's compliance with the terms of payment to the Fleet Concentration Account of the proceeds of all credit card charges for sales by the Borrowers or such Subsidiary, and
         (d) any failure of the Borrowers or any of their Subsidiaries to pay rent at any location, which failure continues for more than three days following the day on which such rent is due and payable by the Borrowers or such Subsidiary. If so requested by the Administrative Agent or any Lender, the Borrowers shall provide to the Administrative Agent or such Lender copies of all advertising by the Borrowers or any of their Subsidiaries including copies of all print advertising and duplicate tapes of all video and radio advertising.

                  8.5.6. CHANGE IN OFFICERS OR ACCOUNTANTS. The Borrowers shall provide to the Administrative Agent prompt notice of any change in the Borrowers' President, chief executive officer, chief operating officer, and chief financial officer (without regard to the title(s) actually given to the Persons discharging the duties customarily discharged by officers with those titles) or any intention on the part of the Borrowers to discharge the Borrowers' present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity.

         8.6. LEGAL EXISTENCE; MAINTENANCE OF PROPERTIES. The Borrowers will do or cause to be done all things commercially reasonable to preserve and keep in full force and effect their legal existence, rights and franchises and those of their Subsidiaries and will not, and will not cause or permit any of their Subsidiaries to, convert to a limited liability company or a limited liability partnership; provided, however, Mayor's may, upon notice to the Administrative Agent, dissolve Subsidiaries other than Mayor's Fla if the dissolution is, in the judgment of the Borrowers, desirable and would not have a Material Adverse Effect. Each (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrowers may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this ss.8.6 shall prevent the Borrowers from discontinuing the operation and maintenance of any of their properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Borrowers, desirable in the conduct of its or their business and that do not in the aggregate have a Material Adverse Effect.

         8.7. INSURANCE.

                  8.7.1. MAINTENANCE OF INSURANCE. Schedule 8.7.1 hereto, is a schedule of all insurance policies owned by the Borrowers or under which the Borrowers are the named insured. Each of such policies is in full force and effect. The Borrowers will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that the Borrowers will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Administrative Agent. In addition, all such insurance shall be payable to the Administrative Agent as loss payee under a "standard" or "New York" loss payee clause for the benefit of the Lenders and the Administrative Agent and shall not include an endorsement in favor of any other Person. Without limiting the foregoing, the Borrowers will
         (a) keep all of their physical property insured with casualty or physical hazard insurance on an "all risks" basis, with broad form flood and earthquake coverages and electronic data processing coverage, with a full replacement cost endorsement and an "agreed amount" clause in an amount equal to 100% of the full replacement cost of such property, (b) maintain all such workers' compensation or similar insurance as may be required by law and (c) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of the Borrowers; business interruption insurance; and product liability insurance.

                  8.7.2. INSURANCE PROCEEDS. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with an interest having priority in the property covered thereby, (a) so long as no Default exists and to the extent that the amount of such proceeds is less than $1,000,000, be disbursed to the Borrowers for direct application by the Borrowers solely to the repair or replacement of the Borrowers' property so damaged or destroyed and (b) in all other circumstances, be held by the Administrative Agent as cash collateral for the Obligations. The Administrative Agent may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Administrative Agent may reasonably prescribe, for direct application by the Borrowers solely to the repair or replacement of the Borrowers' property so damaged or destroyed, or the Administrative Agent may apply all or any part of

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                                      -66-

         such proceeds to the Obligations with the Commitment (if not then terminated) being reduced by the amount so applied to the Obligations.

                  8.7.3. CONTINUATION OF INSURANCE. All policies of insurance shall provide for at least sixty (60) days prior written cancellation notice to the Administrative Agent. In the event of failure by the Borrowers to provide and maintain insurance as herein provided, the Administrative Agent may, at its option, provide such insurance and charge the amount thereof to the Borrowers. The Borrowers shall furnish the Administrative Agent with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

         8.8. TAXES. The Borrowers will, and will cause each of their Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid would by law become a Lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrowers or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrowers and each Subsidiary of the Borrowers will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any Lien that may have attached as security therefor.

         8.9. INSPECTION OF PROPERTIES AND BOOKS, ETC.

                  8.9.1. GENERAL. The Borrowers shall permit the Lenders, through the Administrative Agent or any of the Lenders' other designated representatives, to visit and inspect any of the properties of the Borrowers or any of their Subsidiaries, to examine the books of account of the Borrowers and their Subsidiaries (and to make copies thereof and extracts therefrom, duplicate, cause to be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to the Borrowers, or any service bureau, contractor, accountant, or other person), and to discuss the affairs, finances and accounts of the Borrowers and their Subsidiaries with, and to be advised as to the same by, its and their officers, and to conduct examinations and verifications (whether by internal commercial finance examiners or independent auditors) of all components included in the Borrowing Base, all at such reasonable times and intervals as the Administrative Agent or any Lender may reasonably request. The Administrative Agent may, and after consultation with the Administrative Agent, the Syndication Agent may at the Borrowers' expense, participate in or observe any physical count of inventory included in the Collateral.

         8.9.2 COLLATERAL REPORTS; PHYSICAL INVENTORIES.

                           (a) Not less frequent than four times during each calendar year, upon the request of the Administrative Agent, the Borrowers will obtain and deliver to the Administrative Agent, or, if the Administrative

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                                      -67-

                  Agent so elects, will cooperate with the Administrative Agent in the Administrative Agent's obtaining, a report of an independent collateral auditor satisfactory to the Administrative Agent (which may be affiliated with one of the Lenders) with respect to the Accounts Receivable and inventory components included in the Borrowing Base, which report shall indicate whether or not the information set forth in the Borrowing Base Report most recently delivered is accurate and complete in all material respects based upon a review by such auditors of the Accounts Receivable (including verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Borrowers or their applicable Subsidiary) and inventory (including verification as to the value, location and respective types). All such collateral value reports shall be conducted and made at the expense of the Borrowers.

                           (b) The Borrowers, at their own expense, shall cause not less than two (2) physical inventories to be undertaken in each twelve (12) month period during which this Agreement is in effect (the spacing of the scheduling of which inventories shall be subject to the Administrative Agent's reasonable discretion) conducted by such inventory takers as are satisfactory to the Administrative Agent and following such methodology as may be satisfactory to the Administrative Agent. The Borrowers shall provide the Administrative Agent with a copy of the preliminary results of each such inventory (as well as of any other physical inventory undertaken by the Borrowers) within twenty (20) days following the completion of such inventory. The Borrowers, within forty (40) days following the completion of such inventory, shall provide the Agents with a reconciliation of the results of each such inventory (as well as of any other physical inventory undertaken by the Borrowers) and shall post such results to the Borrowers' stock ledger and, as applicable to the Borrowers' other financial books and records. The Administrative Agent, in its reasonable discretion, if a Default exist, may cause such additional inventories to be taken as the Administrative Agent determines (each, at the expense of the Borrowers).

                  8.9.3. APPRAISALS. Not less frequently than four times during each calendar year, the Borrowers will obtain and deliver to the Agents appraisal reports in form and substance satisfactory to the Administrative Agent stating the then current net orderly liquidation value or going out of business values of all or a portion of the Inventory and the then current forced liquidation value of all or any portion of the Private Label Accounts. Upon the request of either Agent or the Tranche B Lender, the Borrowers will obtain and deliver to the Agents appraisal reports in form and substance and from appraisers satisfactory to the Administrative Agent, stating (a) the then current fair market, orderly liquidation and forced liquidation values of all or any portion of the inventory, Accounts Receivable, the equipment or real estate owned by the Borrowers or any of their Subsidiaries and (b) the then current business value of each of the Borrowers and their Subsidiaries. All such appraisals shall be conducted and made at the expense of the Borrowers.

                  8.9.4. COMMUNICATIONS WITH ACCOUNTANTS AND OTHER PERSONS. Upon prior notice to the Borrowers' Representative, the Borrowers authorize the Administrative Agent and, after consultation with the Administrative Agent, the Syndication Agent, and if accompanied by the Administrative Agent, the Lenders, to communicate directly with the Borrowers' independent certified public accountants, service bureau, contractors and other Persons, and authorizes such accountants, service bureaus, contractors and other Persons to disclose to the Agents and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrowers or any of their Subsidiaries. At the request of the Administrative Agent, and after consultation with the Administrative Agent, at the request of the Syndication Agent the Borrowers shall deliver a letter addressed to such accountants, service bureaus, contractors and other Persons instructing them to comply with the provisions of this ss. 8.9.4.

         8.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. Except as set forth on Schedule 8.10 hereto, the Borrowers will, and will cause each of their Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) the provisions of its Governing Documents, (c) all agreements and instruments by which it or any of its properties may be bound and (d) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrowers or any of their Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which the Borrowers or such Subsidiary is a party, the Borrowers will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Borrowers or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent and the Lenders with evidence thereof.

         8.11. EMPLOYEE BENEFIT PLANS. The Borrowers will (a) promptly upon request of the Administrative Agent, furnish to the Administrative Agent a copy of the most recent actuarial statement required to be submitted under ss. 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan, and (b) promptly upon receipt or dispatch, furnish to the Administrative Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under ss.ss. 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a
Multiemployer Plan under ss. 4041A, 4202, 4219, 4242, or 4245 of ERISA.

         8.12. USE OF PROCEEDS. The Borrowers will use the proceeds of the Loans and obtain Letters of Credit solely for the purposes set forth in ss. 7.17.1.

         8.13. ADDITIONAL MORTGAGED PROPERTY. If, after the Closing Date, the Borrowers or any of its Subsidiaries acquires Real Estate used as a retail, manufacturing or warehouse facility, the Borrowers shall, or shall cause such Subsidiary to, forthwith deliver to the Administrative Agent a fully executed mortgage or deed of trust over such Real Estate, in form and substance satisfactory to the Administrative Agent, together with title insurance policies, surveys, evidences of insurance with the Administrative Agent named as loss payee and additional insured, legal opinions and other documents and certificates with respect to such Real Estate as was required for Real Estate of the Borrowers or such Subsidiary as of the Closing Date. The Borrowers further agree that, following the taking of such actions with respect to such Real Estate, the Administrative Agent shall have for the benefit of the Lenders and the Administrative Agent a valid and enforceable first priority mortgage or deed of trust over such Real Estate, free and clear of all Liens except for Permitted Liens. If, after an Event of Default, the Borrowers or any of their Subsidiaries lease Real Estate used as a manufacturing or warehouse facility, the Borrowers shall, or shall cause such Subsidiary to, forthwith deliver to the Administrative Agent a landlord waiver relating to such property in form and substance satisfactory to the Administrative Agent.

         8.14. BANK ACCOUNTS.

                  8.14.1. GENERAL. On or prior to the Closing Date, the Borrowers will, and will cause each of its Subsidiaries to, (a) establish a depository account (the "Fleet Concentration Account") under the control of the Administrative Agent for the benefit of the Lenders and the Administrative Agent, in the name of the Borrowers,
         (b) to cause all Receipts or cash proceeds of Accounts Receivable to be deposited only into Local Accounts or Interim Concentration Accounts and, if applicable, lock box agreements or the Fleet Concentration Account, (c) direct all depository institutions with Local Accounts to cause all funds held in each such Local Account to be transferred no less frequently than once each day to, and only to, an Interim Concentration Account or the Fleet Concentration Account,
         (d) direct all depository institutions with Interim Concentration Accounts to cause all funds of the Borrowers and their Subsidiaries held in such Interim Concentration Accounts to be transferred daily to, and only to, the Fleet Concentration Account, and (e) at all times ensure that immediately upon the Borrowers' or any of their Subsidiaries' receipt of any funds constituting or cash proceeds of any Collateral, all such amounts shall have been deposited in a Local Account, an Interim Concentration Account or the Fleet Concentration Account.

                  8.14.2. ACKNOWLEDGMENT OF APPLICATION. The Borrowers hereby agree that all amounts received by the Administrative Agent in the Fleet Concentration Account will be the sole and exclusive property of the Administrative Agent, for the accounts of the Lenders and the Administrative Agent, to be applied in accordance ss.2.13.2 or ss.2.14 as applicable.

         8.15. COVENANTS CONCERNING COLLATERAL, ETC. The Borrowers further covenant with the Lenders and the Administrative Agent as follows: (a) the Collateral, to the extent not delivered to the Administrative Agent pursuant to ss.6, will be kept at those locations listed on the Perfection Certificate and the Borrowers will not remove the Collateral from such locations, without providing at least 30 days prior written notice to the Administrative Agent,
(b) except for the security interest herein granted, the Borrowers shall be the owners of the Collateral free from any right or claim of any other person or any Lien, and the Borrowers shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Administrative Agent or any of the Lenders, (c) the Borrowers shall not pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Collateral, or any Lien in the Collateral in favor of any person, other than the Administrative Agent and the Permitted Liens, (d) the Borrowers will keep the Collateral

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                                      -70-

in good order and repair and will not use the same in violation of law or any policy of insurance thereon, (e) the Borrowers will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement and (f) the Borrowers will continue to operate, their business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances. No sale of Inventory shall be on consignment, approval, or under any other circumstances such that, with the exception of the Borrowers' customary return policy applicable to the return of inventory purchased by the Borrowers' retail customers in the ordinary course, such Inventory may be returned to the Borrowers without the consent of the Administrative Agent. The Borrowers may grant such allowances or other adjustments to the Borrowers' account debtors as the Borrowers may reasonably deem to accord with sound business practice, provided, however, the authority granted the Borrowers pursuant to this ss.8.15 may be limited or terminated by the Administrative Agent at any time in the Administrative Agent's reasonable discretion.

         8.16. FURTHER ASSURANCES. The Borrowers will, and will cause each of their Subsidiaries to, cooperate with the Lenders and the Administrative Agent and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

                         9. CERTAIN NEGATIVE COVENANTS.

         The Borrowers covenant and agree that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligations to issue, extend or renew any Letters of Credit:

         9.1. RESTRICTIONS ON INDEBTEDNESS. The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                  (a) Indebtedness to the Lenders and the Administrative Agent arising under any of the Loan Documents;

                  (b) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                  (c) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by the Borrowers or such Subsidiary or under any Capitalized Lease, provided that the aggregate principal amount of such Indebtedness of the Borrowers and their Subsidiaries shall not exceed the aggregate amount of $7,500,000 at any one time;

                  (d) Indebtedness existing on the date hereof and listed and described on Schedule 9.1 hereto; and

                  (e) Indebtedness of a Borrower to another Borrower or of a Subsidiary of the Borrowers existing on the date hereof to the Borrowers.

         9.2. RESTRICTIONS ON LIENS.

                  9.2.1. PERMITTED LIENS. The Borrowers will not, and will not permit any of their Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any Lien upon any of their property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid could by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any "receivables" as defined in clause (g) of the definition of the term "Indebtedness," with or without recourse; provided that the Borrowers or any of their Subsidiaries may create or incur or suffer to be created or incurred or to exist:

                                    (i)      Liens in favor of the Borrowers on
                           all or part of the assets of Subsidiaries of the Borrowers securing Indebtedness owing by Subsidiaries of the Borrowers to the Borrowers;

                                    (ii)     Liens to secure taxes, assessments
                           and other government charges in respect of obligations not overdue or Liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

                                    (iii)    deposits or pledges made in
                           connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                                    (iv)     Liens on properties in respect of
                           judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrowers or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                                    (v)      Liens of carriers, warehousemen,
                           mechanics and materialmen, and other like Liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

                                    (vi)     encumbrances on Real Estate
                           consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens and other minor Liens, provided that none of such Liens (A) interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrowers and their Subsidiaries, and (B) individually or in the aggregate have a Material Adverse Effect;

                                    (vii)    Liens existing on the date hereof
                           and listed on Schedule 9.2 hereto;

                                    (viii)   purchase money security interests
                           in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by ss.9.1(c), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

                                    (ix)     Liens in favor of the
                           Administrative Agent for the benefit of the Lenders and the Administrative Agent under the Loan Documents;

                                    (x)      The Rolex Liens; and

                                    (xi)     Liens of a bank or financial
                           institution with respect to funds deposited with such institution.

                  9.2.2. RESTRICTIONS ON NEGATIVE PLEDGES AND UPSTREAM LIMITATIONS. The Borrowers will not, nor will it permit any of their Subsidiaries to (a) enter into or permit to exist any arrangement or agreement (excluding the Agreement and the other Loan Documents) which directly or indirectly prohibits the Borrowers or any of their Subsidiaries from creating, assuming or incurring any Lien upon its properties, revenues or assets or those of any of their Subsidiaries whether now owned or hereafter acquired, or (b) enter into any agreement, contract or arrangement (excluding the Agreement and the other Loan Documents) restricting the ability of any Subsidiary of the Borrowers to pay or make dividends or distributions in cash or kind to the Borrowers, to make loans, advances or other payments of whatsoever nature to the Borrowers, or to make transfers or distributions of all or any part of its assets to the Borrowers; in each case other than
         (i) restrictions on specific assets which assets are the subject of purchase money security interests to the extent permitted under ss.9.2.1, and (ii) customary anti-assignment provisions contained in leases and licensing agreements entered into by the Borrowers or such Subsidiary in the ordinary course of its business.

         9.3. RESTRICTIONS ON INVESTMENTS. The Borrowers will not, and will not permit any of their Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

                  (a)      Cash Equivalents;

                  (b) Investments existing on the date hereof and listed on Schedule 9.3 hereto;

                  (c) Investments with respect to Indebtedness permitted by ss.9.1(e) so long as such entities remain Subsidiaries of the Borrowers;

                  (d) Investments by the Borrowers in each other existing on the Closing Date;

                  (e) Investments consisting of promissory notes received as proceeds of asset dispositions permitted by ss.9.5.2;

                  (f) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $250,000 in the aggregate at any time outstanding; and

                  (g)      Birks Closing Date Note;

provided, however, that, such Investments will be considered Investments permitted by this ss.9.3 only if all actions have been taken to the satisfaction of the Administrative Agent to provide to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, a first priority perfected security interest in all of such Investments free of all Liens other than Permitted Liens.

         9.4. RESTRICTED PAYMENTS. The Borrowers will not make any Restricted Payments; provided, however, the Borrowers may make (a) the Birks Manufacturing Payments, (b) the Birks Management Payments so long as no Default or Event of Default exists or would result therefrom and (c) commencing following the end of Mayor's 2003 fiscal year, during the forty-five day period following delivery of the Compliance Certificate delivered for the most recently ended the Reference Period, the Borrowers may make Distributions on Mayor's preferred stock in amounts equal to thirty-three percent (33%) of Free Cash Flow for the Reference Period most recently ended (the "Free Cash Flow Distributions") so long as (i) no Default or Event of Default exists, (ii) such Distributions are made in not more than two (2) installments per fiscal year, (iii) EBITDA for the Reference Period most recently ended exceeds Minimum EBITDA, (iv) average Availability for the period of thirty (30) days prior to such Free Cash Flow Distribution exceeds an amount equal to $5,000,000 plus the amount of such proposed Free Cash Flow Distribution, (v) actual Availability for the five (5) consecutive Business Days immediately prior to such Free Cash Flow Distribution exceeds an amount equal to $5,000,000 plus the amount of such proposed Free Cash Flow Distribution and (vi) immediately after such Free Cash Flow Distribution, actual Availability exceeds $5,000,000. The Borrowers will not make any Restricted Payments or payments or transfers of any kind to Exclusive Diamonds International, Ltd.

         9.5. MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

                  9.5.1. MERGERS AND ACQUISITIONS. The Borrowers will not, and will not permit any of their Subsidiaries to, become a party to any merger, amalgamation or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except the merger or consolidation of one or more of the Subsidiaries of the Borrowers with and into one of the Borrowers, or the merger or consolidation of two or more Subsidiaries of the Borrowers.

                  9.5.2. DISPOSITION OF ASSETS. The Borrowers will not, and will not permit any of their Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than (a) the sale of inventory, the licensing of intellectual property and the disposition of obsolete assets, in each case in the ordinary course of business consistent with past practices, (b) and the Borrowers may sell inventory and other assets outside the ordinary course of business in connection with Permitted Store Closings so long as the liquidation is conducted by a liquidator and is otherwise on terms and conditions acceptable to the Administrative Agent and (c) the Borrowers may sell the Private Label Accounts so long as such sale of Private Label Accounts is on terms and conditions substantially as set forth in the Private Label Accounts Commitment Letter or on terms otherwise reasonably satisfactory to the Agents and the Tranche B Lender.

         9.6. SALE AND LEASEBACK. The Borrowers will not, and will not permit any of their Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrowers or any Subsidiary of the Borrowers shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrowers or any Subsidiary of the Borrowers intends to use for substantially the same purpose as the property being sold or transferred.

         9.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrowers will not, and will not permit any of their Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e., releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

         9.8. EMPLOYEE BENEFIT PLANS. Neither the Borrowers nor any ERISA Affiliate will:

                  (a) engage in any "prohibited transaction" within the meaning of ss.406 of ERISA or ss.4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

                  (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in ss.302 of ERISA, whether or not such deficiency is or may be waived; or

                  (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrowers or any of their Subsidiaries pursuant to ss.302(f) or ss.4068 of ERISA; or

                  (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to ss.307 of ERISA or ss.401(a)(29) of the Code;

                  (e) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of ss.4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities, by more than the amount set forth in ss.7.16.3; or

                  (f) permit or take any action which would contravene any Applicable Pension Legislation.

         9.9. BUSINESS ACTIVITIES; PERMITTED STORE CLOSINGS. The Borrowers will not, and will not permit any of their Subsidiaries to, (a) engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the businesses conducted by them on the Closing Date and in related businesses, (b) execute, alter, modify, or amend any Lease; provided, however, the Borrower's may terminate the leases on the retail locations (i) listed on
Schedule 9.9 hereto or (ii) which otherwise constitute a Permitted Store Closing and are not listed on Schedule 9.9 or (c) except as provided in part
(b) hereof, commit to, or open or close any location at which the Borrowers maintains, offers for sales, or stores any of the Collateral.

         9.10. FISCAL YEAR. The Borrowers will not, and will not permit any of their Subsidiaries to, change the date of the end of its fiscal year from that set forth in ss.7.4.1.

         9.11. TRANSACTIONS WITH AFFILIATES. Each Affiliate of the Borrowers is listed on Schedule 7.19. The Borrowers shall provide the Administrative Agent with prior written notice of any entity's becoming or ceasing to be an Affiliate. The Borrowers will not, and will not permit any of their Subsidiaries to, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrowers, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business. Notwithstanding the foregoing, the Borrowers will not engage in any transaction with Birks except pursuant to the Birks Documents and the Borrowers will not make any payments to Birks other than the Birks Permitted Payments.

         9.12. BANK ACCOUNTS. The Borrowers will not, and will not permit any of their Subsidiaries to, (a) establish any bank accounts, credit card clearinghouse or processors, other than those Deposit Accounts, clearinghouses and processors and other accounts, all listed on Schedule 7.20(a) and Schedule 7.20(b), without the Administrative Agent's prior written consent, (b) violate directly or indirectly any Control Agreement or other bank agency or lock box agreement in favor of the Administrative Agent for the benefit of the Lenders and the Administrative Agent with respect to such account, (c) deposit into any of the payroll accounts listed on Schedule 7.20(a) any amounts in excess of amounts necessary to pay current payroll obligations from such accounts or (d) change any direction or designation relating to any credit card clearinghouse or processor.

         9.13. INTEREST RATE AGREEMENTS. The Borrowers will not purchase or enter into any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option agreement or other similar agreement or arrangement which is designed to protect any Borrower against fluctuations in interest rates other than any Interest Rate Agreement without the prior written consent of the Agents.

                            10. FINANCIAL COVENANTS.

         The Borrowers covenant and agree that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Letters of Credit:

         10.1. CAPITAL EXPENDITURES. The Borrowers will not make, or permit any Subsidiary of the Borrowers to make, Capital Expenditures in any fiscal year that exceed, in the aggregate, the amounts listed below opposite such fiscal year:

           Fiscal Year                               Maximum Amount
           -----------                               --------------
        2002 Fiscal Year                                $2,250,000

        2003 Fiscal Year                                $1,750,000

        2004 Fiscal Year                                $1,750,000

; provided, however, Capital Expenditures for the 2002 fiscal year may be increased dollar for dollar (not to exceed $500,000) by the amount that the aggregate actual payments to the Borrowers' landlords in connection with the termination of leases of the retail locations set forth on Schedule 9.9 are less than the projected amount of such payments as set forth in the Projections; provided, further that any amount that is permitted to be used for Capital Expenditures in any fiscal year as set forth above that is not used for Capital Expenditures in such fiscal year may be added to the maximum amount permitted to be used for Capital Expenditures in the next succeeding fiscal year but not in any subsequent fiscal year.

        10.2 MINIMUM ACCOUNTS PAYABLE TO INVENTORY. At all times during a Restriction Period, the Borrowers will not allow the book value determined in accordance with GAAP of the Borrowers' accounts payable to be less than an amount equal to the percentage set forth below applicable at the time of calculation multiplied by the book value determined in accordance with GAAP of the Borrowers' Inventory:

               Fiscal Quarter                     Percentage
               --------------                     ----------
   Mayor's 2002 fourth fiscal quarter                3.0%

    Mayor's 2003 first fiscal quarter                7.0%

  Mayor's 2003 second fiscal quarter                 7.0%

    Mayor's 2003 third fiscal quarter               13.0%

   Mayor's 2003 fourth fiscal quarter                5.0%

    Mayor's 2004 first fiscal quarter                9.0%

  Mayor's 2004 second fiscal quarter                 9.0%

    Mayor's 2004 third fiscal quarter               15.0%

   Mayor's 2004 fourth fiscal quarter                5.0%

    Mayor's 2005 first fiscal quarter                9.0%

Mayor's 2005 second fiscal quarter and               9.0%
  each fiscal quarter ending thereafter

                             11. CLOSING CONDITIONS

         The obligations of the Lenders to make the initial Revolving Credit Loans and the Tranche B Loan and of the Administrative Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to August 20, 2002:

         11.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders. Each Lender shall have received a fully executed copy of each such document.

         11.2. CERTIFIED COPIES OF GOVERNING DOCUMENTS AND BIRKS DOCUMENTS. Each of the Lenders shall have received from the Borrowers a copy, certified by a duly authorized officer of such Person to be true and complete on the

Closing Date, of (a) each of its Governing Documents as in effect on such date of certification and (b) each of the Birks Documents.

         11.3. CORPORATE OR OTHER ACTION. All corporate (or other) action necessary for the valid execution, delivery and performance by the Borrowers and each their Subsidiaries of this Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lenders shall have been provided to each of the Lenders.

         11.4. INCUMBENCY CERTIFICATE. Each of the Lenders shall have received from the Borrowers and each of their Subsidiaries an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrowers or such Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of each of the Borrowers of such Subsidiary, each of the Loan Documents to which the Borrowers or such Subsidiary is or is to become a party;
(b) in the case of the Borrowers' Representative, to make Loan Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.

         11.5. VALIDITY OF LIENS. The Security Documents shall be effective to create in favor of the Administrative Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and Lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Administrative Agent to protect and preserve such security interests shall have been duly effected. The Administrative Agent shall have received evidence thereof in form and substance satisfactory to the Administrative Agent.

         11.6. PERFECTION CERTIFICATES AND UCC SEARCH RESULTS. The Administrative Agent shall have received from each of the Borrowers a completed and fully executed Perfection Certificate and the results of UCC searches (and the equivalent thereof in all applicable foreign jurisdictions) with respect to the Collateral, indicating no Liens other than Permitted Liens and otherwise in form and substance satisfactory to the Administrative Agent.

         11.7. TAXES. The Administrative Agent shall have received evidence of payment of real estate taxes and municipal charges on all Real Estate not delinquent on or before the Closing Date.

         11.8. CERTIFICATES OF INSURANCE. The Administrative Agent shall have received (a) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with this Agreement and (b) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).

         11.9. CONTROL AGREEMENTS; CREDIT CARD CLEARING HOUSE. The Borrowers shall have established the Fleet Concentration Account, and the Administrative Agent shall have received a Control Agreement executed by each depository institution with an Interim Concentration Account or Local Account with Bank of America, N.A., SunTrust

Bank/Miami, N.A. and SunTrust Bank,/Atlanta, N.A. The Borrowers shall deliver to the Administrative Agent, notification, executed on behalf of the Borrowers, to each of the Borrowers' credit card clearinghouses and processors of notice (in form satisfactory to the Administrative Agent), which notice provides that payment of all credit card charges submitted by the Borrowers to that clearinghouse or other processor and any other amount payable to the Borrowers by such clearinghouse or other processor shall be directed to the Fleet Concentration Account or as otherwise designated from time to time by the Administrative Agent.

         11.10. BORROWING BASE REPORT. The Administrative Agent shall have received from the Borrowers the initial Borrowing Base Report dated as of the Closing Date.

         11.11. MINIMUM DAY ONE AVAILABILITY. After giving effect to the first funding of the Revolving Credit Loans and the Tranche B Loan; all then held checks (if any); accounts payable which are beyond credit terms then accorded the Borrowers; overdrafts; any charges to the Loan Account made in connection with the establishment of the credit facility contemplated hereby; and Letter's of Credit to be issued at, or immediately subsequent to, such establishment, Availability shall not be less than $14,000,000; provided, however, that in the event the Borrowers have sold their Private Label Accounts as contemplated by ss.11.14 herein, Availability shall not be less than $19,000,000.

         11.12. ACCOUNTS RECEIVABLE AGING REPORT. The Administrative Agent shall have received from the Borrowers the most recent Accounts Receivable aging report of the Borrowers and their Subsidiaries dated as of a date which shall be no more than five (5) days prior to the Closing Date and the Borrowers shall have notified the Administrative Agent in writing on the Closing Date of any material deviation from the Accounts Receivable values reflected in such Accounts Receivable aging report and shall have provided the Administrative Agent with such supplementary documentation as the Administrative Agent may reasonably request.

         11.13. OPINION OF COUNSEL. Each of the Lenders and the Administrative Agent shall have received a favorable legal opinion addressed to the Lenders and the Administrative Agent, dated as of the Closing Date, in form and substance satisfactory to the Lenders and the Administrative Agent, from Morgan, Lewis & Bockius LLP, counsel to the Borrowers and their Subsidiaries.

         11.14. PRIVATE LABEL ACCOUNTS. The Agents shall have received a fully executed copy of the Private Label Accounts Commitment Letter in form and substance satisfactory to the Agents and the Tranche B Lender.

         11.15. INVESTMENT BY BIRKS. The Administrative Agent shall have received evidence in form and substance satisfactory to the Agents that Birks has made an aggregate cash investment in Mayor's in an amount not less than $10,000,000, pursuant to which Birks has acquired a controlling interest in Mayor's.

         11.16. SETTLEMENT AGREEMENTS WITH LANDLORDS. The Administrative Agent shall have received evidence in form and substance satisfactory to the Administrative Agent that the Borrowers have entered into settlement agreements with a minimum of seventy-five percent (75%) of the landlords of the retail stores closed or to be closed as set forth on Schedule 9.9 hereto.

         11.17. PAYMENT OF FEES. The Borrowers shall have paid to the Lenders or the Administrative Agent, as appropriate, the Fees pursuant to ss.5.1 and 5.2.

         11.18. PAYOFF LETTER. The Administrative Agent shall have received a payoff letter from FRFI, as administrative agent (in such capacity, the "Existing Agent") for itself and the other financial institutions from time to time party to that certain Revolving Credit, Tranche B Loan and Security Agreement dated as of May 30, 2002, indicating the amount of the loan obligations of the Borrowers to the Existing Agent to be discharged on the Closing Date and an acknowledgment by the Existing Agent that upon receipt of such funds it will forthwith execute and deliver to the Administrative Agent for filing all termination statements and take such other actions as may be necessary to discharge all mortgages, deeds of trust and security interests granted by the Borrowers or any of their Subsidiaries in favor of the Existing Agent.

         11.19. ROLEX AGREEMENTS. To the extent that there are Rolex Liens on the Closing Date, the liens shall be on terms and conditions satisfactory to the Agents.

         11.20. FAIRNESS OPINION. The Agents shall have received a copy of an opinion, dated as of July 29, 2002, in form and substance satisfactory to the Agents, from Capitalink, LC in connection with the transactions contemplated under the Birks Documents.

         11.21. DELIVERY OF THE BIRKS CLOSING DATE NOTE AND ALLONGE ENDORSEMENT. The Administrative Agent shall have received the original Birks Closing Date Note together with an instrument of transfer or assignment to such Birks Closing Date Note duly executed and dated in blank and in form and substance satisfactory to the Administrative Agent.

                       12. CONDITIONS TO ALL BORROWINGS.

         The obligations of the Lenders to make any Loan, including the Revolving Credit Loan and the Tranche B Loan, and of the Administrative Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

         12.1. REPRESENTATIONS TRUE; NOT IN DEFAULT. Each of the representations and warranties of any of the Borrowers and their Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default shall exist.

         12.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Administrative Agent would make it illegal for the Administrative Agent to issue, extend or renew such Letter of Credit.

         12.3. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Lenders and to the Administrative Agent and the Administrative Agent's Special Counsel, and the Lenders, the Administrative Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Administrative Agent may reasonably request.

         12.4. BORROWING BASE REPORT. The Administrative Agent shall have received the most recent Borrowing Base Report required to be delivered to the Administrative Agent in accordance with ss.8.4(f).

         12.5. MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the Borrowers' financial condition from the most recent financial information furnished to the Administrative Agent or any Lender pursuant to this Agreement.

         12.6. SALES TAXES. If requested by the Administrative Agent all or a portion of any Loan will be set aside by the Borrowers to cover the Borrowers' obligations for sales tax on account of sales since the then most recent borrowing pursuant to the Loans Credit.

                   13. EVENTS OF DEFAULT; ACCELERATION; ETC.

         13.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default") shall occur:

                  (a) the Borrowers shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (b) the Borrowers or any of their Subsidiaries shall fail to pay any interest on the Loans, any Fees, or other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (c) (i) the Borrowers shall fail to comply with any of their covenants contained in ss.ss.8 (other than ss.8.4), 9 or 10 and
         (ii) the Borrowers shall fail to comply with ss.8.4 for five (5) days after the date otherwise set forth in such section as a deadline for compliance;

                  (d) the Borrowers or any of their Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this ss.13.1) for fifteen (15) days after written notice of such failure has been given to the Borrowers' Representative by the Administrative Agent;

                  (e) any representation or warranty of the Borrowers or any of their Subsidiaries in this Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                  (f) the Borrowers or any of their Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received, in respect of any Capitalized Leases or Lease, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received, in respect of any Capitalized Leases or Lease for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or any such holder or holders shall rescind or shall have a right to rescind the purchase of any such obligations;

                  (g) the Borrowers or any of their Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrowers or any of their Subsidiaries or of any substantial part of the assets of the Borrowers or any of their Subsidiaries or shall commence any case or other proceeding relating to the Borrowers or any of their Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrowers or any of their Subsidiaries and the Borrowers or any of their Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

                  (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrowers or any of their Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrowers or any Subsidiary of the Borrowers in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                  (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against the Borrowers or any of their Subsidiaries that, with other outstanding final judgments, undischarged, against the Borrowers or any of their Subsidiaries exceeds in the aggregate $500,000;

                  (j) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Administrative Agent's security interests, mortgages or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by this Agreement and the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrowers or any of their Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                  (k) the Borrowers or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $100,000, or the Borrowers or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $100,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of ss.302(f)(1) of ERISA), provided that the Administrative Agent determines in its reasonable discretion that such event (A) could be expected to result in liability of the Borrowers or any of their Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $(*) and (B) could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

                  (l) the Borrowers or any of their Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any Governmental Authority from conducting (i) any material part of its business or (ii) business at more than five (5) retail locations, and such order shall continue in effect for more than fifteen (15) days;

                  (m) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at more than five (5) retail locations not covered by business interruption insurance;

                  (n) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrowers or any of their Subsidiaries if such loss, suspension, revocation or failure to renew would have a Material Adverse Effect;

                  (o) the Borrowers or any of their Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought or threatened against the Borrowers or any of their Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of the Borrowers or such Subsidiary included in the Borrowing Base or any assets of the Borrowers or such Subsidiary not included in the Borrowing Base but having a fair market value in excess of $500,000 (unless covered by insurance);

                  (p) the Chief Executive Officer of Mayor's is not Thomas Andruskevich, and an individual acceptable to the Administrative Agent shall not have been hired within sixty (60) days to replace such person; provided that the Administrative Agent shall not unreasonable deny the candidature of an individual of proven technical and moral qualities;

                  (q)      a Change of Control shall occur;

                  (r) the Borrowers shall not have received $5,000,000 prior to September 30, 2002 on account of the Birks Closing Date Note; or

                  (s) the Borrowers shall not have sold their Private Label Accounts prior to October 31, 2002;

then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and shall upon the request of (i) the Required Lenders or, (ii) following the Standstill Termination Date, the Tranche B Lender, by notice in writing to the Borrowers Representative declare all amounts owing with respect to this Agreement, the Loan Account, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; provided that in the event of any Event of Default specified in ss.ss.13.1(g), 13.1(h) or 13.1(j), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent or any Lender. Following the Standstill Termination Date, if requested by the Tranche B Lender the Administrative Agent will exercise those rights accorded to the Collateral Agent under the Loan Documents as a creditor of the Borrowers looking towards the realization on the Collateral (a "Liquidation"). Notwithstanding the foregoing, the Administrative Agent shall have the sole authority to determine the procedures to effect a Liquidation.

         13.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in ss.13.1(g), ss.13.1(h) or ss.13.1(j) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Lenders shall be relieved of all further obligations to make Loans to the Borrowers and the Administrative Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other

Event of Default shall have occurred and be continuing, or if on any Drawdown Date or other date for issuing, extending or renewing any Letter of Credit the conditions precedent to the making of the Loans to be made on such Drawdown Date or (as the case may be) to issuing, extending or renewing such Letter of Credit on such other date are not satisfied, the Administrative Agent may and, upon the request of the Required Lenders shall, by notice to the Borrowers' Representative, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Lenders shall be relieved of all further obligations to make Loans and the Administrative Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrowers or any of their Subsidiaries of any of the Obligations.

         13.3. REMEDIES.

                  13.3.1. GENERAL.

                  (a) In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to ss.13.1, each Lender, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Required Lenders or the Administrative Agent but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon any Lender or the Administrative Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

                  (b) If a Default has occurred, the Administrative Agent, without any other notice to or demand upon the Borrowers, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State and any additional rights and remedies as may be provided to a secured party in any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Administrative Agent may, so far as the Borrowers can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Administrative Agent may in its reasonable discretion require the Borrowers to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of the Company's principal office(s) or at such other locations as the Administrative Agent may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Administrative Agent shall give to the Borrowers at least five (5) Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Borrowers hereby acknowledges that five
         (5) Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, the Borrowers waive any and all rights that they may have to a judicial hearing in advance of the enforcement of any of the Administrative Agent's rights and remedies hereunder, including, without limitation, its right if a Default exists to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

                  13.3.2. SECURITIES AND DEPOSITS. The Administrative Agent may at any time, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not any Obligations are due, the Administrative Agent may demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Administrative Agent or any Lender to the Borrowers may at any time be applied to or set off against any of the Obligations.

                  13.3.3. NOTIFICATION TO ACCOUNT DEBTORS AND OTHER PERSONS OBLIGATED ON COLLATERAL. The Borrowers shall, at the request and option of the Administrative Agent, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Administrative Agent in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Administrative Agent or to any financial institution designated by the Administrative Agent as the Administrative Agent's agent therefor, and the Administrative Agent may itself, without notice to or demand upon the Borrowers, so notify account debtors and other persons obligated on Collateral. After the making of such a request or the giving of any such notification, the Borrowers shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Borrowers as trustee for the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, without commingling the same with other funds of the Borrowers and shall turn the same over to the Administrative Agent in the identical form received, together with any necessary endorsements or assignments. The Administrative Agent shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Administrative Agent to the Obligations, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

                  13.3.4. STANDARDS FOR EXERCISING RIGHTS AND REMEDIES. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, the Borrowers acknowledge and agree that it is not commercially unreasonable for the Administrative Agent (a) to fail to incur expenses reasonably deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of,
         (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Borrowers, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or
         (l) to the extent deemed appropriate by the Administrative Agent, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral, or (m) conduct going out of business sales and otherwise liquidate the inventory. The Borrowers acknowledge that the purpose of this ss.13.3.4 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would fulfill the Administrative Agent's duties under the Uniform Commercial Code of the Commonwealth of Massachusetts or any other relevant jurisdiction in the Administrative Agent's exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this ss.13.3.4. Without limitation upon the foregoing, nothing contained in this ss.13.3.4. shall be construed to grant any rights to the Borrowers or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this ss.13.3.4.

         13.4. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that, an Event of Default exists, the Administrative Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of this Agreement or any the Security Documents, or otherwise with respect to the realization upon, or disposition of, any of the Collateral, such monies shall be distributed for application as follows:

                  (a) First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent or, the Administrative Agent's Special Counsel or Lender's Special Counsel, for the exercise, protection or enforcement by the Administrative Agent, the Administrative Agent's Special Counsel or Lender's Special Counsel of all or any of the rights, remedies, powers and privileges of the Administrative Agent, the Administrative Agent's Special Counsel or Lender's Special Counsel under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

                  (b) Second, to all Obligations owing to the Revolving Credit Lenders and the Administrative Agent (including the making allowance to take into account for any Obligations not then due and payable (i.e., to cash collateralize up to 105% of the Maximum Drawing Amount) and excluding the Revolving Credit Early Termination Fee, Obligations under Interest Rate Agreements and Obligations pursuant to subsection (b) of the definition of Obligations to the extent that they do not relate to cash management or similar services) in such order or preference as the Required Lenders may determine; provided, however, that (i) distributions shall be made (A) pari passu among Obligations with respect to the Agent Fees and all other Obligations owed to the Revolving Credit Lenders and (B) with respect to each type of Obligation owing to the Revolving Credit Lenders, such as interest, principal, reasonable fees and expenses, among the Revolving Credit Lenders pro rata, and (ii) the Administrative Agent may in its reasonable discretion make proper allowance to take into account any Obligations not then due and payable;

                  (c) Third, to all Obligations owing to the Tranche B Lender (excluding the Tranche B Early Termination Fee);

                  (d) Fourth, to the Administrative Agent and the Revolving Credit Lenders on account of Obligations relating to the Revolving Credit Early Termination Fee;

                  (e) Fifth, to the Tranche B Lender on account of all other Obligations owing to the Tranche B Lender;

                  (f) Sixth, to all other Obligations owing to the Revolving Credit Lenders;

                  (g) Seventh, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lenders and the Administrative Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to ss.9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

                  (h) Eighth, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

                                 14. THE AGENTS.

         14.1. AUTHORIZATION.

                  (a) The Administrative Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Administrative Agent, together with such powers as are reasonably incident thereto, including the authority, without the necessity of any notice to or further consent of the Lenders, from time to time to take any action with respect to any Collateral or the Security Documents which may be necessary to perfect, maintain perfected or insure the priority of the security interest in and liens upon the Collateral granted pursuant to the Security Documents, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Administrative Agent.

                  (b) The relationship between the Agents and each of the Lenders is that of an independent contractor. The use of the term "Administrative Agent" or "Syndication Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Administrative Agent or the Syndication Agent, as applicable and each of the Lenders. Nothing contained in this Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Administrative Agent or the Syndication Agent, as applicable and any of the Lenders.

                  (c) As an independent contractor empowered by the Lenders to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Administrative Agent is nevertheless a "representative" of the Lenders, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Lenders and the Administrative Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Administrative Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Lenders and the Administrative Agent.

         14.2. EMPLOYEES AND ADMINISTRATIVE AGENTS. Either Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. Any Agent may utilize the services of such Persons as such Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers.

         14.3. NO LIABILITY. None of the Agents, their shareholders, directors, officers or employees or any other Person assisting them in their duties or any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that such Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence. The burden of establishing that any Agent has at any time failed to act in a reasonable manner in the exercise of its discretion shall be on the Borrowers and may only be made on clear and convincing evidence.

         14.4. NO REPRESENTATIONS.

                  14.4.1. GENERAL. Neither Agent shall be responsible for the execution or validity or enforceability of this Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrowers or any of their Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrowers or any of their Subsidiaries. Neither Agent shall be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrowers or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agents have not made nor do they now make any representations or warranties, express or implied, nor do they assume any liability to the Lenders, with respect to the credit worthiness or financial conditions of the Borrowers or any of their Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon either Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

                  14.4.2. CLOSING DOCUMENTATION, ETC. For purposes of determining compliance with the conditions set forth in ss.11, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consent to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Administrative Agent active upon the Borrowers' account shall have received notice from such Lender not less than two days prior to the Closing Date specifying such Lender's objection thereto and such objection shall not have been withdrawn by notice to the Administrative Agent to such effect on or prior to the Closing Date.

         14.5. PAYMENTS.

         14.5.1. PAYMENTS TO ADMINISTRATIVE AGENT. A payment by the Borrowers to the Administrative Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Administrative Agent agrees promptly to distribute to each Lender such Lender's pro rata share of payments received by the Administrative Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

         14.5.2. DISTRIBUTION BY ADMINISTRATIVE AGENT. If in the reasonable opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

         14.5.3. DELINQUENT LENDERS. Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Revolving Credit Lender that fails (a) to make available to the Administrative Agent its pro rata share of any Revolving Credit Loan or to purchase any Letter of Credit Participation or (b) to comply with the provisions of ss.16.1 with respect to making dispositions and arrangements with the other Revolving Credit Lenders, where such Revolving Credit Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Revolving Credit Lenders, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Lender") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, reasonable fees or otherwise, to the remaining nondelinquent Revolving Credit Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Lender hereby authorizes the Administrative Agent to distribute such payments to the nondelinquent Revolving Credit Lenders in proportion to their respective pro rata shares of all outstanding Revolving Credit Loans and Unpaid Reimbursement Obligations. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Lenders, the Revolving Credit Lenders' respective pro rata shares of all outstanding Revolving Credit Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

         14.6. HOLDERS OF NOTES. The Administrative Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

         14.7. INDEMNITY. The Lenders ratably agree hereby to indemnify and hold harmless each Agent and its affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which such Agent or such affiliate has not been reimbursed by the Borrowers as required by ss.16.2), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or such Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by such Agent's willful misconduct or gross negligence.

         14.8. ADMINISTRATIVE AGENT AS LENDER. In its individual capacity, FRFI shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Administrative Agent. In its individual capacity, GMACBC shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Syndication Agent.

         14.9. RESIGNATION. The Administrative Agent and the Syndication Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Lenders and the Borrowers' Representative. Upon any such resignation by the Administrative Agent, the Required Lenders and the Tranche B Lender shall have the right to appoint a successor Administrative Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Administrative Agent shall be reasonably acceptable to the Borrowers. If no successor Administrative Agent shall have been so appointed by the Required Lenders and the Tranche B Lender and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be (a) a financial institution having a rating of not less than A or its equivalent by S&P or (b) following the exercise of the buyout option set forth in ss.3.7, the Tranche B Lender or any other Person appointed by the Tranche B Lender. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         14.10. NOTIFICATION IF DEFAULT EXISTS. Each Lender hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Administrative Agent thereof. The Administrative Agent hereby agrees that upon receipt of any notice under this ss.14.10 it shall promptly notify the other Lenders that the a Default exist.

         14.11. DUTIES IN THE CASE OF ENFORCEMENT. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Administrative Agent shall, if (a) so requested by the Required Lenders or, following the Standstill Termination Date, the Tranche B Lender, and (b) the Lenders have provided to the Administrative Agent such additional indemnities and assurances against expenses and liabilities as the Administrative Agent may reasonably request, proceed to enforce the provisions of this Agreement and the other Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Required Lenders or, following the Standstill Termination Date if the Required Lenders have not already done so, the Tranche B Lender, may direct the Administrative Agent in writing as to the method and the extent of any such sale or other disposition, the Lenders hereby agreeing to indemnify and hold the Administrative Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Administrative Agent need not comply with any such direction to the extent that the Administrative Agent reasonably believes the Administrative Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

         14.12. AGENTS' OBLIGATIONS AND DUTIES WITH REGARD TO COLLATERAL. Anything herein to the contrary notwithstanding, the Borrowers shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by the Borrowers thereunder. None of the Agents or Lenders shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by either Agent or any Lender of any payment relating to any of the Collateral, nor shall either Agent or any Lender be obligated in any manner to perform any of the obligations of the Borrowers under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by either Agent or any Lender in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to either Agent or to which the either Agent or any Lender may be entitled at any time or times. The Administrative Agent's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under ss.9-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Administrative Agent deals with similar property for its own account. In connection with any sale of assets permitted by this Agreement, the Administrative Agent is authorized to release the liens granted by the Borrowers to the Administrative Agent.

                        15. ASSIGNMENT AND PARTICIPATION.

         15.1. CONDITIONS TO ASSIGNMENT.

                  15.1.1 CONDITIONS TO ASSIGNMENT BY REVOLVING CREDIT LENDERS. Except as provided herein, each Revolving Credit Lender may assign to one or more commercial banks, other financial institutions or other Persons, all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Revolving Credit Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit); provided that (a) the Administrative Agent and, so long as no Default exists, the Borrowers' Representative, shall have given their prior written consent to such assignment, such consent not to be unreasonably withheld; except that the consent of the Administrative Agent or the Borrowers' Representative shall not be required in connection with any assignment by a Lender to (i) an existing Lender or (ii) a Lender Affiliate of such Lender, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Revolving Credit Lender's rights and obligations under this Agreement, it being understood that non-pro rata assignments of the Commitments and the Revolving Credit Loans are not permitted, (c) each assignment (or, in the case of assignments by a Revolving Credit Lender to its Lender Affiliates, the aggregate holdings of such Revolving Credit Lender and its Lender Affiliates after giving effect to such assignments), shall be in an amount that is not less than $10,000,000 or a whole multiple of $1,000,000 in excess thereof (or such lesser amount as shall constitute the aggregate holdings of such Lender and (d) the parties to such assignment shall execute and deliver to the Administrative Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit F(i) hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (y) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Revolving Credit Lender hereunder, and (z) the assigning Revolving Credit Lender shall, to the extent provided in such assignment and upon payment to the Administrative Agent of the registration fee referred to in ss.15.3, be released from its obligations under this Agreement. In connection with each assignment the Assigning Lender agrees to pay to the Administrative Agent a registration fee in the sum of $3,500.

                  15.1.2. CONDITIONS TO ASSIGNMENT BY TRANCHE B LENDER. The Tranche B Lender may assign to one or more commercial banks, other financial institutions or other Persons, all or a portion of its interests, rights and obligations under this Agreement; provided that
         (a) the Administrative Agent shall have given its prior written consent to such assignment, such consent not to be unreasonably withheld; except that the consent of the Administrative Agent shall not be required in connection with any assignment by the Tranche B Lender (i) if an Event of Default exists, (ii) to an existing Lender or (iii) to a Lender Affiliate of such Tranche B Lender and (b) the parties to such assignment shall execute and deliver to the Administrative Agent for recording in the Register an Assignment and Acceptance substantially in the form of Exhibit F(ii).

         15.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

                  (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

                  (b) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrowers and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

                  (c) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in ss.7.4 and ss.8.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                  (d) such assignee will, independently and without reliance upon the assigning Lender, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

                  (e) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

                  (f) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender;

                  (g) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

                  (h) such assignee acknowledges that it has made arrangements with the assigning Revolving Credit Lender satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

         15.3. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Administrative Agent shall (a) record the information contained therein in the Loan Account and the Register, and (b) give prompt notice thereof to the Borrowers and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice from the Assignee, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Note, a new Note to the order of such Assignee in an amount equal to the amount assumed by such Assignee pursuant to such Assignment and Acceptance and, if the assigning Revolving Credit Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Revolving Credit Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this ss.15.3, the Borrowers shall deliver upon the request of the Lender an opinion of counsel, addressed to the Lenders and the Administrative Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Lenders. The surrendered Notes shall be cancelled and returned to the Borrowers.

         15.4. PARTICIPATIONS. Each Lender may sell participations to one or more Lenders or other entities in all or a portion of such Lender's rights and obligations under this Agreement and the other Loan Documents; provided that (a)
(i) with respect to Revolving Credit Lenders, each such participation shall be in an amount of not less than $5,000,000 and (ii) with respect to the Tranche B Lender, each such participation shall be in an amount of not less than $1,000,000, (b) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrowers, (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that (i) with respect to the Revolving Credit Lenders, would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Lender as it relates to such participant, reduce the amount of any Unused Fee or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest and (ii) with respect to the Tranche B Lender, would reduce the principal, interest or fees payable on the Tranche B Loan, postpone any scheduled payment of any principal, interest or fees on account of the Tranche B Loan or release Collateral which would cause an OverLoan and (d) except for Gordon Brothers, no such sale may be to a person whose business is the retail sale of jewelry.

         15.5. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWERS. If any assignee Lender is an Affiliate of the Borrowers, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to ss.13.1 or ss.13.2, and the determination of the Required Lenders shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Lender's interest in any of the

Loans or Reimbursement Obligations. If any Lender sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is the Borrowers or an Affiliate of the Borrowers, then such transferor Lender shall promptly notify the Administrative Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to ss.13.1 or ss.13.2 to the extent that such participation is beneficially owned by the Borrowers or any Affiliate of the Borrowers, and the determination of the Required Lenders shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Loans or Reimbursement Obligations to the extent of such participation.

         15.6. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Lender shall retain its rights to be indemnified pursuant to ss.16.3 with respect to any claims or actions arising prior to the date of such assignment. Anything contained in this ss.15 to the contrary notwithstanding, any Lender may at any time pledge or assign a security interest in all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to secure obligations of such Lender, including any pledge or assignment to secure obligations to (a) any of the twelve Federal Reserve Banks organized under ss.4 of the Federal Reserve Act, 12 U.S.C. ss.341 and (b) with respect to any Lender that is a fund that invests in bank loans, to any lender or any trustee for, or any other representative of, holders of obligations owed or securities issued by such fund as security for such obligations or securities or any institutional custodian for such fund or for such lender. Any foreclosure or similar action by any Person in respect of such pledge or assignment shall be subject to the other provisions of this ss.15. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents, provide any voting rights hereunder to the pledgee thereof, or affect any rights or obligations of the Borrowers or Administrative Agent hereunder.

         15.7. ASSIGNMENT BY BORROWERS. The Borrowers shall not assign or transfer any of their rights or obligations under any of the Loan Documents without the prior written consent of each of the Lenders.

                     16. PROVISIONS OF GENERAL APPLICATIONS.

         16.1. SETOFF. The Borrowers hereby grant to the Administrative Agent and each of the Lenders a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Administrative Agent and each Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Administrative Agent or such Lender or any Lender Affiliate and their successors and assigns or in transit to any of them. Regardless of the adequacy of any collateral, if any of the Obligations are due and payable and have not been paid or any Event of Default shall have occurred, any deposits or other sums credited by or due from any of the Lenders to the Borrowers and any securities or other property of the Borrowers in the possession of such Lender may be applied to or set off by such Lender against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrowers to such Lender. ANY AND ALL RIGHTS TO REQUIRE ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWERS ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. Each of the Lenders agree with each other Lender that (a) if an amount to be set off is to be applied to Indebtedness of the Borrowers to such Lender, other than Indebtedness constituting Obligations owed to such Lender, such amount shall be applied ratably to such other Indebtedness and to the Obligations owed to such Lender, and (b) if such Lender shall receive from the Borrowers, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim constituting the Obligation owed to such Lender by proceedings against the Borrowers at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of Obligations owed to such Lender any amount in excess of its "ratable portion" of the payments received by all of the Lenders with respect to the Obligations owed to all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Obligations owed it its "ratable portion" as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest. As used here in "ratable portion" shall mean the amounts such Lender would have received if the amounts had been applied in accordance with ss. 13.4.

         16.2. EXPENSES. The Borrowers jointly and severally agree to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Administrative Agent or any of the Lenders (other than taxes based upon the Administrative Agent's or any Lender's or any interestholder in a Lender's net income or profits and other than any taxes referred to in the first sentence of ss. 5.3.2, which shall be taken into account in the manner provided by ss. 5.3.2) on or with respect to the transactions contemplated by this Agreement (the Borrowers hereby agreeing to indemnify the Administrative Agent and each Lender with respect thereto), (c) the reasonable fees, expenses and disbursements of the Administrative Agent's Special Counsel, counsel to the Syndication Agent, counsel to the Tranche B Lender or any local counsel to the Administrative Agent incurred in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document for providing for such cancellation, (d) the reasonable fees, expenses and disbursements of the Administrative Agent, the Syndication Agent, the Tranche B Lender or any of their affiliates incurred by the Administrative Agent, the Syndication Agent, the Tranche B Lender or any such affiliate in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all title insurance premiums and surveyor, engineering, appraisal and examination charges, (e) any reasonable fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by the Administrative Agent or the Syndication Agent in establishing, maintaining or handling agency accounts, lock box accounts and other accounts for the collection of any of the Collateral, (f) all reasonable out-of-pocket expenses (including without limitation the Administrative Agent's, the Syndication Agent's and the Tranche B Lender's travel costs and reasonable attorneys' fees and costs, which attorneys may be employees of the Administrative Agent, the Syndication Agent or the Tranche B Lender, and reasonable consulting, accounting, appraisal, investment bankruptcy and similar professional fees and charges) incurred by the Administrative Agent, the Syndication Agent, the Tranche B Lender, the Administrative Agent's Special Counsel, counsel to the Syndication Agent, counsel to the Tranche B Lender or Lender's Special Counsel (as defined below) in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrowers or any of their Subsidiaries or the administration thereof after a Default exists and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Lender's or the Administrative Agent's relationship with the Borrowers or any of their Subsidiaries and (g) all reasonable fees, expenses and disbursements of the Administrative Agent incurred in connection with UCC searches, UCC filings, intellectual property searches, intellectual property filings or mortgage recordings. In the Administrative Agent's reasonable discretion, if the Borrowers fail to do so, the Administrative Agent may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, maintain any of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums. The Borrowers agree to reimburse the Administrative Agent on demand for all expenditures so made. The Administrative Agent shall have no obligation to the Borrowers to make any such expenditures, nor shall the making thereof be construed as a waiver or cure if a Default exist. The covenants contained in this ss.16.2 shall survive payment or satisfaction in full of all other obligations. As used herein, "Lenders' Special Counsel" shall mean a single counsel, selected by the Required Lenders following the occurrence of an Event of Default, to represent the interests of the Lenders in connection with the enforcement, attempted enforcement, or preservation of any rights and remedies under this, or any other Loan Document, as well as in connection with any "workout", forbearance, or restructuring of the credit facility contemplated hereby.

         16.3. INDEMNIFICATION. The Borrowers agree to indemnify and hold harmless the Administrative Agent, its affiliates and the Lenders from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and reasonable expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrowers or any of their Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (b) the reversal or withdrawal of any provisional credits granted by the Administrative Agent upon the transfer of funds from lock box, bank agency, concentration accounts or otherwise under any cash management arrangements with the Borrowers or any Subsidiary or in connection with the provisional honoring of funds transfers, checks or other items, (c) any actual or alleged infringement of any trademark, service mark or similar right of the Borrowers or any of their Subsidiaries comprised in the Collateral, (d) the Borrowers or any of their Subsidiaries entering into or performing this Agreement or any of the other Loan Documents or (e) with respect to the Borrowers and their Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Lenders, the Tranche B Lender and the Administrative Agent and its affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrowers agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrowers under this ss. 16.3 are unenforceable for any reason, the Borrowers hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this ss. 16.3 shall survive payment or satisfaction in full of all other Obligations. The Borrowers acknowledge and agree that (a) Gordon Brothers has in the past provided services to the Borrowers and their Subsidiaries and the Administrative Agent and the Lenders, (b) Gordon Brothers may in the future provide additional services to the Borrowers and their Affiliates and/or the Administrative Agent and the Lenders, (c) Gordon Brothers may become a Lender or a participant in the Loans and (d) the indemnity contained in this ss. 16.3 shall apply to any of the relationships among the Borrowers and their Subsidiaries, the Administrative Agent, the Lenders and Gordon Brothers.

         16.4. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

                  16.4.1. CONFIDENTIALITY. Each of the Lenders and the Administrative Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrowers or any of their Subsidiaries pursuant to this Agreement. The Borrowers and each Lender will maintain, as confidential, all of the following:(i) proprietary approaches, techniques, and methods of analysis which are applied by the Administrative Agent in the administration of the credit facility contemplated by this Credit Agreement, (ii) proprietary forms and formats utilized by the Administrative Agent in providing reports to the Lenders pursuant hereto, which forms or formats are not of general currency. Notwithstanding the foregoing, nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this ss.16.4.1, or becomes available to any of the Lenders or the Administrative Agent on a nonconfidential basis from a source other than the Borrowers, (b) to the extent required by statute, rule, regulation or judicial process,
         (c) to counsel for any of the Lenders or the Administrative Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Lender or the Administrative Agent, or to auditors or accountants, (e) to the Administrative Agent, any Lender or any Financial Affiliate, (f) in connection with any litigation to which any one or more of the Lenders, the Administrative Agent or any Financial Affiliate is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Lender Affiliate or a

         Subsidiary or affiliate of the Administrative Agent, (h) to any actual or prospective assignee or participant or any actual or prospective counterparty (or its advisors) to any swap or derivative transactions referenced to credit or other risks or events arising under this Agreement or any other Loan Document so long as such assignee, participant or counterparty, as the case may be, agrees to be bound by the provisions of ss. 16.4 or (i) with the consent of the Borrowers' Representative. Moreover, each of the Administrative Agent, the Lenders and any Financial Affiliate is hereby expressly permitted by the Borrowers to refer to any of the Borrowers and their Subsidiaries in connection with any advertising, promotion or marketing undertaken by the Administrative Agent, such Lender or such Financial Affiliate and, for such purpose, the Administrative Agent, such Lender or such Financial Affiliate may utilize any trade name, trademark, logo or other distinctive symbol associated with the Borrowers or any of their Subsidiaries or any of their businesses.

                  16.4.2. PRIOR NOTIFICATION. Unless specifically prohibited by applicable law or court order, each of the Lenders and the Administrative Agent shall, prior to disclosure thereof, notify the Borrowers' Representative of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) or pursuant to legal process.

                  16.4.3. OTHER. In no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished to it or any Financial Affiliate by the Borrowers or any of their Subsidiaries. The obligations of each Lender under this ss. 16.4 shall supersede and replace the obligations of such Lender under any confidentiality letter in respect of this financing signed and delivered by such Lender to the Borrowers prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans or Reimbursement Obligations from any Lender. All appraisals, inventories, analysis, financial information, and other materials which the Administrative Agent and the Lenders may obtain, develop, or receive with respect to the Borrowers are confidential to the Administrative Agent and the Lenders and that, except as otherwise provided herein, the Borrowers are not entitled to receipt of any of such appraisals, inventories, analysis, financial information, and other materials, nor copies or extracts thereof or therefrom.

         16.5. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrowers or any of their Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Lenders and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Agreement. All statements contained in any certificate or other paper delivered to any Lender or the Administrative Agent at any time by or on behalf of the Borrowers or any of their Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrowers or such Subsidiary hereunder.

         16.6. NOTICES. Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

                  (a) if to the Borrowers, to the Borrowers' Representative at 14051 Northwest 14(th) Street, Sunrise, FL 33323, Attention: Marc Weinstein, Chief Administrative Officer, or at such other address for notice as the Borrowers' Representative shall last have furnished in writing to the Person giving the notice;

                  (b) if to the Administrative Agent, at 40 Broad Street, Boston, Massachusetts 02109, USA, Attention: Keith F. Vercauteren, Assistant Vice President, or such other address for notice as the Administrative Agent shall last have furnished in writing to the Person giving the notice with a copy to Robert A.J. Barry, Bingham McCutchen LLP, 150 Federal Street, Boston, MA 02110;

                  (c) if to the Syndication Agent, at 3000 Town Center, Suite 280, Southfield, MI 48075, Attention: Gwen Julin, or such other address for notice as the Syndication Agent shall last have furnished in writing to the Person giving the notice with a copy to Kristy Loucks, GMAC Business Credit, LLC, 2059 Northlake Parkway, 3rd Floor North, Tucker, GA 30084;

                  (d) if to the Tranche B Lender, at 40 Broad Street, Boston, Massachusetts 02109, USA, Attention: Mark J. Forti, Director, or such other address for notice as the Administrative Agent shall last have furnished in writing to the Person giving the notice with a copy to Andrew P. Strehle, Brown Rudnick Berlack Israels LLP, One Financial Center, Boston, MA 02111; and

                  (e) if to any Lender, at such Lender's address set forth on
         Schedule 1 hereto, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof. Any notice or other communication to be made hereunder or under the Notes or any Letter of Credit Applications, even if otherwise required to be in writing under other provisions of this Agreement, the Notes or any Letter of Credit Applications, may alternatively be made in an electronic record transmitted electronically under such authentication and other procedures as the parties hereto may from time to time agree in writing (but not an electronic record), and such electronic transmission shall be effective at the time set forth in such procedures. Unless otherwise expressly provided in such procedures, such an electronic record shall be equivalent to a writing under the other provisions of this Agreement, the Notes or any Letter of Credit Applications, and such authentication, if made in compliance with the procedures so agreed by the parties hereto in writing (but not an electronic record), shall be equivalent to a signature under the other provisions of this Agreement, the Notes or any Letter of Credit Applications.

         16.7. GOVERNING LAW. THIS AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWERS AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS BY MAIL AT THE ADDRESS SPECIFIED IN ss. 16.6. THE BORROWERS HEREBY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         16.8. HEADINGS. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

         16.9. COUNTERPARTS. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Delivery by facsimile by any of the parties hereto of an executed counterpart hereof or of any amendment or waiver hereto shall be as effective as an original executed counterpart hereof or of such amendment or waiver and shall be considered a representation that an original executed counterpart hereof or such amendment or waiver, as the case may be, will be delivered.

         16.10. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in ss. 16.12.

         16.11. WAIVER OF JURY TRIAL. THE BORROWERS HEREBY WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS,

STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. Except as prohibited by law, the Borrowers hereby waive any right they may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrowers (a) certify that no representative, agent or attorney of any Lender or the Administrative Agent has represented, expressly or otherwise, that such Lender or the Administrative Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Administrative Agent and the Lenders have been induced to enter into this Agreement, the other Loan Documents to which it is a party and the Subordination Documents to which it is a party by, among other things, the waivers and certifications contained herein.

         16.12. CONSENTS, AMENDMENTS, WAIVERS, ETC. Any consent or approval required or permitted by this Agreement to be given by the Lenders may be given, and any term of this Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrowers or any of their Subsidiaries of any terms of this Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers and the consent of the Required Lenders. Notwithstanding the foregoing, no amendment, modification or waiver shall:

                  (a) without the written consent of the Borrowers' Representative and each Lender directly affected thereby:

                           (i) reduce or forgive the principal amount of any
                  Loans or Reimbursement Obligations, or reduce the rate of interest on the Notes or the amount of the Unused Fee or Letter of Credit Fees (other than) interest accruing pursuant to ss.5.7 following the effective date of any waiver by the Required Lenders of the Default or Event of Default relating thereto;

                           (ii) increase the amount of such Lender's Commitment
                  or extend the expiration date of such Lender's Commitment;

                           (iii) postpone or extend any regularly scheduled
                  dates for payments of interest on the Loans or any Fees or other amounts (other than principal or Reimbursement Obligations) payable to such Lender (it being understood that a waiver of the application of the default rate of interest pursuant to ss.5.7 shall only require the consent of the Required Lenders);

                  (b) without the written consent of the Borrowers' Representative and each Lender:

                           (i) postpone or extend the Maturity Date or any other
                  regularly scheduled dates for payments of principal of the Loans or Reimbursement Obligations (it being understood that any vote to rescind any acceleration made pursuant to ss. 13.1 of amounts owing with respect to the Revolving Credit Loans and other Obligations owing to the Revolving Credit Lenders shall only require the consent of the Required Lenders or, if the acceleration was initiated by the Tranche B Lender, the Required Lenders and the Tranche B Lender);

                           (ii) other than pursuant to a transaction permitted
                  by the terms of this Agreement or to facilitate a liquidation, release all or substantially all of the Collateral;

                           (iii) amend the definitions of "Borrowing Base" or
                  "Availability" or of any definition of any component thereof, such that more credit would be available to the Borrowers, based on the same assets, as would have been available to the Borrowers immediately prior to such amendment, it being understood, however, that: the foregoing shall not (i) limit the adjustment by the Administrative Agent of any Reserve in the Administrative Agent's administration of the Revolving Credit Loans as otherwise permitted by this Agreement or (ii) prevent the Administrative Agent, in its administration of the Revolving Credit Loans, from restoring any component of Borrowing Base which had been lowered by the Administrative Agent back to the value of such component, as stated in this Agreement or to an intermediate value;

                           (iv) amend or waive ss. 13.4, this ss. 16.12 or the
                  definitions of Required Lenders or Maturity Date;

                           (v) increase the amount of the Total Commitment;

                  (c) without the written consent of the Tranche B Lender:

                           (i) amend, modify or waive ss.ss. 3, 9.4, 10, 13.1,
                  14.9, 15.1.2 or 15.4;

                           (ii) amend the definitions of "Tranche B Borrowing
                  Base", "Standstill Termination Date", "Buyout Exercise Period", "Buyout Exercise Notice", "Buyout Acceptance Notice", "Protective OverAdvance", "Birks Permitted Payments", "Birks Management Payments", "Birks Manufacturing Payments", or "Eligible Inventory Category";

                           (iii) change the Tranche B Lender's reporting or
                  monitoring rights, or the conditions of assignment of the Tranche B Loan;

                           (iv) increase the Applicable Margin (other than an
                  increase to the default rate in accordance with ss.5.7) by more than two percent (2%); provided that in any event any increase in such rate shall result in an equal increase in the rate of interest applicable to the Tranche B Loan and any increased or additional fees paid to the Revolving Credit Lenders

                  (other than fees paid solely to the Administrative Agent) shall result in pro rata increased or additional fees paid to the Tranche B Lender;

                           (v) allow the Total Commitment to exceed $58,000,000;

                           (vi) amend, modify or waive ss. 9.5;

                           (vii) accelerate the scheduled dates of principal or
                  interest payments, or the maturity of the Revolving Credit Loans (other than following a Default), provided, however, that the foregoing shall not in any way limit the rights of the Administrative Agent and the Revolving Credit Lenders to make adjustments to Reserves or otherwise modify the Borrowing Base and Tranche B Borrowing Base as permitted by this Agreement;

                  (d) without the written consent of the Administrative Agent, amend or waive ss. 2.9.2., ss. 15, the amount or time of payment of the Administrative Agent Fee or any Letter of Credit Fees payable for the Administrative Agent's account or any other provision applicable to the Administrative Agent.

No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances. The Administrative Agent may deem a Lender to have granted its consent or approval of a course of action proposed by the Administrative Agent unless the Administrative Agent has received objection for such Lender seven (7) Business Days after notice has been given to such Lender of the Administrative Agent's request for a consent or approval of a proposed course of action to be followed by the Administrative Agent, provided that the Administrative Agent may rely on such passage of time as consent only if such notice states that consent will be deemed effective if no objection is received within such time period. Notwithstanding anything contained in this Agreement to the contrary, the Administrative Agent shall have the authority to consent to the Borrowers selling, or entering into agreements to sell, assets of the Borrowers (a) without the consent of the Revolving Credit Lenders so long as (i) no OverLoan exists, or is projected to exist, upon the completion of such sale or transfer or (ii) the Borrowers receive, or under the terms of the agreements are projected to receive, net proceeds from such sales or transfers (A) at least equal to the amount by which the Borrowing Base will be decreased as a result of such sale or transfer or (B) sufficient to pay in full all principal, interest, fees and other amounts due to the Revolving Credit Lenders and cash collateralize the Maximum Drawing Amount or (b) without the consent of the Tranche B Lender so long as (i) no OverLoan exists, will exist, or is projected to exist, upon the completion of such sale or transfer or (ii) the Tranche B Lender has received a Buyout Exercise Notice with respect to such sale or transfer and either (A) the Administrative Agent shall not have received a Buyout Acceptance Notice from the Tranche B Lender within ten (10) days following the Tranche B Lender's receipt of such Buyout Exercise Notice or (B) the Tranche B Lender shall have delivered a Buyout Acceptance Notice to the Administrative Agent, but the Tranche B Lender shall have failed to complete the assignment contemplated by ss. 3.7 within three (3) Business Days following the Buyout Acceptance Notice.

         16.13. POWER OF ATTORNEY.

                  16.13.1. Appointment and Powers of Administrative Agent. The Borrowers hereby irrevocably constitute and appoint the Administrative Agent and any officer or agent thereof, with full power of substitution, as their true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Borrowers or in the Administrative Agent's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Borrowers, without notice to or assent by the Borrowers, to do the following:

                           (a) if a Default exist, generally to sell, transfer,
                  pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State and as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Borrowers' expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary or useful to protect, preserve or realize upon the Collateral and the Administrative Agent's security interest therein, in order to effect the intent of this Agreement, all no less fully and effectively as the Borrowers might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal, state or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to the Borrower's Representative, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Administrative Agent so elects, with a view to causing the liquidation of assets of the issuer of any such securities and
                  (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

                           (b) to the extent that the Borrowers' authorization
                  given in ss. 6.2 is not sufficient, to file such financing statements with respect hereto, with or without the Borrowers' signature, or a photocopy of this Agreement in substitution for a financing statement, as the Administrative Agent may deem appropriate and to execute in the Borrowers' name such financing statements and amendments thereto and continuation statements which may require the Borrowers' signature.

                  16.13.2. Ratification by Borrowers. To the extent permitted by law, the Borrowers hereby ratify all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

                  16.13.3. No Duty on Administrative Agent. The powers conferred on the Administrative Agent hereunder are solely to protect the interests of the Administrative Agent and the Lenders in the Collateral and shall not impose any duty upon the Administrative Agent to exercise any such powers. The Administrative Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrowers for any act or failure to act, except for the Administrative Agent's own gross negligence or willful misconduct.

         16.14. SURETYSHIP WAIVERS BY THE BORROWERS. The Borrowers waive demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Borrowers assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Administrative Agent may deem advisable. The Administrative Agent shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in ss. 14.12. The Borrowers further waive any and all other suretyship defenses.

         16.15. MARSHALLING. Neither the Administrative Agent nor any Lender shall be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Administrative Agent or any Lender hereunder and of the Administrative Agent or any Lender in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, the Borrowers hereby agree that they will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Administrative Agent's rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Borrowers hereby irrevocably waive the benefits of all such laws.

         16.16. SEVERABILITY. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

                                          "BORROWERS"

                                          MAYOR'S JEWELERS, INC.



                                          By: /s/ Peter Offermann
                                             ----------------------------------
                                             Name: Peter Offermann
                                             Title: Vice President

                                          MAYOR'S JEWELERS, INC.



                                          By: /s/ Peter Offermann
                                             ----------------------------------
                                             Name: Peter Offermann
                                             Title: Vice President

                                          JBM RETAIL COMPANY, INC.



                                          By: /s/ Peter Offermann
                                             ----------------------------------
                                             Name: Peter Offermann
                                             Title: Vice President

                                          JBM VENTURE CO., INC.



                                          By: /s/ Peter Offermann
                                             ----------------------------------
                                             Name: Peter Offermann
                                             Title: Vice President

                                          MAYOR'S JEWELERS INTELLECTUAL
                                          PROPERTY HOLDING COMPANY



                                          By: /s/ Peter Offermann
                                             ----------------------------------
                                             Name: Peter Offermann
                                             Title: Vice President

Signature page to the Revolving Credit, Tranche B Loan and Security Agreement

                                          "ADMINISTRATIVE AGENT:

                                          FLEET RETAIL FINANCE INC.



                                          By: /s/ Betsy Ratto
                                             ----------------------------------
                                             Name: Betsy Ratto
                                             Title: Managing Director

                                          "SYNDICATION AGENT"

                                          GMAC BUSINESS CREDIT, LLC



                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:

                                          "REVOLVING CREDIT LENDERS"

                                          FLEET RETAIL FINANCE INC.



                                          By: /s/ Betsy Ratto
                                             ----------------------------------
                                             Name: Betsy Ratto
                                             Title: Managing Director

                                          GMAC BUSINESS CREDIT, LLC



                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:

                                          "TRANCHE B LENDER"

                                          BACK BAY CAPITAL FUNDING LLC



                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:

Signature page to the Revolving Credit, Tranche B Loan and Security Agreement

                                          "ADMINISTRATIVE AGENT"

                                          FLEET RETAIL FINANCE INC.



                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                          "SYNDICATION AGENT"

                                          GMAC BUSINESS CREDIT, LLC



                                          By: /s/ Edward Hall
                                              ----------------------------------
                                              Name: Edward Hall
                                              Title: Sr. Vice President

                                          "REVOLVING CREDIT LENDERS"

                                          FLEET RETAIL FINANCE INC.



                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                          GMAC BUSINESS CREDIT, LLC



                                          By: /s/ Edward Hall
                                              ----------------------------------
                                              Name: Edward Hall
                                              Title: Sr. Vice President

                                          "TRANCHE B LENDER"

                                          BACK BAY CAPITAL FUNDING LLC



                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:

Signature page to the Revolving Credit, Tranche B Loan and Security Agreement

                                          "ADMINISTRATIVE AGENT"

                                          FLEET RETAIL FINANCE INC.



                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:

                                          "SYNDICATION AGENT"

                                          GMAC BUSINESS CREDIT, LLC



                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:

                                          "REVOLVING CREDIT LENDERS"

                                          FLEET RETAIL FINANCE INC.



                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:

                                          GMAC BUSINESS CREDIT, LLC



                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:

                                          "TRANCHE B LENDER"

                                          BACK BAY CAPITAL FUNDING LLC



                                          By: /s/ Mark J. Fork
                                             ----------------------------------
                                             Name: Mark J. Fork
                                             Title: Director

Signature page to the Revolving Credit, Tranche B Loan and Security Agreement

                                   SCHEDULE 1A
                    Appraised Inventory Tranche B Percentage

                                 Basic Diamonds

                                                  Appraised Inventory
                   Period                        Tranche B Percentage
                   ------                        --------------------
  Closing Date through November 30, 2002                 103%

December 1, 2002 through November 30, 2003               102%

  December 1, 2003 through July 31, 2004                 100%

 August 1, 2004 through the Maturity Date                 98%

                                Fashion Diamonds

                                                  Appraised Inventory
                   Period                        Tranche B Percentage
                   ------                        --------------------
  Closing Date through November 30, 2002                 103%

December 1, 2002 through November 30, 2003               102%

  December 1, 2003 through July 31, 2004                 100%

 August 1, 2004 through the Maturity Date                 98%

                                 Colored Stones

                                                  Appraised Inventory
                   Period                        Tranche B Percentage
                   ------                        --------------------
  Closing Date through November 30, 2002                 103%

December 1, 2002 through November 30, 2003               102%

  December 1, 2003 through July 31, 2004                 100%

 August 1, 2004 through the Maturity Date                 98%

Signature page to the Revolving Credit, Tranche B Loan and Security Agreement

                                     Pearls

                                                  Appraised Inventory
                   Period                        Tranche B Percentage
                   ------                        --------------------
   Closing Date through November 30, 2002                103%

December 1, 2002 through November 30, 2003               102%

   December 1, 2003 through July 31, 2004                100%

   August 1, 2004 through the Maturity Date               98%

                                  Gold Jewelry

                                                  Appraised Inventory
                   Period                        Tranche B Percentage
                   ------                        --------------------
 Closing Date through November 30, 2002                  103%

December 1, 2002 through November 30, 2003               102%

 December 1, 2003 through July 31, 2004                  100%

 August 1, 2004 through the Maturity Date                 98%

                                 Estate Jewelry

                                                  Appraised Inventory
                   Period                        Tranche B Percentage
                   ------                        --------------------
  Closing Date through November 30, 2002                 103%

December 1, 2002 through November 30, 2003               102%

 December 1, 2003 through July 31, 2004                  100%

 August 1, 2004 through the Maturity Date                 98%

                                  Rolex Watches

                                                  Appraised Inventory
                   Period                        Tranche B Percentage
                   ------                        --------------------
  Closing Date through November 30, 2002                 103%

December 1, 2002 through November 30, 2003               102%

  December 1, 2003 through July 31, 2004                 100%

 August 1, 2004 through the Maturity Date                 98%

                                 Cartier Watches

                                                  Appraised Inventory
                   Period                        Tranche B Percentage
                   ------                        --------------------
  Closing Date through November 30, 2002                 103%

December 1, 2002 through November 30, 2003               102%

  December 1, 2003 through July 31, 2004                 100%

 August 1, 2004 through the Maturity Date                 98%

                                  Other Watches

                                                  Appraised Inventory
                   Period                        Tranche B Percentage
                   ------                        --------------------
  Closing Date through November 30, 2002                 103%

December 1, 2002 through November 30, 2003               102%

  December 1, 2003 through July 31, 2004                 100%

 August 1, 2004 through the Maturity Date                 98%

Signature page to the Revolving Credit, Tranche B Loan and Security Agreement

                                    Giftware

                                                  Appraised Inventory
                   Period                        Tranche B Percentage
                   ------                        --------------------
 Closing Date through November 30, 2002                  103%

December 1, 2002 through November 30, 2003               102%

 December 1, 2003 through July 31, 2004                  100%

 August 1, 2004 through the Maturity Date                 98%

                                  Loose Stones

                                                  Appraised Inventory
                   Period                        Tranche B Percentage
                   ------                        --------------------
 Closing Date through November 30, 2002                  103%

December 1, 2002 through November 30, 2003               102%

 December 1, 2003 through July 31, 2004                  100%

August 1, 2004 through the Maturity Date                  98%

                                      Parts

                                                  Appraised Inventory
                   Period                        Tranche B Percentage
                   ------                        --------------------
 Closing Date through November 30, 2002                  103%

December 1, 2002 through November 30, 2003               102%

 December 1, 2003 through July 31, 2004                  100%

 August 1, 2004 through the Maturity Date                 98%